                             OMEGA DEVELOPMENT INC.

                       SHAREHOLDER INFORMATION STATEMENT
                SHAREHOLDER MAJORITY ACTION AS OF MAY 6/TH/, 1998


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT A MAJORITY ACTION OF SHAREHOLDERS (THE "ACTION") OF OMEGA DEVELOPMENT, INC. (THE "COMPANY") WILL BE TAKEN ON THURSDAY MAY 6, 1998:

       1) To approve the Agreement and Plan of Merger (the "Merger Agreement") executed on April 15, 1998 but entered into as of December 2, 1997, by and among the Company, two newly formed limited liability companies owned by the Company and Heater Specialists, Inc. ("HSI") and Primenergy, Inc. ("Primenergy") whereby HSI and Primenergy would merge with and into the two limited liability companies (the "Merger") and the shareholders of HSI and Primenergy would receive 8,480,000 shares of the Common Stock of the Company.

       2) To approve certain proposed amendments to the Articles of Incorporation of the Company, including:

          a) to amend the Articles of Incorporation to effect a 1-for-15 reverse stock split of the shares of Common Stock without changing the $0.001 par value of the Common Stock;

          b) to amend the Articles of Incorporation to change the name of the Company from OMEGA DEVELOPMENT, INC. to PRIME TECHNOLOGIES, INC. OR SUCH OTHER NAME AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY, effective as of the Closing Date of the Merger or at such later date as may be determined in the sole discretion of the Board of Directors of the Company;

       3) To approve the issuance through a Private Placement, of 560,000
  Units at a price of $6.00 per Unit, for an aggregate amount of $3,360,000 at the closing of the Exchange Agreement, each Unit consisting of Two shares of Common Stock and One Common Stock Purchase Warrant exercisable for a Two Year period into One additional share of Common Stock at a price of $5.00;

       4) To elect, subject to the closing of the Merger, five (5) persons to the Company's Board of Directors, as outlined in the Merger Agreement to serve until the next annual general meeting of shareholders and until their respective successors are elected and qualify;

       5) To approve the  Primenergy, Inc. 1997 Incentive Stock Plan.

SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 31, 1998 SHALL BE ENTITLED TO RECEIPT OF THIS SHAREHOLDER INFORMATION STATEMENT.

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              /S/  HERBERT MAXWELL

                              HERBERT MAXWELL, SECRETARY


APRIL 16TH, 1998

                    TABLE OF CONTENTS



GENERAL                                                                   PAGE

     Business Operations After the Merger.................................  4
     Outstanding Shares and Voting Rights.................................  5
     Approval of Merger Agreement.........................................  5
     Record Date..........................................................  5
     Expenses of Information Memorandum...................................  6
     Interest of Certain Persons in Matters to be Acted Upon..............  6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................  6

THE MERGER AGREEMENT                                                        7
     Summary of Transactions Contemplated by the Merger Agreement.........  7
     Background of the Merger.............................................  7
     Risks of the Merger..................................................  8
          Control of Board of Directors...................................  8
          Change of Control of the Company................................  8
          Unprofitable Operations of Primenergy...........................  8
     Reasons for the Merger /Approval by Majority of Shareholders and
       Board of Directors.................................................  8
     Potential Benefits of the Merger.....................................  8
     Accounting Treatment of the Merger...................................  9
     Summary of the Merger Agreement......................................  9
          General Terms...................................................  9
          Material Terms of the Common Stock.............................. 10
          Preferred Stock................................................. 10
          Warrants........................................................ 10
          Registration Rights............................................. 10
          Change of Name.................................................. 10
          Closing......................................................... 11
          Conditions for Closing.......................................... 11
          Termination; Waivers............................................ 11
     Summary of Private Placement......................................... 11
          Private Placement............................................... 11
          Use of Proceeds................................................. 11
          Registration Rights............................................. 11
     Summary of Pro Forma Financial Statements............................ 12
     Certain Federal Income Tax Consequences.............................. 12

INFORMATION CONCERNING HSI/PRIMENERGY

     Introduction......................................................... 12
     Corporate Offices.................................................... 13
     General.............................................................. 13
     Business............................................................. 14
     Market Opportunity................................................... 14
     Proprietary Process Designs, Research, Development, Testing.......... 15
     Licenses............................................................. 15
     History.............................................................. 15
     Services............................................................. 15
     Strategy............................................................. 16
     Customers............................................................ 17
     Competition.......................................................... 17
     Management........................................................... 17
     Management Compensation.............................................. 18
     Selected Financial Data.............................................. 18

     Management's Discussion and Analysis of Financial Condition.......... 19
          Plan of Operation............................................... 19
          Heater Specialists, Inc......................................... 19
          Primenergy, Inc................................................. 20
     Litigation........................................................... 21
     Forward-Looking Statements........................................... 21
     Disclosure of the Impact of Recently Issued Accounting Standards..... 21

ELECTION OF DIRECTORS..................................................... 22
     Information Concerning Nominees...................................... 22
     Executive Officers  and Directors.................................... 22
     Other Officers of HSI/Primenergy..................................... 23
     Certain Relationships and Related Transactions....................... 23

INDEPENDENT ACCOUNTANTS................................................... 24

INCENTIVE STOCK PLAN...................................................... 24

FINANCIAL INFORMATION CONCERNING HSI/PRIMENERGY                          EXHIBIT

          ANNUAL REPORT FOR OMEGA DEVELOPMENT, INC.
          ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997.............  A

          UNAUDITED FINANCIAL STATEMENTS ON HSI FOR THE
          QUARTER ENDED DECEMBER 31, 1997.................................  B

          AUDITED FINANCIAL STATEMENTS ON HSI FOR THE
          YEAR ENDED SEPTEMBER 30, 1997...................................  B

          AUDITED FINANCIAL STATEMENTS ON PRIMENERGY FOR THE
          YEAR ENDED DECEMBER 31, 1997....................................  C

          PROFORMA COMBINED FINANCIAL STATEMENTS FOR THE
          YEAR ENDED DECEMBER 31, 1997....................................  D


AMENDMENT TO ARTICLES OF INCORPORATION                                   EXHIBIT

          Reverse Stock Split Amendment...................................  E
          Name Change Amendment...........................................  E

AGREEMENT AND PLAN OF MERGER..............................................  F

INCENTIVE STOCK PLAN......................................................  G

                            OMEGA DEVELOPMENT, INC.
                       9422  S. COLLEGE PLACE,  SUITE 222
                             TULSA, OKLAHOMA 74137

                     INFORMATION STATEMENT FOR SHAREHOLDERS



This INFORMATION STATEMENT is furnished to shareholders of Omega Development, Inc., a Nevada corporation (the "Company"), in connection with the Majority Action of Shareholders of the Company to be taken on May 6th, 1998 in connection with the acquisition by the Company of the businesses, assets, operations and liabilities of Heater Specialists, Inc. ("HSI") and Primenergy, Inc. ("Primenergy") under the terms of a Agreement and Plan of Merger executed on April 15, 1998 but dated as of December 2, 1997 (the "Merger Agreement") which was entered into by the Company, two newly formed limited liability companies wholly owned by the Company, and Heater Specialists, Inc. ("HSI") and Primenergy, Inc. ("Primenergy") whereby HSI and Primenergy would merge with and into the two limited liability companies (the "Merger") and the shareholders of HSI and Primenergy would receive 8,480,000 shares of the Common Stock of the Company. The former shareholders of HSI and Primenergy will own collectively, 80% of the Company, purchasers in the Private Placement will own 10.57%, and all current shareholders of the Company as a group will own 9.43%, of the Company.

HSI and Primenergy are affiliated companies by common ownership of the majority shareholders (51.84%) of HSI, beneficially owned by Mr. Don R. Mellott (25.92%) and Mrs. Janet K. Mellott (25.92%), and the sole shareholder of Primenergy, Mr. Don R. Mellott (100%).

The completion and closing of the Merger is subject to a number of conditions precedent, including the funding of a Private Placement for not less than $3.0 Million to be closed simultaneously with the Merger. In the event that the Private Placement is not funded by the end of the extension period on June 4th, 1998, the Merger Agreement will be terminated under the provisions of the agreement.

This Information Statement is first being mailed to shareholders on or about April 16th, 1998 and is accompanied by an Annual Report to Shareholders. The Annual Report includes the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 which has been previously filed with the Securities and Exchange Commission and is included as Exhibit A.



                                    GENERAL


BUSINESS OPERATIONS AFTER THE MERGER

After the Closing of the Merger, the Company will own 100% of the two Oklahoma limited liability companies named Heater Specialists, L.L.C. and Primenergy, L.L.C., which will own and operate the businesses and assets, and assume all of the liabilities and obligations of , HSI and Primenergy. The combined revenues of the two companies in 1997 was approximately $18.4 Million, with income before taxes of $1,520,000 for HSI, with a loss before taxes of ($906,000) for
Primenergy.   After the Merger, the operations of HSI and Primenergy will be the
only operations of the Company.   The Company plans to continue filing with a
fiscal year end of December 31st annually, and will continue to use Ernst & Young LLP as their independent public accountants after the Merger.

Primenergy was founded in 1995 and is a provider of alternatively-fueled energy generation. Primenergy's primary business is the engineering, design, procurement and construction of biomass energy conversion equipment under license from PRM Energy Systems, Inc. Primenergy has an opportunity to build a $60 million facility in the Philippines. Primenergy has a Memorandum of Understanding ("MOU") with the Presidential Task Force, and a signed Memorandum of Agreement ("MOA") in anticipation of a contract signing sometime in 1998. Recent developments in the Philippines may have the effect of delaying the signing of the Agreement and possibly the termination of the MOU, although management of Primenergy believes that the Agreement will be signed. Management can give no assurance that the Philippine contract will be signed, however the Majority Action of Shareholders contemplated herein will approve the merger based on the current facts surrounding the Philippine contract and other existing or potential contracts of HSI and Primenergy.

HSI has been in existence since 1988. HSI offers a combination of steel fabrication expertise and refractory technology to customers who are primarily in the petrochemical processing industry. HSI's steel shop is capable of supplying equipment fabricated to American Society of Mechanical Engineer's ("ASME") Code specifications and has a capable refractory engineering group. HSI also is the primary contractor for gasifier units sold by Primenergy and performs the steel fabrication and refractory work on the gasifiers.

OUTSTANDING SHARES AND VOTING RIGHTS

At January 31, 1998, the Company had 15,000,000 shares of common stock, par value $0.001 ("Common Stock") outstanding. In connection with the Merger, the Company has agreed to amend the Articles of Incorporation of the Company (the "Articles") to effect a one-for-fifteen reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Company's Common Stock. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the Reverse Split is set forth in Exhibit E to this Shareholder Information Statement. Upon filing of the Amendment to the Articles with the Nevada Secretary of State, the Reverse Split will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically without any action on the part of the shareholders to represent one-fifteenth the number of shares of Common Stock after the Reverse Split (the "New Shares"); provided, however that no fractional New Shares will be issued as a result of the Reverse Split. After the Reverse Stock Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing New Shares will be issued and forwarded to the shareholders, however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-fifteenth the number of Old Shares. After the consummation of the reverse stock split, approximately 1,000,000 common shares of the Company will be outstanding.

The number of shares of capital stock authorized by the Articles will not change as a result of the Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split. There is currently no public trading market for the Company's Common Stock.

APPROVAL OF THE MERGER AGREEMENT

Approval of the Merger Agreement requires the affirmative agreement of at least a majority of the outstanding shares of ODI Common Stock to complete the transactions as outlined in the Merger Agreement, and such approval has been agreed to by shareholders who own a total of 10,800,223 shares of Common Stock representing 72.0% of the issued and outstanding shares of the Company.

RECORD DATE

The close of business March 31st, 1998 has been fixed as the record date for the determination of shareholders entitled to receive this Shareholders' Information Memorandum.

EXPENSES OF  INFORMATION MEMORANDUM

The expenses of mailing this Information Memorandum will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Shareholder Information Memorandum to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

A. Paul Shapansky, currently the President and a Director of the Company, has been engaged by Primenergy as a financial consultant since October 15th, 1997. Under the terms of his engagement, he is paid a monthly consulting fee of $7,500 and is reimbursed for expenses such as travel and office expenses related to his duties as a financial consultant. There is also a provision to pay a success fee for arranging project financing of debt and/or equity related to the sale of gasification plants by Primenergy. This agreement is subject to termination by either Primenergy or the consultant upon 30 days notice to the other party. Under the provisions of the Merger Agreement, Mr. Shapansky has agreed to resign as the President and as a Director of the Company immediately upon the Closing of the Merger.

Mr. James R. Flaherty, was previously the Corporate Secretary and Chief Financial Officer of the Company until his resignation in June of 1996. He was hired to his present position as the Controller of HSI in July 1996, and was appointed Secretary, Treasurer and Director of Primenergy in October 1996. Mr. Flaherty was granted a stock option on January 1, 1995 by Omega Investors LLC No.1, a limited liability company wholly owned by Mr. Shapansky, during his previous tenure with the Company. He exercised the option to purchase 750,000 common shares (pre-reverse split) in December 1997 for the payment of $37,500 by way of a note payable to Omega Investors LLC No.1. The 750,000 shares of common stock is held as collateral pending payment of the note, on demand, after December 15, 2000. Interest is charged on the outstanding balance of the note at the rate of 7% per annum, except during the time period when the stock is subject to transfer restrictions under the rules and regulations of the Securities and Exchange Commission, during which time the interest rate shall be reduced to 2.5% per annum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning the ownership of Common Stock giving effect to the Reverse Split, immediately before and after consummation of the Merger, with respect to shareholders who were known to the Company to be beneficial owners of more than 5% of the Common Stock as of March 31, 1998, and officers and directors as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of ODI Common Stock.


                          Shares Beneficially Owned       Percent of Voting Stock
                          -------------------------     ----------------------------
Name and Address              Before       After         Before Merger   After Merger
                                                         -------------   ------------
of Beneficial Owner           Merger      Merger
-------------------           ------      ------
Herbert Maxwell *            128,809      128,809            12.9%           1.2%
New York, NY

Dennis W. Rendflesh *        120,998      120,998            12.1%           1.1%
Edmonton, Canada

A. Paul Shapansky *          383,440      383,440            38.3%           3.6%
Tulsa, OK

Don R. Mellott **                  0    4,958,200              0%           46.8%
Tulsa, OK

Don H. Little **                   0    1,828,500              0%           17.2%
Tulsa, OK

James H. Dorough **                0      193,930              0%            1.8%
Tulsa, OK

W. Alan Jackson **                 0      914,250              0%            8.6%
Tulsa, OK

James R. Flaherty *  **       60,237       60,237            6.0%            0.6%
Tulsa, OK


Executive Officers and Directors and 5% shareholders as a group:

 4 persons before Merger *   693,484      693,484           69.1%            6.8%

 5 persons after Merger **    60,237    7,955,117            6.0%           75.0%

*  Currently an Officer or Director or 5% Shareholder of the Company
** Will be an Officer or Director or 5% Shareholder of the Company after the Merger


                              THE MERGER AGREEMENT



SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

The Board of Directors of the Company has unanimously approved the Agreement and Plan of Merger ("Merger Agreement") dated April 15, 1998, but made and entered into as of December 2, 1997 by and among the Company, its two newly formed limited liability companies, Heater Specialists, L.L.C. and Primenergy, L.L.C., Heater Specialists, Inc. ("HSI") and Primenergy, Inc. ("Primenergy") which provides for or requires completion of the following series of integrated transactions as conditions to consummation of the Merger:

     a) the Reverse Split of the Common Stock of the Company on a 1-for-15 basis so that the outstanding number of common shares will be reduced from 15,000,000 to 1,000,000 prior to the Closing of the Merger Agreement;
     b) the acquisition of the business and assets of HSI by the Company upon consummation of the Merger for 7,314,000 shares of Common Stock of the Company (par value $0.001);
     c) the acquisition of business and assets of Primenergy by the Company upon consummation of the Merger for 1,166,000 shares of Common Stock of the Company (par value $0.001);
     d)   the appointment of five (5) new directors of the Company;
     e) the resignation of the current two (2) directors and officers of the Company;
     f) the funding of a Private Placement which will provide net proceeds to the Company of not less than $3,000,000;
     g) the change of the Company's name from Omega Development, Inc. to Prime Technologies, Inc., or such other name as may be deemed appropriate in the sole discretion of the Board;
     h)   adoption of the Primenergy Stock Option Plan.

A Majority of the Company's shareholders have agreed by way of a Majority Action of Shareholders to approve the above transactions as contemplated by the Merger Agreement, and none of the transactions listed in a) through h) above will take place without the satisfaction or waiver of all other conditions precedent for the Closing of the Merger Agreement (the "Closing").

BACKGROUND OF THE MERGER

Since the end of December 1996, following the foreclosure of the Company's office property in Windsor, Connecticut by the lender on the property, the conversion of its outstanding liabilities and preferred stock into common shares of the Company, and the sale of its HPA subsidiary, the Company has had no operating assets or ongoing business and has been engaged in searching for an appropriate business opportunity for the shareholders. During 1997, management of the Company reviewed various business plans and chose to pursue the acquisition of HSI and Primenergy due to the established business history of HSI and the growth opportunity represented in Primenergy.

The owners of HSI and Primenergy were seeking additional equity funding in order to fully implement their business and marketing plan for the sale and operation in the USA and Pacific Rim geographic regions, of their proprietary licensed biomass gasification energy cogeneration technology. This technology, which is licensed to Primenergy by PRM Systems, Inc. of Fort Smith, Arkansas, utilizes the combustion of biomass (municipal solid waste or other organic biomatter such as rice hulls, wood chips, peanut husks, or chicken litter) through a air-starved process to generate electrical power from a steam boiler/steam turbine system. Electrical power can then be utilized in a commercial or industrial plant or for sale to an electrical grid. Process steam, heat and distilled water are also byproducts of this system. See "Information Concerning HSI/Primenergy" on Page 13.

The Company entered into a Letter of Intent with the owners of HSI and Primenergy in September 1997 and executed the Merger Agreement on April 15, 1998. The Merger Agreement represents a restructuring of the transaction as originally contemplated by a Share Exchange Agreement and Plan of Reorganization dated December 2, 1997 between the Company and the shareholders of HSI and Primenergy. The Merger Agreement dated April 15, 1998 was restructured from the Share Exchange Agreement dated December 2, 1997 solely for tax purposes and the resulting subsidiaries will be limited liability companies. Since that time, the Company has been engaged in completing the necessary accounting, legal, audit and regulatory filings for the completion of the Merger Agreement, and management of the Company have met and negotiated with investors and their representatives for a Private Placement of 560,000 Units at a price of $6.00 for a funding of $3,360,000 (prior to payment of a selling commission of 10%).

RISKS OF THE MERGER

The Merger involves the following risks to the shareholders of the Company:
Control of Board of Directors. Following closing of the Merger, the shareholders of Heater Specialists, Inc. and Primenergy, Inc. will control the Board of Directors and such control will continue for the foreseeable future. At the Closing, the Officers and Directors of the Company will be as follows: Mr. Don
R. Mellott - Chairman of the Board, President, and Chief Executive Officer (currently President of HSI and Board Chairman of Primenergy); Mr. Alan Jackson
- Vice President and Director (currently Vice President of HSI); Mr. Don Little
- Vice President and Director (currently Vice President of HSI); Mr. James Dorough - Director (currently Director of HSI); and one nominee from the investors in the Private Placement will become a Director. Mr. James Flaherty will become the Chief Financial Officer and Corporate Secretary of the Company at Closing (currently Controller of HSI and Treasurer, Secretary and Director of Primenergy).

Change of Control of the Company. Following closing of the Merger, the shareholders of Heater Specialists, Inc. and Primenergy, Inc. will have majority control of the common stock of the Company. By virtue of his beneficial ownership of 51.84% of the stock of HSI and 100% of Primenergy, Mr. Don R. Mellott (including HSI shares beneficially owned by his wife, Mrs. Janet K. Mellott) will own 46.8% of the issued and outstanding common shares of the Company following the Closing of the Merger. As such, Mr. Mellott will have effective control of the Company for the foreseeable future.

Unprofitable Operations of Primenergy. The historical operations of Primenergy have not been profitable since its inception in July 1995. Although the Board of Directors for the Company believe that there is potential for future profitable operations of Primenergy, there are no assurances that Primenergy will be profitable following the Merger.

REASONS FOR THE MERGER/APPROVAL BY MAJORITY OF SHAREHOLDERS AND BOARD OF
DIRECTORS

Factors Considered by the Board of Directors. The Board of Directors has given careful consideration to the Merger, the existing business operations of HSI and Primenergy, the future business potential and plans of HSI and Primenergy, the current book values of both companies, the interest of shareholders of the Company, and the risks of the Merger to the existing shareholders. Based on the foregoing considerations, the Board of Directors together with a Majority of Shareholders believes that the transactions contemplated by the Merger Agreement are fair and in the best interests of the Company.

POTENTIAL BENEFITS OF THE MERGER

The Majority of Shareholders believes that the Company will benefit from the Merger, with an immediate impact being the significant new operations and revenues, assets, and shareholders' equity, as well as giving the Company the ability to expand the operations of HSI and Primenergy based on the funding through the Private Placement.

ACCOUNTING TREATMENT OF THE MERGER

Upon Closing of the Merger, based upon management's consultation with the auditors for the Company, Ernst & Young LLP, the proper accounting treatment is a so-called "reverse acquisition", whereby HSI and Primenergy will account for the transaction as a purchase of the Company. HSI and Primenergy are deemed to be the "acquirors" due to the common shareholders of HSI and Primenergy ultimately controlling the combined companies.

SUMMARY OF THE MERGER AGREEMENT

The following contains, among other things, a summary of the material features of the Merger Agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed Agreement and Plan of Merger a copy of which is attached hereto as Exhibit F.

General Terms. The Company and HSI and Primenergy have entered into the Merger Agreement which provides that, subject to its approval by shareholders of the Company, and compliance with certain other covenants and conditions including the Reverse Split of 1-for-15 of the common shares of the Company, the Company will issue 8,480,000 shares of common stock to the present shareholders of HSI and Primenergy. HSI and Primenergy will merge with and into Heater Specialists, L.L.C. and Primenergy, L.L.C. respectively, which are two Oklahoma limited liability companies recently formed by the Company for purposes of consummating the acquisition of HSI and Primenergy and which will result in the business, operations, assets and liabilities of HSI and Primenergy becoming wholly owned subsidiaries of the Company, and the shareholders of HSI and Primenergy acquiring control of the Company.

At the Closing, the Company will also issue 1,120,000 common shares to investors in a Private Placement transaction (the "Private Placement") with aggregate proceeds of $3,360,000, for a minimum net proceeds of $3,024,000. The Private Placement will be made only to Accredited Investors as defined under Regulation D of the Securities Act of 1933 as amended (the "1933 Act") through the private sale of 560,000 Units by the Company at a price of $6.00 per Unit. Each Unit consists of two shares of common stock and one common stock purchase warrant exercisable at a price of $5.00 into one additional share of common stock within 2 years from the Closing.

Upon completion of the Merger and the Private Placement, the estimated ownership of the Common Stock by (i) the shareholders of HSI and Primenergy as a group,
(ii) the current Omega shareholders as a group, and (iii) the Private Placement Shareholders, as a group, is estimated to be as follows:

            Groups of Shareholders                     Common Stock  % Owned
            ----------------------                     ------------  --------

     Shareholders of HSI and Primenergy, as a group       8,480,000     80.0%
     Current Omega Shareholders, as a group               1,000,000      9.4%
     Private Placement Shareholders, as a group           1,120,000     10.6%
                                                         ----------    -----
     Total of all shareholders                           10,600,000    100.0%
                                                         ----------    -----

Material Terms of the Common Stock. The authorized common stock of the Company consists of 25,000,000 shares of $0.001 par value stock. As of December 31, 1997, there were 15,000,000 shares issued and outstanding and after the reverse stock split in May 1998 (as contemplated by the Merger Agreement) of 1 common share for each 15 previously held) the number of outstanding shares of common stock will total 1,000,000 immediately prior to the Merger. At the closing of the Merger, 8,480,000 shares will be issued upon conversion of all of the issued and outstanding shares of HSI and Primenergy. Upon completion of the Merger and the Private Placement, 10,600,000 shares of common stock will be outstanding.

The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to shareholders. Shares of Common Stock do not have cumulative voting rights for the election of directors. The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of the Company legally available for the payment of dividends, subject to any prior rights of holders of Preferred Stock. The holders of shares of Common Stock do not have any pre-emptive rights to subscribe for or purchase any stock, obligations or other securities of the Company and have no rights to convert their Common Stock into any other securities.

Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders, subject to any prior rights of holders of Preferred Stock.

Preferred Stock. The Board of Directors of the Company has the authority at any time and from time to time to establish and designate one or more series of preferred stock, to fix the number of shares of any series (which number may vary between series) and to fix the dividend rights and preferences, the redemption price and terms, liquidation rights, sinking fund provisions (if any), conversion provisions (if any) and the voting powers (if any). This type of preferred stock is sometimes referred to as "blank check" preferred stock. The Board of Directors, without shareholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors of the Company could, without shareholder approval, issue preferred stock with certain voting, conversion and/or redemption rights that could discourage any attempt to obtain control of the Company in a transaction not approved by its Board of Directors. As of this date, there are 5,000,000 shares of Preferred Stock authorized but there are no shares of Preferred Stock issued or outstanding.

Warrants. As of this date no Warrants are outstanding. Under the terms of the Private Placement, at the Closing of the placement of the Units, 560,000 Common Stock Purchase Warrants will be issued and outstanding. Each Warrant will provide for the warrant holder to purchase one additional share of Common Stock of the Company at an exercise price of $5.00 per share for a period of two years from the date of the Closing.

In the event that the Company retains one or more broker/dealers to offer and sell the Units, each such broker/dealer will receive a two year Agents' Warrant to purchase three shares of the Company's Common Stock at an exercise price of $3.45 per share for every ten Units sold by such broker/dealer. The Company has reserved up to a maximum of 150,000 shares of Common Stock for issuance upon the exercise of the Agents' Warrants which may be issued to broker/dealers.

Holders of Warrants, if any, will have no rights, privileges or liabilities of a shareholder of the Company prior to exercise of such Warrants. The Company has kept and shall continue to keep available a sufficient number of authorized but unissued and unreserved shares of Common Stock to permit exercise of the Warrants. The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants shall be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications and other standard anti-dilution protection.

The foregoing summary of the material terms of the capital stock of the Company does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Certificate of Amendment of Certificate of Incorporation which is proposed to be filed with the Secretary of State of the State of Nevada, substantially in the form attached as Exhibit E hereto.

Registration Rights The Company will begin registration of the shares of Common Stock issued in the Merger, within six months after the Closing and shall use its best efforts to cause the registration of the shares on or before nine months after the closing date or as soon as reasonably possible thereafter. The Company will use its best efforts to maintain the registration in effect for a period of two (2) years. Investors shall also have "piggyback" registration rights on the terms contained in the Common Stock Purchase Warrant Agreement. Investors should understand that registration is a complex process involving the staff of the Securities and Exchange Commission and no assurance can be given as to when or whether it will be completed..

Change of Name. Effective at the Closing or at such later date as the Board of Directors may choose in its sole discretion, the Company will file an Amendment to the Articles of Incorporation with the Secretary of State for the State of Nevada to change the name of the Company from OMEGA DEVELOPMENT, INC. to PRIME TECHNOLOGIES, INC. or such other name as may be deemed appropriate in the sole discretion of the Board of Directors of the Company. A draft of the Amendment is included as Exhibit E.

Closing. The Closing is scheduled to take place immediately following the 20 days notice to shareholders by this Shareholder Information Memorandum as prescribed by Section 14C of the Securities Exchange Act of 1934 (the "Act") or at such later date (the "Closing Date") as the parties to the Merger Agreement may mutually agree.

Conditions for Closing. The obligation of each of the parties to consummate the Merger is subject to the following conditions, among others:

     a) completion of the Private Placement for a minimum of $3,000,000 net proceeds;
     b) execution of a Registration Rights Agreement with the shareholders of HSI and Primenergy;
     c)   adoption of a Stock Option Plan by the Company; See Exhibit G
     d) approval of the Merger Agreement by a majority of the Company's shareholders;
     e) the correctness, in all material respects, of the representations and warranties made by the other parties in the Merger Agreement;
     f)   the exchange of certain legal opinions and closing certificates;
     g) the absence of any action, suit, investigation or proceeding or lawsuit, or the threat thereof by any person, corporation or governmental agency, to restrain, prohibit, collect damages arising out of or otherwise challenge the legality of the transactions contemplated by the Merger Agreement.


Termination; Waivers. The Merger may be terminated at any time prior to the Closing by mutual consent of the parties, or by the Board of Directors of the Company or by HSI and Primenergy if the other party has breached any of the covenants contained in the Merger and required to be performed prior to the date of Closing, if the conditions to the obligations of such party to consummate the Merger have not been satisfied, or waived. Each party may, by a written instrument, waive or extend the time for performance of any of the obligations of the other party pursuant to the Merger.

SUMMARY OF PRIVATE PLACEMENT

PRIVATE PLACEMENT. The Company is conducting a Private Placement of 560,000 Units (the "Units") at a price of $6.00 per Unit, each Unit consisting of two shares of Common Stock and one warrant to purchase one additional share of Common Stock at a price of $5.00 within two years following the Closing of the Private Placement. The Company intends to close the Private Placement at such time as all of the Units have been subscribed for on an "all or none" basis.
The Private Placement will be open for a period of 60 days from the date of the Confidential Offering Memorandum which is February 4th, 1998, unless all 560,000 offered Units are sold earlier. The Private Placement has been extended for another 60 days by the Company. The Company has given written notice of any extension to all investors and will retain in escrow until closing or termination of the Private Placement any subscriptions received prior to the extension. The Closing of this Private Placement is conditioned upon the Closing of the purchase of HSI and Primenergy.

USE OF PROCEEDS. The net proceeds available to the Company from the sale of the Stock, assuming payment of a 10% commission to any Selling Agent, will be $3,024,000 if the Private Placement is sold. Approximately $60,000 of the net proceeds from this Private Placement will be used to reduce trade accounts payable of Primenergy, and pay a $258,000 demand note to an affiliate, D.R. Mellott. The remaining $2,706,000 will be used as working capital by Heater Specialists, Inc., Primenergy, Inc. and the Company.

REGISTRATION RIGHTS. The Company will begin registration of the shares of Common Stock issued in the Private Placement, including the shares underlying the Warrants, within six months after the closing date of the Private Placement and shall use its best efforts to cause the registration of the shares on or before nine months after the closing date or as soon as reasonably possible thereafter. The Company will use its best efforts to maintain the registration in effect for a period of two (2) years. Investors shall also have "piggyback" registration rights on the terms contained in the Common Stock Purchase Warrant Agreement, and the "piggyback" registration rights set forth in the warrant apply to the shares of Common Stock issued in the Offering as well as the shares of Common Stock underlying the Warrants. Investors should understand that registration is a complex process involving the staff of the Securities and Exchange Commission and no assurance can be given as to when or whether it will be completed.

SUMMARY OF PRO FORMA FINANCIAL STATEMENTS

The following is selected unaudited pro forma financial information as of December 31, 1997 giving effect to the Merger and the Private Placement. Pro forma financial information is set forth in greater detail in the Pro Forma Financial Statements beginning on Exhibit D of this Shareholder Information Statement.

                                              For the Period Ended
PRO FORMA INCOME STATEMENT:                    December 31, 1997
                                               -----------------

Revenues                                          $18,439,483
Cost of Revenues                                  $14,862,354
Gross Profit                                      $ 3,577,129
Selling, General & Administrative Expenses        $ 2,809,713
Other Income and Expenses                         $   312,171
Income before provision for taxes                 $   455,245
Provision for income taxes                        $   182,100
Net Income                                        $   273,145
Net Income Per Share                              $      0.03


                                              For the Period Ended
PRO FORMA BALANCE SHEET:                       December 31, 1997
                                               -----------------

Total Assets                                      $11,826,594
Total Liabilities                                 $ 7,912,248
Stockholders' Equity                              $ 3,914,346
Book Value Per Share                              $      0.39

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Company has not sought an opinion as to the tax consequences of the Merger; however, because the Merger will be treated for tax purposes as an acquisition of substantially all of the assets of each of HSI and Primenergy in an exchange for shares of Common Stock , the Company believes that the Merger will constitute a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly, the Company will not recognize any gain or loss on such exchange.

The Merger will, however, significantly limit the Company's ability to utilize on an annual basis the approximately $2,700,000 in net operating loss carryforward ("NOL"). Under Section 382 of the Code, limitations are imposed on the use of the NOL in the event of a substantial change in the stock ownership of the corporation. The Merger will result in such an ownership change because, among other reasons, the percentage of voting stock owned by the existing shareholders of the Company after the Merger will be less than fifty percent (50%) of their ownership prior to the Merger. As a result, the amount of the Company's annual taxable income that could be offset by the pre-Merger NOL will be limited to an amount determined by multiplying the value of the issued and outstanding shares of Common Stock on the date of the Merger by the federal long-term tax exempt rate. The value of Common Stock has not yet been ascertained for purposes of determining the limitation on use of the NOL. To the extent the value of the Common Stock is determined to be equal to stockholders' equity, the use of the NOL will be significantly limited. The possibility exists that the Company's NOL may be eliminated completely if the Company is not considered during the two-year period following the Merger to have continued the Company's historic business or to have used a significant portion of the Company's assets.


                     INFORMATION CONCERNING HSI/PRIMENERGY

INTRODUCTION. Primenergy is a provider of alternatively-fueled energy generation. Primenergy's primary business is the engineering, design, procurement and construction of biomass energy conversion equipment under license from PRM Energy Systems, Inc. Primenergy has an opportunity to build a $60 million facility in the Philippines. The Company has been working with the Philippine Presidential Task force on waste disposal, and during 1997 two of the three members of this task force flew to the United States to view demonstrations of operating gasification units in Stuttgart, Arkansas and Tulsa, Oklahoma. Primenergy has a Memorandum of Understanding ("MOU") with the Presidential Task Force, and a signed Memorandum of Agreement ("MOA") in anticipation of a contract signing in the first half of 1998. Management can give no assurance that the Philippine contract will be signed, however if the contract is awarded, the revenues to Primenergy over the two year construction period will be approximately $41.3 Million.

HSI has been in existence since 1988. HSI offers a combination of steel fabrication expertise and refractory technology. HSI's steel shop is capable of supplying equipment fabricated to American Society of Mechanical Engineer's ("ASME") Code specifications and the refractory group is staffed with three Ceramic Engineers. HSI is the primary contractor for gasifier units sold by Primenergy and performs the steel fabrication and refractory work on the gasifiers.

CORPORATE OFFICES. Each of HSI and Primenergy own and maintain their executive offices at the locations set out as follows:


               HEATER SPECIALISTS, INC.
               3171 N. Toledo Ave.,
               P.O. Box 582707 (74158)
               Tulsa, Oklahoma  74115
               Tel (918) 835-3126
               Fax (918) 835-3179

               PRIMENERGY, INC.
               3172 N. Toledo Ave.,
               P.O. Box 581742 (74158)
               Tulsa, Oklahoma  74115
               Tel (918) 835-1011
               Fax (918) 835-1058

GENERAL. Biomass energy conversion is an alternate fuel technology. The world's renewable energy sources are a variety of biomatters such as refuse-derived fuel from municipal solid waste, rice hulls, sugar cane bagasse, wood waste, green waste, saw dust, pulp and paper sludge, or sewer sludge. All of these fuels are by-products or waste streams from processing that, for the most part, are currently destined for landfill. Disposition of these biological products in capacity-limited landfills create a myriad of adverse environmental impacts, such as atmospheric pollutants from landfill decay, ground water contamination, and uncontrolled bacteriological growth.

While there are many uses for biomass other than fuel, it is important to try to estimate how much biomass is available in terms of its energy content. The total annual production of biomass is estimated at 2,740 Quads (1 Quad = 10,000,000,000,000,000 BTUs), while the total annual world consumption of energy from all sources is approximately 340 Quads. Therefore, biomass production is about eight times the total annual world consumption of energy. At present, the world population uses only about 7% of the annual production of biomass, as we are only partially exploiting nature's abundant renewable resource.

Traditional methods of waste disposal have been landfills or mass burn incineration in which the municipal solid waste is incinerated in the same un-segregated physical form as collected and delivered. Mass burn technologies are energy inefficient, and as the feed is constantly changing, the products of combustion are constantly changing, requiring elaborate and expensive back-end air and residue treatment. Primenergy's process eliminates this expense because the waste is initially separated into a combustible fuel (RDF). Secondly, during the energy recovery reaction a hot biogas filtration system removes halogens prior to oxidation, thus eliminating the concern of dioxin reformation in the combustion products. Additionally, material that is disposed of in the landfills will be biologically inert and disease-free, eliminating the anaerobic production of odoriferous landfill gas and leachate.

Environmental activists such as Green Peace have educated the worldwide public to the ecological adversities of incineration, giving a significant marketing edge to gasification technology. In the field of gasification, no other technology has the on-line operating success or number of commercial installations as does that of Primenergy. As a result, Primenergy holds a significant competitive advantage.

HSI's approach to equipment manufacturing is somewhat unique to this industry, as it offers facilities and expertise for the completion of a finished product, while most of its competition is required to subcontract the refractory portion of the project. HSI recognizes very different and unique technologies exist for steel fabrication, refractory installation and protective coating application. Therefore, the organization is divided into three manufacturing areas specializing in these technologies. Each area is staffed with highly skilled industry specialists.

HSI's customer base consists predominately of major oil companies and large engineering firms, such as Amoco Oil Company, Exxon, Shell Oil, Bechtel Corporation, Brown & Root Braun and Stone & Webster. The Company has consistently increased revenues throughout its operating history and added a direct sales office in Houston in the second quarter of 1997.

BUSINESS. Primenergy is one of the leading gasification companies in the alternate energy market. The technology licensed to Primenergy by PRM Energy Systems, Inc. is currently in use in eighteen such gasification units in operation worldwide, five of which were constructed by Primenergy. Primenergy by its membership in a syndicate, CAMANAVA Waste Energy Partners (CWEP) has a Memorandum of Agreement in the Philippines to build a $60 Million facility referred to as the "CAMANAVA" project, with the opportunity to build a dozen more of these units in the Philippines. From the total project cost of $60 Million, the portion of the contract awarded by CWEP in the USA to Primenergy will be approximately $41.3 Million. Additionally, Primenergy has made proposals to install more than forty units in the United States and internationally over the next few years.

HSI is a fully integrated single source manufacturer of refractory lined vessels and equipment for the oil refining, chemical process, power generation and incineration industries. HSI's turnkey approach to manufacturing gives HSI management personnel complete control over every aspect of a project. This eliminates inherent scheduling, quality control and manufacturing problems associated with using several different subcontractors. This method also offers clients greatly simplified project management by providing a single contact to coordinate all aspects of a project.

HSI recognizes very different and unique technologies exist for steel fabrication, refractory installation and protective coating application. Therefore, the organization is divided into three manufacturing areas specializing in these technologies. Each area is staffed with highly skilled industry specialists; from project managers, CAD draftsmen and engineers, to certified welders, bricklayers and coatings specialists.

MARKET OPPORTUNITY. As a pioneer in the gasification of biomass, Primenergy is able to fully leverage its first-movers advantage and capture significant market share. The market for this technology is worldwide. Domestically, the market consists of point source biomass generators, power generation companies, and organic liquid technologies. A portion of this market is impacted by regulatory issues such as the mandated alternative fuel content from power generation companies, waste disposal regulations, air quality regulation, etc. Internationally, the market is created by the need for additional power generation capacity and the reduction of greenhouse gasses consistent with the accords of the 1992 Summit in Rio de Janeiro. This can be accomplished through the utilization of renewable biomass fuels, diversion of waste biomass to replace fossil fuels in oil poor nations, and limited landfill capacity (as is the case in the Philippines). Furthermore, this technology is complex enough that imitation would be extremely difficult or unlikely, thereby effectively limiting the competition. To date there is no other commercial provider of this technology.

In the USA, the swine and poultry industry have contributed to the problems caused by the runoff water from abundant animal waste. The nutrients from the waste create a fertile environment for the growth of algae. An algae called Pfiesteria piscida, commonly called "red tide", appears to be responsible for massive fish kills along the mid-Atlantic coast and for rendering several beaches unusable by the public. Although this particular algae is most harmful in polluted, brackish waters, it can and does kill fish in fresh and salt water. Close to home, more than 670,000 fish in Iowa, Minnesota and Missouri were killed due to animal waste according to a recently released United States Senate study.

At the request of the Southeast Regional Biomass Energy Program (SERBEP), a program of the United States Department of Energy administered by the Tennessee Valley Authority, Primenergy has begun to meet with federal and state officials and representatives of the swine and poultry industry in Delaware, Maryland, North Carolina, Virginia, Arkansas, Oklahoma, and Missouri.

Through the use of Primenergy's Biomass Gasification these problems can be avoided as animal litter is converted into clean, easily usable energy that requires no auxiliary fossil fuel to produce. The remaining ash is biologically inert and denser than the original material. Instead of a problem, the ash from the litter becomes another saleable product - a soil enhancer that is exportable.

HSI is the primary contractor for gasifier units sold by Primenergy and will manufacture the gasifier units sold by Primenergy. The proprietary gasification design uses such agricultural by-products as rice straw, chicken litter, rice hulls, peanut hulls, wheat straw, and wood wastes to produce energy. This business plan will also draw heavily on HSI's engineering and administrative staffs to accomplish its goals.

PROPRIETARY PROCESS DESIGNS, RESEARCH AND DEVELOPMENT TESTING CAPABILITIES. Primenergy's research and development efforts have centered on the demonstration gasification system in Tulsa, Oklahoma. Several biomass tests for in-house verification and outside customers have been performed since commissioning this system. In-house studies have tested such materials as rice hulls, animal litter, sewage sludge, refuse-derived fuel, and tire-derived fuel. Customer testing has been performed under contracts from customers to test Primenergy's gasification process for their specific commercial applications. These contracts include companies such as International Paper, Southeastern Regional Biomass Energy Program of the United States Department of Energy and IES/Quaker Oats Company. The success of these tests has enabled the Company to introduce gasification units tailored to the specification and preference of its customers.

LICENSES. Primenergy is a leading provider of alternatively-fueled energy generation. Primenergy's primary business is the engineering, design, procurement and construction of biomass energy conversion equipment under license from PRM Energy Systems, Inc. ("PRM"). This service consists of waste collection, sorting, storage, gasification, neutralization, purification and oxidation.

Primenergy believes that the gasification technology procured from PRM is the key to their success. Primenergy's license agreement with PRM gives them exclusivity within the United States and the Philippines. The Company also has the right to market the technology worldwide except in those countries where PRM has granted an exclusive licensing arrangement with others. To date, PRM has not granted such an agreement. Primenergy pays PRM royalties based on the size and the profitability of each installation utilizing the technology. The company's proprietary process design converts such waste products as rice hulls, peanut hulls and other herbaceous wastes, along with refuse-derived fuel from municipal solid waste into useful forms of energy such as electricity, steam production, process heat or a combination thereof.

HISTORY. Don Mellott, Chairman of Primenergy, has held interests in several businesses in the Tulsa area related to the hydrocarbon process industry, the primary company being HSI. Through HSI, Mr. Mellott made the acquaintance of Ron Bailey, Sr. and Ron Bailey, Jr., the owners of PRM and the gasification technology. HSI built the gasification system for PRM that is located in Greenville, Mississippi for Cargill. The potential synergy combining PRM's process design and equipment requirements with HSI's capacity and technical expertise warranted further investigation. During the construction of the equipment, Mr. Mellott negotiated a license agreement with the Baileys' and formed Primenergy, Inc. in 1995.

SERVICES. Primenergy's primary service is the design and supply of process equipment for the energy conversion of herbaceous residuals. In addition, Primenergy has also developed a process to convert Municipal Solid Waste ("MSW") into energy consisting of four primary steps:

1.  Separation of the MSW into refuse-derived fuel ("RDF")
2.  Gasification of the RDF into a combustible biogas;
3.  Filtration and cleaning of the biogas;
4. Oxidation of the biogas to create steam power for the generation of electrical energy.

The energy conversion process begins with the separation and sorting of the MSW. This operation removes recyclables, nonflammable or potentially hazardous materials from the waste stream. The remaining combustible material is referred to as RDF. The segregation technology was developed in the United States to reduce the dependency on landfill disposal, decrease the use of fossil or other conventional fuels, and to produce a more efficient, environmentally-friendly alternate fuel.

Following the sorting, sizing, and drying of the RDF, this engineered alternate fuel is fed into the gasification process. The objective of the gasification-based design is to convert a solid fuel, RDF, into a combustible gas containing the maximum residual heating value.

Next, the hot combustible biogas is purified in a neutralization and filtration system. Finally, the filtered and neutralized biogas is oxidized in a boiler where the energy is recovered as steam. The high-pressure, superheated steam is directed to a condensing turbine, which ultimately drives an electrical generator.

This innovative combination of technologies provides significant ecological and economical benefits. One such benefit, utilizing MSW as a primary fuel, will eliminate over fifty thousand metric tons per year of carbon dioxide that would have been released from the burning of fossil fuel in the creation of any equal amount of energy.

HSI will be the primary contractor for gasifier units sold by Primenergy and will perform the steel fabrication and refractory work required on the gasifier units. HSI will also continue servicing its other customers in the steel fabrication, refractory installation and protective coating application aspects of the business.

HSI has over 100,000 square feet of enclosed shop floor space for handling large and complex jobs, located on approximately 30 acres of land. Currently, HSI has approximately 150 employees. HSI's steel fabrication facilities are designed to promote efficiency, while steel fabrication projects can be accomplished per ASME code. HSI is one of the industry leaders in refractory technology. Their leadership has been established and maintained through a combination of technical and practical skills within the organization. HSI has three ceramic engineers on their permanent staff. HSI's painting and coating specialists provide high quality surface protection for fabricated equipment. All work is conducted in strict compliance with customer specifications and can be certified to meet the highest demand tolerances of the Steel Structures Painting Council. HSI's quality assurance personnel, procedures and controls are an integral part of the manufacturing process. Welding inspectors, certified to the American Society of Nondestructive Testing, ceramic engineers and certified inspectors work closely with manufacturing personnel on a continuing basis to ensure full compliance with each project's quality plan.

STRATEGY. Primenergy's short-term strategy is to focus on the closure of the identified projects contained in the revenue projections with emphasis on the CAMANAVA Philippine project. Primenergy has a Memorandum of Understanding ("MOU") with the Presidential Task Force, and a signed Memorandum of Agreement ("MOA") in anticipation of a contract signing sometime in 1998. Recent developments in the Philippines may have the effect of delaying the signing of the Agreement and possibly the termination of the MOU, although management of Primenergy believes that the Agreement will be signed.

Primenergy designed, manufactured and installed two gasification units for a large rice producer in Arkansas during 1996 and 1997. One single Model KC-18 gasifier unit (18 foot inside diameter) is located at Jonesboro, AR and a three unit Model KC-18 is located in Stuttgart, AR. The total sales contracts for these installations were approximately $8.6 million and were approximately 87% complete at December 31, 1996. The projects were subsequently completed in February 1997. During 1996, a gasifier test unit model KC-10 was constructed on the site of the HSI and Primenergy facilities in Tulsa, and is shown as an asset under Machinery and Equipment on Primenergy's 12/31/97 Balance Sheet with a cost of $671,966.

To facilitate their Asian business venture, the Company will open a direct office in the Philippines, initially as a sales and marketing office. The long-term goal of this Asian office will be the transference of technology, design and manufacturing capability to the Philippines as a jumping station into other Asia-Pacific countries such as Thailand, Vietnam, China, Laos, etc. Domestically, the Company intends to complete their network of independent sales representative agencies to fully cover the United States. To control overhead while managing growth, the Company will engage senior project managers and project/process engineers, with the bulk of the detailed engineering, drafting, design and manufacturing performed under subcontract.

HSI recently added a sales office in Houston, Texas in order to expand market share in the Company's primary business. As a result of this addition, management expects a continued growth rate of between 10%-15% per year in this market. The additional sales expected from Primenergy contracts should result in an expected growth of 20%-25% per year for the next two to four years.

CUSTOMERS. Primenergy's customer base can be classified into two groups, governmental and non-governmental. The governmental group would represent cities and municipalities, both domestic and international, while the non-governmental group would represent companies such as Quaker Oats, Rice Growers Cooperative, Cargill and Riceland Foods.

HSI's customers consist predominately of major oil companies and large engineering firms, such as Amoco Oil Company, Exxon, Shell Oil, Bechtel Corporation, Brown & Root Braun and Stone & Webster.

COMPETITION. Primenergy operates in a very competitive environment in which other waste disposal and alternate energy operators compete with the Company. The competitive advantage that the Company possesses is the license of PRM's gasification technology. This advantage enables the company to effectively dispose of waste in a manner which ultimately produces useful forms of energy. The Company's license agreement with PRM provides it with exclusivity throughout the United States and the Philippines. The Company also has the right to market the technology worldwide except in those countries where PRM has granted an exclusive licensing arrangement with others. To date, PRM has not granted such an agreement.

The high barriers of entry in this industry defuse the threat of competition coming in and eroding market share. Moreover, gasification systems are extremely capital intensive and are subject to intense regulatory scrutiny.

There are only three significant competitors to Primenergy's Gasification
Process:

1. Foster Wheeler Environmental Corp.- Foster Wheeler's combustion technology, known as Circulating Fluidized Bed (CFB) combustion, can be used in either the incineration or gasification mode of operation.

2. Ogden, Von Roll, ABB - All of these companies utilize some form of standard incineration technology (fixed/moving grate, rotary kiln, etc.). With this technology the material is completely burned in a single combustion chamber.

3. Agrielectric - This is the only serious competitor in the rice hull industry. This technology involves the grinding of rice hulls followed by the blowing of the ground hulls in suspension for a single-step incineration.

HSI has focused its marketing efforts on the clients that have a continuing need for refractory lined vessel type equipment, such as FCC Unit (Cat Cracker) Transfer Lines and Hydrogen Transfer Lines. By offering both steel fabrication and refractory installation HSI provides its clients with a finished product ready for installation in their plant. This approach sets HSI aside from most competition and allows its clients to write one purchase order for their unit, rather than two or three purchase orders to different manufacturers. HSI's unique approach prevents the Company from being viewed as "just another fabricator" and is the primary reason for the Company's continued growth. HSI can transport large vessels and equipment via railroad, truck, or barge giving customers the option of maximizing shop fabrication to reduce field construction requirements. HSI is located on the designated "Port Road" giving direct access to Tulsa's Port of Catoosa. The water way provides for barge traffic to the Mississippi River giving HSI a direct link to U.S. and international ports.

MANAGEMENT. The Companies have assembled a management team which possess years of demonstrated success within the steel fabrication, ceramic engineering, waste disposal and process engineering industries. Don Mellott, Chairman of the Board of HSI and Primenergy, brings over 30 years of experience of his administrative talents and his experience in the steel fabrication and engineering industries. Alan Jackson,

President of HSI, brings over 15 years of experience in the ceramic engineering industry. W.N. (Bill) Scott, President of Primenergy, brings over 19 years of experience in combustion, incineration and gasification technologies, 15 of those years designing pollution control systems including proprietary incineration equipment. Kevin W. McQuigg, Primenergy's Vice-President and Director of Process Engineering, brings over 23 years of experience in process engineering centered on combustion and incineration technologies. Michael D. Sharon, Primenergy's Director of Operations, brings 19 years of experience in project engineering and management. James R. Flaherty, Chief Financial Officer, brings over 24 years of experience in the financial accounting and reporting industry. The Company believes this management team has the combined skills required to successfully execute and achieve their business plan and objectives. Further biographical information is provided under "Election of Directors".

MANAGEMENT COMPENSATION.

HSI and Primenergy have entered into employment agreements with the senior members of management for a five year term, unless canceled by either party with a 90 day notice provision. These contracts are effective with the closing date of the purchase by the Company, and have a five-year non-compete clause following voluntary termination by the individual under contract, and a permanent non-disclosure provision for technology, copyrights, specialized expertise developed, licenses, and any other non-public propriety information owned by HSI and/or Primenergy. The board of directors also sets a bonus pool for each operating company based on profitability, overall performance, and individual contributions as evaluated by superiors, and the board as a whole.

The following table sets forth the compensation levels for each of the companies which will be in effect as of the Closing of the Merger:

Heater Specialists, Inc.



     Name of Manager           Position           Base Salary
     ---------------      -------------------     -----------
     Donald R. Mellott    Chairman & CEO           $325,000 *
     W. Alan Jackson      President & COO          $120,000
     Don H. Little        Vice-President           $120,000
     James R. Flaherty    Secretary/Treasurer      $ 82,500


* Mr. Mellott's agreement provides for a minimum quarterly bonus of $30,000 (equivalent to an annual minimum $120,000)

Primenergy, Inc.


     Name of Manager           Position           Base Salary
     ---------------      -------------------     -----------
     W.N. (Bill) Scott    President & COO          $105,000
     Kevin W. McQuigg     Vice President           $ 99,750
     Michael D. Sharon    Director of Operations   $ 76,650



SELECTED FINANCIAL DATA.

The following selected financial data is obtained from the audited financial statements of Heater Specialists, Inc. as of September 30, 1997 and 1996; and Primenergy, Inc. for December 31, 1997 and 1996, which are included elsewhere in this Shareholder Information Statement.

The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto referred to above.

                           HSI for Year Ended       Primenergy for Year Ended
                            9/30/97      9/30/96      12/31/97     12/31/96
                         -------------------------  -------------------------

Net Sales                $18,087,961   $17,851,335   $1,192,022   $7,639,420
Cost of Goods Sold        14,680,064    14,119,215    1,022,790    7,438,397
Gross Profit               3,407,897     3,732,120      169,232      201,023
Operating Expenses         1,868,089     1,986,723      897,451      615,462
Other Income (Loss)          (20,246)     (194,554)    (177,887)      12,597
Net Income (Loss)          1,519,562     1,550,843     (906,106)    (401,842)
Total Assets             $ 8,776,057   $ 7,113,722   $1,717,785   $1,687,797
Long-Term Liabilities      1,498,103       953,572            0            0


MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATION

In connection with the Merger, Omega has agreed to raise a minimum of $3,000,000 through a Private Placement offering. These funds will be utilized primarily as working capital by the Company, including potential repayment of bank debt. A portion of the bank debt to be paid is the HSI working capital line of credit. As of December 31, 1997 HSI had advanced $1,950,000 on its working capital credit line of $3,000,000 with a major U.S. bank. The working capital credit line fluctuates based on eligible accounts receivable of HSI. Although this credit line may be paid down with proceeds from the Private Placement, the line will still be available to HSI for its future working capital needs.

The Company believes that the proceeds from the Private Placement, along with the continuing cash flow from operations at HSI will be sufficient to fund operations until cash flows are realized from the Philippine project early this fall. However, depending on the number and size of contracts awarded in the Philippines in the near future, the Company anticipates a public offering for approximately $20 Million, most likely during 1999. Additionally, with anticipated new contracts awarded in the Philippines, Primenergy would be required to expand its office facilities and the number of employees to the proper levels required to accommodate this growth.

Primenergy is expected to continue its research and development testing centered around the demonstration gasification system in Tulsa, Oklahoma. Testing will include tests in refuse-derived fuel and animal litter, as well as other in-house studies and customer verification tests. The Company plans to increase the research and development activity with the availability of increased cash flows from projects.

HEATER SPECIALISTS, INC.

During 1997, Heater Specialists continued to expand and diversify its customer base via market penetration and an aggressive sales effort in the petrochemical and refining business sectors. The Company added a sales office in Houston during 1997 to develop a presence in the strategic Gulf Coast region among the large oil refining, chemical process and engineering and construction firms.

Manufacturing operations were run at appropriate levels throughout the year to meet customer delivery requirements. Generally, plant loading was high based on employee hours available, but HSI has significant room for expansion via increased manpower and more complete utilization of existing physical plant facilities.

Results of Operations - Three months ended December 31, 1997 Compared to Three
months ended December 31, 1996    Net income for the three months ended December
31, 1997 was $431,044 compared to net income of $336,861 for the three months ended December 31, 1996. Generally, the increase in net income is attributable to a higher gross margin on the company's current year contracts (20.4%) compared to the previous years contracts in progress (17.8%), offset by higher selling, general and administrative expenses.

Contract revenues increased only slightly by approximately $14,200 in the first quarter ended December 31, 1997 as compared to the quarter ended December 31, 1996. Related cost of revenues earned decreased approximately $110,300 (2.8%) in the current quarter as compared to the same quarter of the previous year.
The resulting higher gross profit on sales in the current quarter is a result of the company processing several higher margin jobs than in the same quarter of the previous year.

Selling, general and administrative expenses increased approximately $67,600 (14.5%) in the first quarter of fiscal 1998 as compared to the first quarter of fiscal 1997. The increase is primarily attributable to an increase in salary expenses ($54,700) in the current quarter of fiscal 1998 due in part to increased levels of office staff and an increase in office staff salaries.

The increase in interest income of approximately $64,700 is primarily due to charging Primenergy interest on accounts receivable and interest on cash advances made to the company. The increase in interest expense of approximately $27,500 is primarily due to the company's increased borrowing demands on its line of credit.

Results of Operations - Fiscal 1997 vs. Fiscal 1996.   Net income for the year
ended September 30, 1997 was $1,519,562 compared to net income of $1,550,843 for the year ended September 30, 1996. Generally, the slight decrease in net income is attributable to a lower gross margin on the Company's current year contracts (18.8%) compared to the previous year (20.9%), offset by lower selling, general and administrative expenses and a net gain on the sale of assets and increased interest income.

Contract revenues increased approximately $236,600 (1.3%) in the year ended September 30, 1997 as compared to the year ended September 30, 1996. Related cost of revenues earned increased approximately $560,800 (4%) in the current year as compared to the prior year. The resulting lower gross profit on sales in the current year is a result of the Company processing several lower margin jobs than in the previous year, arising partially from aggressive pricing with several newly developed clients.

Selling, general and administrative expenses decreased approximately $118,600 (6%) in fiscal 1997 as compared to fiscal 1996. This decrease is primarily attributable to a significant decrease in bad debt expense in 1997 ($279,400) offset somewhat by increased office staff salaries ($119,500) due, in part, to the addition of a sales office in Houston.

The gain from the sale of assets ($114,000) is primarily due to the Company selling components of a gasifier test unit to Primenergy, while the interest income ($116,400) is primarily due to charging Primenergy interest on past due accounts receivable and interest on cash advances made to the company.

PRIMENERGY, INC.

At December 31, 1995, the Company was in the developmental stage, with primary emphasis on research and development of a test unit, developing a customer base, securing operating facilities and employees and setting up an organizational structure. On December 29, 1995, the Company received its first orders for specialized equipment. During 1996 the Company, as subcontractor for PRM, designed, manufactured and installed two gasification units for a large rice producer in Arkansas. A single Model KC-18 gasifier unit (18 foot inside diameter) is located at one of the customer's rice mill locations and a three unit Model KC-18 is located at another of the locations. The total sales contracts for these installations were approximately $8.6 million and were approximately 87% complete at December 31, 1996. The projects were subsequently completed in February 1997. Since February 1997, Primenergy has had no revenue producing projects after completing the rice producers' project described above. The remainder of the year was spent marketing the CAMANAVA and other projects in the Philippines, and working with several domestic projects and quotes for gasification technology associated with various fuel sources.

Currently, the Company does not have any firm commitments for additional sales contracts, however, the Company does have several proposals placed with prospective customers. These customers are located both in the United States and in foreign countries, primarily the Philippines.

Results of Operations - Fiscal 1997 vs. Fiscal 1996.   The net loss for the year
ended December 31, 1997 was $906,106 compared to a net loss of $401,842 for the year ended December 31, 1996. Generally, the increased net loss for the current year is attributable to the fact that the Company only worked on one revenue producing project early in the year as they completed the rice producers' project described above. The remainder of the year was spent marketing a large overseas project and several domestic projects.

Contract revenues decreased approximately $6,447,400 (84%) in the year ended December 31, 1997 as compared to the year ended December 31, 1996. Related cost of revenues earned decreased approximately $6,415,600 (86%) in the current year as compared to the prior year. The reduction in contract revenues and related costs was primarily due to the lack of revenue producing projects in place during the latter part of the year.

Selling, general and administrative expenses increased approximately $282,000 (46%) in 1997 as compared to 1996. This increase is primarily attributable to
(i) staff additions, causing an increase of $110,000 in salary expense, (ii) an increase in depreciation of approximately $43,000 due to additions of capital equipment, and (iii) an increase in proposal expenses of approximately $29,000.

The increase in interest expense is due to interest expense charged on advances from, and accounts payable to, Heater Specialists, Inc.

LITIGATION

There are no legal suits or actions pending against HSI, Primenergy or the Company.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company, HSI and Primenergy which are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of Primenergy.
These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, political developments in the Philippines and other countries in which the Company may attempt to conduct operations, currency fluctuations and other risks, general economic conditions and conditions affecting the manufacturing and energy industries, the availability of raw materials and manufactured components and the Company's ability to fund the costs thereof, availability of adequately trained employees and contractors and other factors which may affect the Company's ability to conduct its business as presently contemplated. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.

DISCLOSURE OF THE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting Standard SOP 98-5, Reporting on the Costs of Start-up Activities, was issued in April 1998, and is effective for fiscal years beginning after December 15th, 1998. The new SOP requires that certain start-up costs be expensed as incurred. This SOP may impact the financial statements of Primenergy to the extent that it currently charges certain pre-contract costs to existing contracts, rather than to expense as incurred. The Company has not determined the full impact of the new SOP to the financial statements of Primenergy, however it expects to adopt the new standard for its fiscal year starting January 1, 1999.

                      ELECTION OF OFFICERS AND DIRECTORS


INFORMATION CONCERNING NOMINEES. The following officers and directors of HSI and Primenergy are expected to become executive officers and directors of the Company at the closing.



                    Name           Age            Position *
                    ----           ---            ----------

             Don R. Mellott        53      Chairman of the Board, President,
                                             and Chief Executive Officer

             James H. Dorough      60      Director

             James R. Flaherty     51      Chief Financial Officer and Secretary

             W. Alan Jackson       36      Vice President and Director

             Don H. Little         53      Vice President and Director

             Investors' Nominee **         Director

* Information regarding the ownership of the Company after the purchase is set forth on Page 6 under SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

**Under the Merger Agreement, the shareholders of HSI and Primenergy have agreed to vote their shares to elect to the Board of Directors, one nominee of the Investors in the Private Placement.

DON MELLOTT, Chairman of the Board, majority shareholder of HSI and sole shareholder of Primenergy. Since Primenergy's inception in 1995, Mr. Mellott has directed the expansion of the Company and is instrumental in the research and development of the Company. Prior to ownership in Primenergy, Mr. Mellott started Heater Specialists, Inc. in 1988, where he is President, CEO and majority shareholder. Additionally, Mr. Mellott was owner, President and General Manager of Aztec Industries, Inc. for 8 years. Mr. Mellott has been active in the hydrocarbon process industry for 30 years. He has been affiliated with several firms, working in the President, Vice President and General Manager positions. Mr. Mellott attended the University of Oklahoma.

JAMES H. DOROUGH, Director. Mr. Dorough is the President of Mohawk Steel Company, located in Tulsa, Oklahoma.

JAMES R. FLAHERTY, CPA, is serving as Treasurer/Controller for HSI and is Treasurer and a Director for Primenergy, Inc. Mr. Flaherty joined the Company in 1996 and is responsible for all aspects of financial accounting, treasury and tax functions. Prior to joining with the Company, Mr. Flaherty was with Omega Development, Inc., from 1994 to 1996, where he was Chief Financial Officer and prior to that he was with Geodyne Resources, Inc. for 11 years where he served as Treasurer and Controller. Previously, Mr. Flaherty spent eight years as an audit manager for Ernst & Young, LLP. Mr. Flaherty specializes in financial,
treasury and tax functions.   Mr. Flaherty has a B.S. in Accounting from the
University of Kansas and a M.S. in Accounting from Oklahoma State University.

W. ALAN JACKSON, President and Chief Operating Officer of Heater Specialists, Inc. Mr. Jackson joined the Company in 1995 and is responsible for the operational management of HSI, with special emphasis on the refractory operations and the Company's marketing activities. Prior to joining HSI, Mr. Jackson was the President and owner of Refractory Testing and Inspection for 5 years where he was responsible for the general management and operations of the company and for refractory system design and technical consulting in petrochemical, refining, pollution control and steel industries. Prior to that, Mr. Jackson was employed by Thermal Ceramics in Augusta, Georgia where he was responsible for managing a refractory ceramic fiber product line including technical, commercial and marketing responsibilities. Mr. Jackson has a B.S. in Ceramic Engineering from Clemson University and a Masters in Business Administration from Augusta College.

DON H. LITTLE, Vice President of Heater Specialists, Inc. Mr. Little joined the Company in 1994 in connection with the merger of Eagle Steel Company into HSI. Mr. Little is responsible for steel fabrication sales, drafting and estimating. Prior to joining the Company, Mr. Little was the President and the majority owner of Eagle Steel Company. Prior to that he was Vice President for John Pickle Company for 10 years, where he was responsible for general management and steel fabrication sales. Prior to that Mr. Little was Director of Manufacturing for 5 years at Cooper Manufacturing, who manufactured oil well servicing equipment. Mr. Little supervised up to 350 employees who were involved in welding, fabrication, machining, painting and assembly.

OTHER OFFICERS OF HSI/PRIMENERGY

W.N. (BILL) SCOTT, President and Chief Operating Officer of Primenergy, Inc.
Mr. Scott joined the Company in 1995 and is responsible for the overall management of Primenergy with additional focus on research and development and the marketing and sales plan. Prior to joining Primenergy, Mr. Scott served as President of Ventaire Corporation from 1993 to 1995, where he was responsible for restructuring the organization, negotiating and finalizing international joint venture agreements, and spearheading their marketing and diversification. Mr. Scott's specific management expertise includes sales, marketing and business development. Additionally, Mr. Scott served for 15 years in various vice presidential capacities for IT-McGill Pollution Control Systems, Inc., a company which manufactures, designs and engineers pollution control systems including proprietary incineration equipment that oxidizes pollutants. Mr. Scott has a B.S. in Chemistry and a Masters in Business Administration from the University of Oklahoma.

KEVIN W. MCQUIGG, is serving as Vice President and Director of Process and Applications Engineering for Primenergy, Inc. Mr. McQuigg joined the Company in 1996 and is responsible for applying the Company's proprietary biomass gasification technology, new technology development, process optimization, and research and development breakthroughs to new projects. Prior to working with the Company, Mr. McQuigg spent 23 years as a process engineer, working in various capacities. During those years his focus was on the process design in response to customer inquiries for combustion systems and the selection of methods used in the incineration process. Mr. McQuigg holds a B.S. in Chemistry from Wichita State University and a M.S. in Chemical Engineering from the University of Kansas.

MICHAEL D. SHARON, is the Director of Operations for Primenergy, Inc. Mr. Sharon is responsible for the professional management, organization, coordination and control of project staff and subcontractors, necessary to design, procure, and construct projects in accordance with contractual requirements, budgeting constraints, and schedule commitments. Prior to joining the Company in 1996, Mr. Sharon has spent 19 years in the construction industry as construction coordinator or construction engineer. Mr. Sharon specializes in the management of construction projects and has held numerous positions with several firms. Most recently he was the construction coordinator for the Pro-Quip corporation from 1989 to 1996, where he was responsible for the development of construction proposals, construction plans and schedules, and the management
of construction projects.  Mr. Sharon holds a    B.S. in Building Construction
from the University of Florida.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Toledo Limited Partnership. One of the steel fabrication shops utilized by HSI was owned by a limited partnership since June 1995. The limited partners were three executive officers and shareholders of HSI, namely D.R. Mellott, W.A. Jackson, and D.H. Little. In December 1997, the assets of the partnership (fair market value established at $569,400) comprised of land, building, and equipment, were acquired by HSI at the established fair market value, and the partnership was terminated. In connection with the purchase, HSI assumed the mortgage on the building which had a balance of $383,900 at December 31, 1997 and paid approximately $181,000 in cash to purchase the interests of the limited partners.

                            INDEPENDENT ACCOUNTANTS

Omega Development, Inc. and Primenergy, Inc. have been audited by Ernst & Young LLP for the past two years, while Heater Specialists, Inc. has been audited by Sandra R. Henderson, P.C. for the past two years. During the past two years there have been no changes in, or disagreements with, accountants on accounting and/or financial disclosure.



                              INCENTIVE STOCK PLAN

In connection with the consummation of the Merger, the Company will adopt the Primenergy, Inc. 1997 Incentive Stock Plan (the "Plan") which has been adopted by the Board of Directors and sole shareholder of Primenergy, D. R. Mellott.
The Plan authorizes the grant of options to employees, directors and consultants to purchase shares of Common Stock and the award of "restricted shares" of common stock. The number of shares available in the Plan will continuously equal 10% of the number of shares outstanding. The Board of Directors of the Company will administer the Plan and will determine all grants and awards, including the recipients, vesting provisions, maximum exercise period, and restrictions on shares awarded. Under the Plan, employees may be granted non-qualified options or incentive stock options, directors and consultants may only be granted non-qualified options, while all may be awarded restricted stock. Incentive stock options must have an exercise price equal to the fair market value of the stock on the day of the grant, while the exercise price of non-qualified options is determined by the Board of Directors, but may not be less than 50% of the fair market value on the day of the grant. Such grants of non-qualified stock options granted at an exercise price of less than fair market value on the date of the grant will increase compensation expenses for the periods such options are granted. At this date, the Company has not granted any
such options.   The Plan also included "change of control" provisions which accelerate the exercisability of unvested options if there is a change of control in the ownership of the Company. As of this date, there have been no awards or grants issued under the Plan. See Exhibit G attached for a copy of the Plan.

[.exacov]



                                                                       EXHIBIT A

                       SHAREHOLDER INFORMATION STATEMENT



                           ANNUAL REPORT ON FORM 10-K

                            OMEGA DEVELOPMENT, INC.

                        YEAR ENDED DECEMBER 31ST, 1997

                                  FORM 10-KSB
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.    20549
(Mark One)

     X    ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES  EXCHANGE
  -------
ACT OF 1934 (Fee Required)
    For the fiscal year ended:      DECEMBER 31, 1997
                                    -----------------
              TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES
      -------
EXCHANGE ACT OF 1934 (No Fee Required)
     For the transition period from             to
                                   -------------  ------------
     Commission file number:         33-34200
                                     --------

                               OMEGA DEVELOPMENT, INC.
            -------------------------------------------------------
                 (Name of small business issuer in its charter)

       Nevada                                        13-3476854
       ------                                        ----------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

9422 S. College Pl., Suite 222
Tulsa, OK                                          74137
------------------------------                     -----
(Address of principal executive offices)           (Zip Code)

Issuer(s)telephone number: (918)299-3212
                           -------------

--------------------------------------------------------------------------------
(Former name, former address or former fiscal year, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act: None
                                                               ----

Securities registered under Section 12(g) of the Exchange Act: Common Stock, Par Value, $.001

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X
                                                                       -----
No
  ----

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB. [ X ]

State Issuer's revenues for its most recent fiscal year.  $ 0 .
                                                          ----

State the aggregate market value of the voting stock held by non-affiliates.

The Common Stock does not trade on any recognized stock exchange.
-----------------------------------------------------------------

     State the number of shares outstanding of each of the issuer's classes of common equity as of the latest practicable date. 15,000,000 shares of common
                                                  ---------------------------
stock, $.001 par value, as of March 10, 1998.
---------------------------------------------


                  DOCUMENTS INCORPORATED BY REFERENCE:   NONE

     TRANSITIONAL SMALL BUSINESS DISCLOSURE FORMAT.  YES      NO  X
                                                         ---     ---

                                  FORM 10-KSB
                            OMEGA DEVELOPMENT, INC.
                                 ANNUAL REPORT
                               DECEMBER 31, 1997

                               Table of Contents

                                     PART I
                                                                  Page
                                                                  ----

Item 1.   Description of Business . . . . . . . . . . . . . . . . . 1

Item 2.   Description of Property . . . . . . . . . . . . . . . . . 2

Item 3.   Legal Proceedings . . . . . . . . . . . . . . . . . . . . 3

Item 4.   Submission of Matters to a Vote of
          Security Holders  . . . . . . . . . . . . . . . . . . . . 3

                                    PART II

Item 5.   Market for Common Equity and Related
          Stockholder Matters . . . . . . . . . . . . . . . . . . . 4

Item 6.   Management's Discussion and Analysis or
          Plan of Operation . . . . . . . . . . . . . . . . . . . . 5

Item 7.   Financial Statements  . . . . . . . . . . . . . . . . . . 7

Item 8.   Changes in and Disagreements with Accountants
          on Accounting and Financial Disclosure  . . . . . . . . . 7

                                    PART III

Item 9.   Directors, Executive Officers, Promoters and
          Control Persons, Compliance With Section 16(a)
          of the Exchange Act . . . . . . . . . . . . . . . . . . . 8

Item 10.  Executive Compensation. . . . . . . . . . . . . . . . . . 9

Item 11.  Security Ownership of Certain Beneficial
          Owners and Management . . . . . . . . . . . . . . . . . .10

Item 12.  Certain Relationships and Related Transactions  . . . . .11

Item 13.  Exhibits and Reports on Form 8-K. . . . . . . . . . . . .12

                                      (i)

                            OMEGA DEVELOPMENT, INC.
                                 ANNUAL REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                     PART I

ITEM 1.     DESCRIPTION OF BUSINESS
-----------------------------------

General

Omega Development, Inc. ("Omega" or "the Company") was incorporated in the State of Nevada on July 15, 1988 under the name of "Lewison Enterprises, Inc." Since then the Company has experienced a series of business consolidations and reorganizations, the most recent of which are discussed below. At present, the Company has no ongoing business operations.

Omega's business plan during the first three quarters of 1996 consisted of operating its sole operating property and development of the Home Partners of America, Inc. business. In June 1995, Omega Development, Inc., acquired all of the common stock of Home Partners of America, Inc. ("HPA"), a New Jersey corporation. Home Partners of America is a home improvement financing and services corporation. HPA is a development stage company and was to provide home improvement loans that were to be 90% insured by the Federal government under the HUD-FHA Title I Property Improvement Program, and conventional home improvement loans for bank portfolios. Prior to this acquisition, the Company's sole operating asset since its 1994 Reorganization, was the ABB Building, a 142,000 square foot general purpose office building, located in Windsor, Connecticut, a suburb of Hartford. The ABB Building is 100% occupied by one tenant. The Company negotiated a new lease with the tenant in March 1996 and attempted to refinance the debt on the building (See "Item 2. - Description of Property"). However, the Company was not successful and the bank that held the mortgage on the property instituted foreclosure proceedings, which were consummated on September 27, 1996. Since the ABB Building was the Company's only operating asset, management was additionally forced to cease its development plans in connection with HPA. Since that time the Company has had no ongoing operations and minimal activity.

Acquisition of Home Partners of America, Inc.

In a transaction consummated June 21, 1995, Omega acquired all of the common stock of Home Partners of America, Inc., a New Jersey corporation. HPA is in the home improvement financing and services business. HPA was to provide home improvement loans that were 90% insured by the Federal government under the HUD-FHA Title I Property Improvement Program, and conventional home improvement loans for bank portfolios. Generally, these loans would qualify as community reinvestment loans. HPA was also to provide homeowners with technical services including, home inspections, cost estimates, contractor qualification, subcontracting, project supervision and completion certifications. However, as discussed above, management was forced to cease its development plans in connection with HPA. In December 1996, the HPA subsidiary was sold to the principal shareholder of the Company for a nominal amount.


Plan of Operation

The Company's business plan at December 31, 1997 is to seek to acquire or merge with potential businesses that may, in the opinion of management, warrant the Company's involvement. The Company recognizes that as a result of its limited financial, managerial or other resources, the number of suitable potential businesses that may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business in which it participates rather than immediate, short-term earnings.
As of December 2, 1997, the Company entered into a Stock Exchange Agreement and Plan of Reorganization to acquire Heater Specialists, Inc. and Primenergy, Inc. See footnote 10, Pending Merger, to the Financial Statements following on page F-11.


Employees

As of December 31, 1997, the Company employed 1 person.



ITEM 2.     DESCRIPTION OF PROPERTY
-----------------------------------

As of December 31, 1997, the Company neither owned nor leased any property. During the first three quarters of 1996, the Company's sole operating asset was a 100% interest in the Omega-Hartford Limited Partnership, which owned the ABB Building, a 142,000 square foot office building. In a transaction consummated in March 1996, the Company executed an extension of the lease on the building with the tenant through September 2002. However, Omega could not successfully refinance the debt and the bank who held the mortgage on the property instituted foreclosure proceedings, which were consummated on September 27, 1996.

The Company's executive offices are located in Tulsa, Oklahoma, and until October 1996, occupied office space under an operating lease covering approximately 1,900 square feet, which was scheduled to expire in July 1998. The annual rent for these offices was approximately $23,800. In October 1996, the Company found other tenants for its office space and the landlord cancelled its lease.

ITEM 3.     LEGAL PROCEEDINGS
-----------------------------

A former employee of the Company's previously owned subsidiary, HPA, sued the Company in March 1996 for unpaid wages and other claims related to loan advances to another former employee of the Company. In November 1997, the Company agreed with the former employee to settle the lawsuit following an arbitration hearing for the payment of $12,000 in exchange for a full release of all claims by the former employee. The lawsuit was settled in January 1998 by payment of $12,000 to the former employee in exchange for a full release of all claims by the former employee.



ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
---------------------------------------------------------------

There were no matters submitted to the Company's stockholders during the fourth quarter of the fiscal year ended December 31, 1997.

                                    PART II


ITEM 5.     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------------------

To date there has been no significant public market for the Company's Common Stock. In light of the Company's lack of business operations or properties as of December 31, 1997, it is unlikely its Common Stock had any value other than a nominal value. Of the 15,000,000 shares of the Company's common stock presently outstanding, approximately 14,252,130 shares or 95.0% are "restricted securities," as the SEC's rules and regulations define such term. The holders of these restricted shares may not sell them in the public market unless they are first registered for sale under the Act, or are sold in compliance with Rule 144 under the Act. The holders of approximately 8,784,564 shares are "affiliates," as defined by the Act (See "Item 11. - Security Ownership of Certain Beneficial Owners and Management," following).

In connection with the acquisition of HPA in 1995, the selling stockholders received demand and "piggyback" registration rights for the Common Stock exchanged and for the Common Stock into which the Series C Preferred Stock was converted. Additionally, under the terms of a private offering under which 209,000 shares of Common Stock have been sold, the investors were granted registration rights within six months after the closing date of the offering. The principal shareholder of the Company made a capital contribution of $18,920 in 1997 to pay certain liabilities of the Company.

As described above, approximately 14,252,130 shares of the Company's Common Stock which are currently outstanding are "restricted" securities, as Rule 144 promulgated under the Act defines that term. In the future, the holders of these shares may sell them in compliance with Rule 144. Generally under Rule 144, a person holding restricted securities for a period of at least one year may, if there is adequate public information available concerning the Company, every three months sell in ordinary brokerage transactions or transactions with a market maker an amount equal to the greater of (i) 1% of the Company's then outstanding stock, or (ii) the average weekly volume of sales during the four calendar weeks preceding the sale. After two years have elapsed, a person who is not an affiliate of the Company may sell an unlimited amount of the restricted securities. Under Rule 144, however, affiliates of the Company are subject to these volume limitations as long as they are affiliated with the Company and for a period of at least three months after their affiliation ends, regardless of the length of the holding period. Sales under Rule 144 may, in the future, tend to depress the market price of the Company's securities should a public market develop.

At February 12, 1998, there were approximately 571 record holders of the Company's Common Stock. The Company has not paid any cash dividends on shares of its Common Stock since its inception and currently intends to retain earnings in the future for the Company's operations and expansion of its business.

ITEM 6.     MANAGEMENTS' DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
---------------------------------------------------------------------

                               PLAN OF OPERATION
                               -----------------

The Company's business plan at December 31, 1997 is to seek to acquire or merge with potential businesses that may, in the opinion of management, warrant the Company's involvement. The Company recognizes that as a result of its limited financial, managerial or other resources, the number of suitable potential businesses that may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business in which it participates rather than immediate, short-term earnings.
In seeking to attain its business objectives, the Company will not restrict its search to any particular industry. As of December 2, 1997, the Company entered into a Stock Exchange Agreement and Plan of Reorganization to acquire Heater Specialists, Inc. and Primenergy, Inc. See footnote 10, Pending Merger, to the Financial Statements following on page F-11.

The Company's business plan during the first three quarters of 1996 consisted of operating its sole operating property and development of the Home Partners of America, Inc. ("HPA") business. With the loss of the ABB Building through foreclosure (See Item 1, Description of Business, above), management was forced to abandon its plans to pursue development of the HPA business. In December 1996, the HPA subsidiary was sold to the principal shareholder of the Company for a nominal amount. Since that time the Company has had no ongoing operations and minimal activity.

At present, the Company has only one employee, no office and the on going general and administrative expenses are near zero. During 1996, the Company had a significant working capital deficit and suffered a severe cash flow problem. The Company has relied on equity contributions from a stockholder, small equity placements under a private placement memorandum and loans from Directors and a private investor to fund its current overhead. Such equity placements totaled $58,000 in calendar 1996. The equity placements were in the form of Units consisting of (i) one share of common Stock; (ii) one common stock purchase warrant, which was exercisable into one share of Common Stock per warrant until October 31, 1996, at a price of $2.00; and (iii) one common stock purchase warrant, which was exercisable into one share of Common Stock per warrant until October 31, 1997, at a price of $3.00. Working capital loans from Directors and a private investor totaled $79,000 in 1996. In connection with the working capital loans in 1996, the Company issued a total of 30,000 shares of Common Stock. The principal shareholder of the Company made a capital contribution of $18,920 in 1997 to pay certain liabilities of the Company.

In December 1996, management reached an agreement with many of its creditors and the holders of the Preferred Stock whereby they would convert their respective liabilities and Preferred Stock to shares of the Company's Common Stock. In total, $1,061,666 of accounts payables and accrued liabilities were converted to 3,132,583 shares of Common Stock. The Preferred Stock was converted into 666,667 shares of Common Stock in accordance with a previous agreement.


              RESULTS OF OPERATIONS - FISCAL 1997 VS. FISCAL 1996
              ---------------------------------------------------

The net loss for the year ended December 31, 1997 was $32,148 compared to a net loss of $1,939,706 for the year ended December 31, 1996. Generally, the decreased net loss for the current year is attributable to the loss recognized in the third quarter of 1996 from writing off the Excess of Cost Over Book Value of Investment in Subsidiary ($2,352,098), offset by the extraordinary gain ($1,226,243) recognized from the extinguishment of debt in connection with the foreclosure on the Company's sole operating asset, the ABB Building in Hartford, Connecticut, in the third quarter of 1996.

Rental income decreased to zero in the year ended December 31, 1997 compared to approximately $786,000 in the year ended December 31, 1996. The reduction in rental income was primarily due to the cessation of rental income from the Company's ABB Building due to the bank foreclosure on the building in September 1996.

The gain on sale of subsidiary of $153,775 in 1996 resulted from the sale of the HPA subsidiary to the principal shareholder of the Company. The gain related to the assumption of liabilities in excess of assets of HPA by the principal shareholder.

General and administrative expenses decreased approximately $257,600 (91%) in the current year as compared to the prior year. The reduction is primarily due to a general winding down of the business since October 1996.

Depreciation and amortization expenses decreased approximately $710,200 (99%) in 1997 as compared to 1996. This decrease is primarily attributable to the bank foreclosure on the ABB Building in September 1996, whereby no depreciation was taken on the building in the current year.

Interest expense declined to zero in the year ended December 31, 1997 as compared to approximately $754,600 in the year ended December 31, 1996. This decline is a result of the bank foreclosure on the ABB Building in September 1996.

No income tax expense or benefit has been recorded for 1997, as a valuation allowance has been provided for the tax effects of the entire net operating loss carry forwards and other net deductible temporary differences.


Some of the information in this report constitutes "forward looking" statements within Omega's interpretation of the Private Securities Litigation Reform Act of 1995. Although Omega believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its businesses, there is no assurance these transactions and financial goals will be achieved. Factors that could cause actual results to differ from those in forward looking statements, or used as a basis for forward looking statements, include the success in the Company's plan to acquire or merge with potential businesses that may warrant the Company's business.



ITEM 7.     FINANCIAL STATEMENTS
--------------------------------

The information required by this Item begins at page F-1 following page 15 hereof.



ITEM 8.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
---------------------------------------------------------------------------
FINANCIAL DISCLOSURE
--------------------

None.

                                    PART III



ITEM 9.     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS,
------------------------------------------------------------------------
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
-------------------------------------------------

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows. The Company expects that these persons will serve in these offices until the next annual meeting or until their respective successors are elected and qualified:


       Name                  Age                            Position
   --------------------    -------                ----------------------------
    A. Paul Shapansky        47               Chairman of the Board, President
                                               and Chief Executive Officer and
                                               Principal Financial Officer

    Herbert Maxwell          76               Director



A. Paul Shapansky. Mr. Shapansky joined the Company in January 1994 as Chief Operating Officer and was appointed Chairman, President and Chief Executive Officer in December 1994 in connection with the 1994 Reorganization. He has served as a financial consultant to the Company through his investment banking firm, A.G. Group Inc., since March 1993 and was responsible for the combination with Lewison Enterprises, Inc. and Omega Development Corp. in July 1993, arranging new funding for the Company's operations and the 1994 Reorganization in December 1994. Mr. Shapansky has been President and owner of A.G. Group Inc., an investment banking firm, since 1988. From September 1996 to September 1997, Mr. Shapansky was a Financial Advisor for Prudential Securities, Inc. Previously, Mr. Shapansky was President of Struthers Industries, Inc. (SIR-
AMEX), a company in the aerospace industry, from May 1991 to January 1992 where he arranged for Struthers to purchase Peacock Aerospace from Nortek, Inc. for $5.4 million and listed Struthers on the American Stock Exchange in December 1991. He was formerly Vice-President Finance, Secretary and a Director of C.I.S. Technologies, Inc. (CISI-NASDAQ National Market System) from January 1985 to January 1988 where he completed equity financing for C.I.S. of more than $35 million for its startup in the health care industry. Mr. Shapansky has a Bachelor of Commerce (Honours) degree in Actuarial Mathematics and Finance, from the University of Manitoba in Winnipeg, Canada.

Herbert Maxwell. Mr. Maxwell has been a director of the Company since December 1994. He has been self-employed as a crisis management consultant and investor for over 20 years. Mr. Maxwell resides in the Manhattan district of New York City and also serves as President and a director for Zachary Ventures, Inc. and is a director on numerous other private companies.


The Company's directors are elected for one year terms and hold office until their successors are elected. The number of directors serving on the Board is three. The Company's officers are elected annually by the Board of Directors.



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose any failure to file by these dates.

To the Company's knowledge, during and with respect to fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and more than ten percent stockholders were complied with.



ITEM 10.     EXECUTIVE COMPENSATION
-----------------------------------

No executive officer of Omega met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.

Stock Options

The Company has never had an employee stock option or other plan under which cash, stock, restricted stock, phantom stock, stock options, stock appreciation rights, warrants, convertible securities, performance units and performance shares, or similar instruments may be awarded.

Compensation Of Directors

Directors receive no additional compensation for service on the Board of Directors or any committee thereof. All Directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.



ITEM 11.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
---------------------------------------------------------------------------

Principal Shareholders - Common Stock

The following table shows the number of shares of Common Stock of the Company beneficially owned, as of February 26, 1998, by (i) the persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares, (ii) each of the directors of the Company, (iii) the Company's Chief Executive Officer, and (iv) by all executive officers and directors of the Company as a group, as follows:

Name and Address of                   Number of Shares      Percentage  of
Beneficial Owner                     Beneficially Owned   Outstanding Shares
----------------                     ------------------   ------------------

A. Paul Shapansky                        7,352,429 (1)          49.0%
9422 S. College Pl.
Suite 222
Tulsa, OK  74137

Herbert Maxwell                          1,432,135               9.6%
1501 Broadway
Suite 1807
New York, NY  10036

Dennis W. Rendflesh                      1,675,141 (2)          11.2%
508 Whiston Pl.
Edmonton, Alberta
Canada T6M2C6

RAS Investment Banking Group             1,600,000              10.7%
2 Broadway
New York, NY  10004-2801

All Executive Officers and               8,784,564              58.6%
 Directors as a group (2 persons)

     (1) Of these shares, 1,830,000 shares are held by Omega Investors LLC No. 1, of which Mr. Shapansky is the Manager and

         Controlling Member, 1,000,000 shares are held in trust by Mr. Shapansky's wife and 200,000 shares are held in trust for Mr. Shapansky's minor children.

     (2) Of these shares, 200,000 shares are held in trust by Mr. Rendflesh's wife and 30,000 shares are held in trust for Mr. Rendflesh's minor children.


Preferred Stock

In November 1993, the Company issued 400,000 shares of $5.00 par value Series B Preferred Stock to Aviation Specialists, Inc. in connection with the acquisition of an aircraft. The Preferred Stock paid a dividend of $.30 per share per year, payable monthly and was convertible at the option of the holder into Common Stock of Omega, at a ratio of one share of Preferred Stock for one share of Common Stock. The Preferred Stock was also callable, at the option of Omega, at a call price of $5.00 per share. Additionally, Omega could, at its option, redeem the Preferred Stock at any time by transferring the aircraft back to the seller and issuing 50,000 shares of its Common Stock to the seller. In the last quarter of 1995 the Series B Preferred Stock was redeemed and canceled and the plane was transferred back to the seller for 50,000 shares of Common Stock and an agreement to pay the seller $120,000 in accrued Preferred Stock dividends.
In December 1996, the accrued Preferred Stock dividends were converted to Common Stock by agreement.

In connection with the acquisition of HPA in June 1995, the Company exchanged 400,000 shares of newly issued Series C $5.00 par value convertible Preferred Stock of Omega in partial payment of the purchase price for HPA. In December 1996, the 400,000 shares of Series C convertible Preferred Stock were converted into 666,667 shares of Common Stock by agreement.


ITEM 12.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
-----------------------------------------------------------

Herbert Maxwell, a director of the Company, was issued 10,000 shares in March 1996 in connection with a working capital loan. Mr. Maxwell also received 90,466 shares in December 1996 in connection with the conversion of liabilities to Common Stock. A. Paul Shapansky was issued 1,056,146 shares in December 1996 in connection with the conversion of liabilities to Common Stock. Mr. Shapansky contributed $18,920 to the Company in 1997 to pay certain liabilities of the Company. In December 1996, the HPA subsidiary was sold to the principal shareholder of the Company (Mr. Shapansky) for a nominal amount.

ITEM 13.     EXHIBITS AND REPORTS ON FORM 8-K
---------------------------------------------

(a)  Exhibits

     The following documents are included as exhibits to this Form 10-KSB.
     Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

Exhibits

2.1 Agreement and Plan of Reorganization by and between Lewison Enterprises, Inc., Omega Development Corp. and the shareholders of Omega Development Corp. dated July 13, 1993 (Filed as Exhibit 2.1 to the Form 8-K dated July 23, 1993, previously filed with the Commission, File No. 33-34200).

2.2 Plan and Agreement of Reorganization by and among Omega Development Inc., Omega Development Corporation, P. Thomas Mann, Peter Allen Dysert, the Peter Allen Dysert Trust UTI dated July 13, 1983, Kirby J. Bourgeois, Toklan Oil & Gas Corporation, Stephen M. King Properties, Inc., A. Paul Shapansky and Omega Investors L.L.C. No. 1 consummated on December 22, 1994 (Filed as Exhibit 2.1 to the Form 8-K dated December 22, 1994, previously filed with the Commission, File No. 33-34200).

2.3 Stock Purchase/Exchange Agreement by and among Home Partners of America, Inc., RAS Investment Banking Group, J. Tabs Investment and Michael Coleman and Omega Development, Inc. dated June 2, 1995 (Filed as Exhibit 2.1 to the Form 8-K dated June 21, 1995, previously filed with the Commission, File No. 33-34200).

2.4 Stock Exchange Agreement and Plan of Reorganization by and between Omega Development, Inc. And the shareholders of Heater Specialists, Inc. and Primenergy, Inc. dated December 2, 1997.

3.1 (a) Articles of Incorporation of Lewison Enterprises, Inc. filed with the Secretary of State of Nevada July 14, 1988 (incorporated by reference to Registration Statement on Form S-1, File Number 33-34200, of Lewison Enterprises, Inc.);

     (b) Amendment to Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada on September 22, 1989 (incorporated by reference to Form 10-K of the Company [then known as The Postal Group, Inc.] for year ended December 31, 1989);


     (c) Amendment to Articles of Incorporation of the Company filed with the Secretary of State of Nevada on October 27, 1992 (incorporated by reference to Form 10-KSB of the Company for the year ended December 31, 1992);

     (d) Amendment to Articles of Incorporation of the Company filed with the Secretary of State of Nevada on January 19, 1994 (incorporated by reference to Form 10-KSB of the Company for the year ended December 31, 1993).

3.2 Bylaws of the Company (incorporated by reference to Registration Statement on Form S-1, File Number 33-34200, previously filed with the Commission).

4.1 Specimen Form of Certificate for Common Stock (incorporated by reference to Registration Statement of Form S-1, File Number 33-34200, previously filed with the Commission).

4.2 Board of Directors Action dated November 8, 1993, designating preferences of Class B Preferred Stock, pursuant to authority in Certificate of Amendment of Exhibit 3.1(c) above (incorporated by reference to Form 10-KSB of the Company for the year ended December 31, 1993).

4.3 Specimen Form of Certificate for Preferred Stock (incorporated by reference to Form 10-KSB of the Company for the year ended December 31, 1993).

10.1 Agreement and plan of Reorganization dated June 15, 1989 among the Company, Mail-it-Quik, Inc., and the shareholders of Mail-it-Quik, Inc. (incorporated by reference to Form 8-K dated June 30, 1989).

10.2 Rescission and revocation of Agreement and Plan of Reorganization (incorporated by reference to Form 8-K dated December 31, 1990).

10.3 Agreement and Plan of Reorganization by and between Lewison Enterprises, Inc., Omega Development Corp. and the shareholders of Omega Development Corp. dated July 13, 1993 (incorporated by reference to Form 8-K dated July 23, 1993).

10.4 HPA Stock Purchase Agreement by and between Omega Development, Inc. and Omega Investors LLC #1, effective December 15, 1996 (incorporated by reference to Form 10-KSB of the Company for the year ended December 31,
     1996).

16.1 Letter dated August 17, 1995, issued by Arthur Andersen LLP addressing Registrant disclosures in Form 8-K reporting a change in auditors (Filed as Exhibit 1 to the Form 8-K dated August 15, 1995, previously filed with the Commission, File No. 33-34200).



     (b)  Reports on Form 8-K

          There were no reports on Form 8-K filed with the Securities and Exchange Commission during the last quarter of fiscal 1997.

                                  SIGNATURES


In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    OMEGA DEVELOPMENT, INC.



Date: March 19, 1998          By:   /S/A. Paul Shapansky
                                    --------------------
                                    A. Paul Shapansky
                                    Chairman of the Board, President
                                    and Chief Executive Officer and
                                    Principal Financial Officer



In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

         Signature                       Title             Date
    -----------------------      ---------------------  ----------



    /S/A. Paul Shapansky    Chairman of the Board,        March 19, 1998
    --------------------
    A. Paul Shapansky        President and Chief
                             Executive Officer and
                             Principal Financial Officer



    /S/Herbert Maxwell      Director                      March 19, 1998
    ------------------
    Herbert Maxwell

                    OMEGA DEVELOPMENT, INC. AND SUBSIDIARIES


                       CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1997 AND 1996

                 WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Omega Development, Inc.:


We have audited the accompanying consolidated balance sheet of Omega Development, Inc. and subsidiaries as of December 31, 1997 and the related statements of operations and accumulated deficit, changes in stockholders' deficit and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omega Development, Inc. and subsidiaries as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                                          \S\ERNST & YOUNG LLP



Tulsa, Oklahoma
February 25, 1998

                    OMEGA DEVELOPMENT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET


                                                                   DECEMBER 31,
                 ASSETS                                                1997
                                                                   -----------
CURRENT ASSETS:
   Prepaid expenses                                                $       492

OFFICE EQUIPMENT, at cost net of accumulated depreciation
   of $18,511 in 1997                                                   21,197
                                                                   -----------

TOTAL ASSETS                                                       $    21,689
                                                                   ===========





           LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                        $    49,110


COMMITMENTS AND CONTINGENCIES (Note 8)                                      --


STOCKHOLDERS' DEFICIT:
   Common Stock, $0.001 par value; 25,000,000 shares authorized;
      15,000,000 shares issued and outstanding                          15,000
   Additional Paid in Capital                                        4,604,134
   Accumulated Deficit                                              (4,646,555)
                                                                   -----------
      Total Stockholders' Deficit                                      (27,421)
                                                                   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $    21,689
                                                                   ===========








        The accompanying notes are an integral part of these statements.

                    OMEGA DEVELOPMENT, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                        DECEMBER 31,
                                                   1997            1996
                                               ------------    ------------
REVENUES:
   Rental income                               $         --    $    785,970
   Gain on sale of subsidiary                            --         153,775
   Other income                                          --           1,000
                                               ------------    ------------
      Total revenues                                     --         940,745

EXPENSES:
   General and administrative                        26,676         284,278
   Depreciation and amortization                      5,472         715,671
   Interest                                              --         754,647
   Write off excess of cost over book value
      of investment in subsidiary                        --       2,352,098
                                               ------------    ------------
      Total operating expenses                       32,148       4,106,694
                                               ------------    ------------
NET LOSS BEFORE EXTRAORDINARY ITEM                  (32,148)     (3,165,949)

EXTRAORDINARY ITEM
   Gain on extinguishment of debt                        --       1,226,243
                                               ------------    ------------

NET LOSS                                            (32,148)     (1,939,706)
ACCUMULATED DEFICIT, beginning of period         (4,614,407)     (2,674,701)
                                               ------------    ------------

ACCUMULATED DEFICIT, end of period             $ (4,646,555)   $ (4,614,407)
                                               ============    ============

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
      Loss before extraordinary item           $       0.00    $      (0.28)
      Extraordinary gain                               0.00            0.11
                                               ------------    ------------
      Net loss per common share                $       0.00    $      (0.17)
                                               ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING              15,000,000      11,178,455
                                               ============    ============





        The accompanying notes are an integral part of these statements.

                    OMEGA DEVELOPMENT, INC. AND SUBSIDIARIES

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT



                                      Preferred                       Common        Common      Additional
                                        Shares        Preferred       Shares         Stock        Paid-In      Accumulated
                                      Outstanding       Stock       Outstanding    Par Value      Capital        Deficit
                                      -----------    -----------    -----------   -----------   -----------   ------------
BALANCE, DECEMBER 31, 1995                400,000    $   786,000     11,112,750   $    11,113   $ 2,683,312   $(2,674,701)
  Issuance of common stock in
    connection with private equity
    offering and notes payable                 --             --         88,000            88        57,942            --
  Conversion of liabilities and
    preferred stock into common
    stock                                (400,000)      (786,000)     3,799,250         3,799     1,843,960            --
  Net loss for the period                      --             --             --            --            --    (1,939,706)
                                      -----------    -----------    -----------   -----------   -----------   -----------
BALANCE, DECEMBER 31, 1996                      0              0     15,000,000        15,000     4,585,214    (4,614,407)

  Capital contribution by principal
    shareholder                                --             --             --            --        18,920            --
  Net loss for the period                      --             --             --            --            --       (32,148)
                                      -----------    -----------    -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 1997                      0    $         0     15,000,000   $    15,000   $ 4,604,134   $(4,646,555)
                                      ===========    ===========    ===========   ===========   ===========   ===========











        The accompanying notes are an integral part of these statements.

                    OMEGA DEVELOPMENT, INC. AND SUBSIDIARIES

                             STATEMENT OF CASH FLOWS

                                                                DECEMBER 31,
                                                            1997           1996
                                                        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                             $   (32,148)   $(1,939,706)
   Adjustments to reconcile net loss to net
      cash provided by operating activities:
         Write off excess of cost over book value of
            investment in subsidiary                             --      2,352,098
         Depreciation and amortization                        5,472        715,671
         Gain on sale of subsidiary                              --       (153,775)
         Extraordinary gain on extinguishment of debt            --     (1,226,243)
   Changes in assets and liabilities:
         Accounts receivable                                     --        174,760
         Prepaid expenses                                     5,130             --
         Deposits and other assets                               --            697
         Accounts payable and accrued liabilities             2,506        (77,895)
         Increase in due to officers/stockholders                --         10,591
                                                        -----------    -----------
            Total adjustments                                13,108      1,795,904
                                                        -----------    -----------
            Net cash used in operating activities           (19,040)      (143,802)
                                                        -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Sale of office and other equipment                         --          6,834
                                                        -----------    -----------
            Net cash provided by investing activities             0          6,834
                                                        -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of notes payable                    --         79,000
      Proceeds from sale of common shares                        --         58,000
      Proceeds received from capital contribution            18,920             --
                                                        -----------    -----------
            Net cash provided by financing activities        18,920        137,000
                                                        -----------    -----------
NET INCREASE (DECREASE) IN CASH                                (120)            32
CASH, beginning of period                                       120             88
                                                        -----------    -----------

CASH, end of period                                     $         0    $       120
                                                        ===========    ===========

Cash paid during the period for interest                $        --    $   740,995
                                                        ===========    ===========



        The accompanying notes are an integral part of these statements.

                    OMEGA DEVELOPMENT, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997


1.  ORGANIZATION AND DESCRIPTION OF BUSINESS
--------------------------------------------

ORGANIZATION

Omega Development, Inc. ("Omega" or "the Company") was incorporated in the State of Nevada on July 15, 1988 under the name of "Lewison Enterprises, Inc." Since then the Company has experienced a series of business consolidations and reorganizations, the most recent of which are discussed below.

In June 1995 Omega acquired all of the common stock of Home Partners of America, Inc. ("HPA"), a New Jersey corporation. HPA is a home improvement financing and services corporation. HPA is a development stage company and was to provide home improvement loans that were to be 90% insured by the Federal government under the HUD-FHA Title I Property Improvement Program, and conventional home improvement loans for bank portfolios. The Company's sole operating asset during 1996 was the ABB Building, a 142,000 square foot general purpose office building, located in Windsor, Connecticut, a suburb of Hartford. The ABB Building is 100% occupied by one tenant and the Company negotiated a new lease with the tenant in March 1996 and attempted to refinance the debt on the building as described in Note 5. However, Omega could not successfully refinance the debt and the bank that held the mortgage on the property instituted foreclosure proceedings, which were consummated on September 27, 1996. Since the ABB Building was the Company's only operating asset, management was additionally forced to cease its development plans in connection with HPA (See also Note 3).

Since the foreclosure of the ABB Building , the Company ceased all operations and currently has one employee. Omega's current business plan is to seek to acquire or merge with potential businesses that may, in the opinion of management, warrant the Company's involvement. The Company recognizes that as a result of its limited financial, managerial or other resources, the number of suitable potential businesses that may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business in which it participates rather than immediate, short-term earnings. As of December 2, 1997, the Company entered into a Stock Exchange Agreement and Plan of Reorganization to merge with Heater Specialists, Inc. and Primenergy, Inc. See footnote 10, Pending Merger.

The principal stockholder of the Company has agreed to fund the operations of the Company in sufficient amounts for the Company to meet its recorded obligations at December 31, 1997, and its continued operations as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------

CONSOLIDATION

The Company's consolidated financial statements at December 31, 1997 include the accounts of Omega and its wholly owned subsidiary, Omega Capital Corp. All intercompany transactions have been eliminated.

REVENUE RECOGNITION

Tenant rental income under operating leases is recognized on a straight-line basis over the lease term. Deferred rent receivable is recorded for those leases that specify scheduled rent increases over the lease term or that provide for initial rent periods without charge. However, deferred rent is not recorded if there is doubt about its collectibility.

DEPRECIATION AND AMORTIZATION

Depreciation is recorded using the straight-line method over the estimated useful lives of the properties. Tenant improvements are included as a component of investments in real estate and are amortized over the life of the lease or the useful life of the improvement, whichever is shorter. Those lease terms range from seven to 20 and 25 years for anchor tenants and average approximately five years for other tenants. The remaining balance of tenant improvements is charged to amortization expense if a tenant moves out.

INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Deferred taxes are determined based on the estimated future tax effects of differences between the financial statements and tax basis of assets and liabilities and of net operating loss carry forwards ("NOL"). SFAS 109 requires that the tax benefit of such NOLs be recorded as an asset to the extent that management concludes the realization of the NOLs is "more likely than not."

EARNINGS PER SHARE

In 1997, the Financial Accounting Standards Board issued statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.  BUSINESS DISPOSAL
---------------------

In a transaction consummated June 21, 1995 and accounted for as a purchase, Omega acquired all of the common stock of Home Partners of America, Inc., a New Jersey corporation. HPA is a home improvement loan financing and services corporation. HPA was to provide home improvement loans that were 90% insured by the Federal government under the HUD-FHA Title I Property Improvement Program, and conventional home improvement loans for bank portfolios. HPA was also to provide homeowners with technical services including, home inspections, cost estimates, contractor qualification, subcontracting, project supervision and completion certifications. However, as discussed above, management was forced to cease its development plans in connection with HPA.

The Excess of Cost Over Book Value of Investment in Subsidiary related to the HPA acquisition of $2,352,098 was expensed in September 1996 when management decided not to pursue development plans of HPA. In December 1996, the HPA subsidiary was sold to the principal shareholder of the Company for a nominal amount, resulting in a gain of approximately $153,000 related to the assumption of liabilities in excess of assets of HPA by the principal shareholder.


4.  REAL ESTATE PROPERTIES
--------------------------

The Company's sole operating asset during the first three quarters of 1996 was the ABB Building in Windsor, Connecticut. In a transaction consummated in March 1996 the Company negotiated an extension of the lease on the building with the tenant, and through September 1996 worked on agreements to refinance the mortgage debt on the building with a new lender including an agreement with the current lender to extinguish the previous mortgage on the building with a substantial discount (see Note 5). Prior to the new lease agreement discussed above, the ABB Building was owned by a partnership whereby Omega owned a 95% interest and the tenant owned a 5% interest. In connection with the new lease agreement, the tenant assigned its 5% interest in the property to Omega and agreed there were no outstanding claims, offsets, disputes or liabilities owed by either party to the other. However, as discussed in Note 5 below, the Company was not successful in refinancing the debt on the building and the bank that held the mortgage on the property instituted and completed foreclosure proceedings.

5.  NOTES PAYABLE
-----------------

In June 1996, the Company reached an agreement with the bank that held the mortgage on the ABB Building. The loan was payable in monthly installments equal to 100% of the property's net cash flow, matured in October 1997and had an interest rate of 9.36%. The loan was in default due to various violations of the terms of the loan including non payment of interest. In August 1996 the bank instituted foreclosure proceedings which were completed on September 27, 1996, at which time the bank assumed title to the building.

Immediately before the foreclosure, the outstanding principal on the mortgage on the building was approximately $13,584,000. The net book value of the building immediately preceeding the foreclosure was approximately $12,358,000, therefore the transaction resulted in an extraordinary gain of $1,226,000.


6.  STOCKHOLDERS' EQUITY
------------------------

In connection with the acquisition of HPA in June 1995, the Company exchanged 400,000 shares of newly issued Series C $5.00 par value convertible Preferred Stock of Omega in partial payment of the purchase price for HPA. The 400,000 shares of Series C convertible Preferred Stock was convertible into 666,667 shares of Common Stock of Omega, subject to certain anti-dilution adjustments.

During 1996 the Company relied on small equity placements under a private placement memorandum and loans from a Director and a private investor to fund its current overhead. Such equity placements in calendar 1996 totaled $58,000. The equity placements are in the form of Units (58,000 Units) consisting of (i) one share of Common Stock; (ii) one common stock purchase warrant, exercisable into one share of Common Stock per warrant until October 31, 1996, at a price of $2.00; and (iii) one common stock purchase warrant, exercisable into one share of Common Stock per warrant until October 31, 1997, at a price of $3.00. These warrants were not included in the computation of diluted earnings per share because the warrant's exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The warrants expired in 1996 and 1997 unexercised.

Working capital loans from a Director and a private investor totaled $79,000 in 1996 and the Company issued a total of 30,000 shares of Common Stock in connection with the working capital loans. The principal shareholder of the Company contributed $18,920 in December 1997 to pay for certain liabilities of the Company.

In December 1996, management reached an agreement with many of its creditors and the holders of the Preferred Stock whereby they would convert their respective liabilities and Preferrred Stock to shares of the Company's Common Stock. In total, $1,061,666 of accounts payables and accrued liabilities and amounts due to officers/directors were converted to 3,132,583 shares of Common

Stock. The Preferred Stock was converted into 666,667 shares of Common Stock in accordance with a previous agreement.


7. INCOME TAXES
---------------

The Company had certain federal income tax net operating loss carry forwards
(NOLs) at December 31, 1997. SFAS 109 requires that the tax benefit of such NOLs be recorded as an asset to the extent that management concludes the realization of the NOLs is "more likely than not." Realization of the future tax benefits is dependent on the Company's ability to generate taxable income within the carry forward periods. Management has concluded that, using the criteria of SFAS 109, a valuation allowance should be provided for the entire balance of the net deferred tax asset.


8.  COMMITMENTS AND CONTINGENCIES
---------------------------------

The Company had a lease commitment for their executive offices which was to expire in July 1998. In October 1996, the Company found other tenants for its office space and the landlord cancelled its lease. Lease expense during 1996 was $16,131. At December 31, 1997, no other lease commitments exist.


9.  STATEMENT OF CASH FLOWS
---------------------------

For purposes of reporting cash flows, cash includes cash and money market accounts that are due on demand. No cash payments for income taxes were made in 1997 or 1996.

The Company had the following noncash investing and financing activities in 1997 and 1996:
                                                    1997          1996
                                                    ----          ----
     Write off excess of cost over book value of
       investment in subsidiary                   $   --       $ 2,352,098

     Settlements on notes payable                     --        13,584,320

     Foreclosure of ABB Building                      --        12,358,156

     Convert liabilities to Common Stock              --         1,061,666

     Convert Preferred Stock to Common Stock          --           786,000

10.  PENDING MERGER
-------------------

On December 2, 1997, the Company signed a Stock Exchange Agreement and Plan of Reorganization (the "Agreement") with Heater Specialists, Inc. ("HSI") and Primenergy, Inc. ("Prime"). The Agreement provides for a merger of HSI and Prime with Omega. The shareholders of HSI and Prime will exchange all of their outstanding common shares for 8,000,000 newly issued shares of Omega. After the exchange, current shareholders of Omega will hold 1,000,000 shares of common stock. New investors will contribute approximately $3,000,000 of common equity (net of issuance costs) through a private equity offering in exchange for 1,000,000 shares of common stock and stock warrants. The exchange will qualify under either Section 351 or Section 368(a)(1)(B), or both, of the Internal Revenue Code of 1986, as amended, as a "tax-free" exchange or reorganization, subject to the terms and conditions as more fully provided in the Agreement.
The closing is scheduled to take place in April 1998, unless closing is delayed by mutual agreement. The new equity of approximately $3,000,000 will be used to pay down bank credit lines and to fund the business plans of HSI and Prime. The funding is a stipulated condition precedent to closing, however management of Omega cannot assure that such equity will be provided.

Primenergy, Inc. possesses a license which permits the integrated application of several technologies to convert biomass into energy. Prime's proprietary process design incorporates a low temperature, air-starved gasification of biomatter to produce an energy source for electricity generation, steam production, process heat, or any combination of these useful forms of energy. Prime has been working with government officials within the Republic of the Philippines, and more specifically Metro Manila, for over a year on an opportunity to build a $60 million plant that will convert municipal solid waste to energy. Prime has been working with the Philippine Presidential Task Force on Waste Disposal which management believes will lead to multiple projects in the Philippines for energy cogeneration over the next few years. Although management of Prime is confident that a contract will be executed with the Republic of the Philippines, at the date of this writing a firm contract has not yet been received and no assurance can be given that this objective will be achieved.

Heater Specialists, Inc. is a fully integrated single source manufacturer of refractory lined vessels and equipment for the oil refining, chemical process, power generation and incineration industries. HSI offers a unique combination of steel fabrication expertise and refractory technology and is the primary contractor for gasifier units sold by Prime and performs the steel fabrication and refractory work on the gasifiers.

                                                                       EXHIBIT B

                       SHAREHOLDER INFORMATION STATEMENT




                         UNAUDITED FINANCIAL STATEMENTS

                            HEATER SPECIALISTS, INC.

                        QUARTER ENDED DECEMBER 31, 1997



                                  FOLLOWED BY



                          AUDITED FINANCIAL STATEMENTS

                            HEATER SPECIALISTS, INC.

                         YEAR ENDED SEPTEMBER 30, 1997

                           HEATER SPECIALISTS, INC.


                             FINANCIAL STATEMENTS

                                  (UNAUDITED)


                            As of December 31, 1997

HEATER SPECIALISTS, INC.
BALANCE SHEETS


             ASSETS                      DECEMBER 31,   SEPTEMBER 30,
                                            1997            1997
Current Assets:                         -------------  -------------
                                         (UNAUDITED)
  Cash                                  $    40,996    $   160,365
  Accounts receivable-trade               4,631,272      4,724,381
  Accounts receivable-other               1,242,648        968,280
  Costs and estimated earnings in
    excess of billings on uncompleted
    contracts                               629,887        629,831
  Materials inventory                       597,630        298,761
  Prepaid taxes                             129,391        129,391
  Other prepaid expenses                     29,118         37,145
                                        -----------    -----------
    Total current assets                  7,300,942      6,948,154
                                        -----------    -----------
Fixed Assets:
  Land                                      121,674         71,674
  Land stabilization                         49,776         49,776
  Buildings                               1,824,127      1,402,455
  Construction equipment                  1,769,185      1,701,699
  Office furniture and equipment            218,743        216,750
  Automotive equipment                      176,346        176,345
  Leasehold improvements                     79,825         66,432
                                        -----------    -----------
                                          4,239,676      3,685,131
  Less: accumulated depreciation         (1,957,379)    (1,880,291)
                                        -----------    -----------
    Net property and equipment            2,282,297      1,804,840
                                        -----------    -----------

Other assets                                 23,063         23,063
                                        -----------    -----------

                                        $ 9,606,302    $ 8,776,057
                                        ===========    ===========









        The accompanying notes are an integral part of these statements.

HEATER SPECIALISTS, INC.
BALANCE SHEETS


       LIABILITIES AND EQUITY               DECEMBER 31, SEPTEMBER 30,
                                               1997          1997
Current Liabilities:                       ------------- -------------
                                            (UNAUDITED)
  Note payable to bank                      $1,950,000    $1,675,000
  Current portion of long-term debt            352,358       333,145
  Accounts payable                           2,356,345     2,015,125
  Billings in excess of costs and
    estimated earnings on uncompleted
    contracts                                  215,536       740,211
  Accrued wages and bonuses                    202,992       188,946
  Accrued self-insurance health claims         100,467        83,920
  Other accrued liabilities                    144,471       167,478
                                            ----------    ----------
                                             5,322,169     5,203,825
                                            ----------    ----------

Long term debt, less current portion         1,778,960     1,498,103
                                            ----------    ----------

Commitments and contingencies                       --            --

Stockholders' equity:
  Common stock $1 par value, 25,000
    shares authorized, 1,134 shares
    issued, 634 shares outshanding               1,134         1,134
  Additional paid-in capital                   724,866       724,866
  Retained Earnings                          2,529,173     2,098,129
                                            ----------    ----------
                                             3,255,173     2,824,129

  Less treasury stock, 500 shares at cost      750,000       750,000
                                            ----------    ----------
    Total stockholders' equity               2,505,173     2,074,129
                                            ----------    ----------

                                            $9,606,302    $8,776,057
                                            ==========    ==========









        The accompanying notes are an integral part of these statements.

HEATER SPECIALISTS, INC.
INCOME STATEMENTS

                                           FOR THE THREE MONTH PERIODS
                                                 ENDED DECEMBER 31,
           Description                         1997            1996
------------------------------------------ ------------   ------------
                                           (UNAUDITED)    (UNAUDITED)
Contract revenues earned                   $ 4,741,420    $ 4,727,214

Cost of revenues earned                      3,774,216      3,884,561
                                           -----------    -----------
Gross profit                                   967,204        842,653

Selling, general and adiministrative
  expenses                                     532,391        464,828
                                           -----------    -----------

Operating profit                               434,813        377,825

Other income (expenses):
  Gain on sale of assets                             0              0
  Interest and other income                     65,793          1,081
  Interest expense                             (69,562)       (42,045)
                                           -----------    -----------
                                                (3,769)       (40,964)
                                           -----------    -----------

Income before provision for income taxes       431,044        336,861

Provision for income taxes                          --             --
                                           -----------    -----------

Net income                                 $   431,044    $   336,861
                                           ===========    ===========











        The accompanying notes are an integral part of these statements.

HEATER SPECIALISTS, INC.
STATEMENT OF CASH FLOWS


                                                     FOR THE THREE MONTH PERIODS
                                                           ENDED DECEMBER 31,
                                                          1997          1996
CASH FLOWS FROM OPERATING ACTIVITIES:                -------------  -------------
                                                      (UNAUDITED)    (UNAUDITED)
  Net income                                         $   431,044    $   336,861
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                       77,088         77,089
      Changes in assets and liabilities:
        Accounts receivable                             (181,259)     1,055,669
        Inventory                                       (298,869)       (15,673)
        Costs in excess of billings                          (56)    (1,295,948)
        Prepaid expenses                                   8,027        (10,261)
        Other assets                                           0        (11,094)
        Accounts payable-trade                           341,220       (278,811)
        Billings in excess of costs                     (524,675)       869,008
        Other accrued liabilities                          7,586        (78,666)
                                                     -----------    -----------
          Total adjustments                             (570,938)       311,313
                                                     -----------    -----------
          Net cash provided by (used in) operating
            activities                                  (139,894)       648,174
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to fixed assets                             (554,545)       (15,954)
  Proceeds from sale of fixed assets                           0              0
                                                     -----------    -----------
          Net cash used in investing activities         (554,545)       (15,954)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from new borrowings                           383,901              0
  Advances on line of credit                           3,351,411      4,390,633
  Payments on line of credit and notes payable        (3,160,242)    (4,539,649)
  Payments for S-Corp distributions                            0       (675,000)
                                                     -----------    -----------
          Net cash used in financing activities          575,070       (824,016)
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                         (119,369)      (191,796)

CASH, beginning of period                                160,365        233,672
                                                     -----------    -----------

CASH, end of period                                  $    40,996    $    41,876
                                                     ===========    ===========

  Cash paid during the period for interest           $    69,562    $    42,045
                                                     ===========    ===========


        The accompanying notes are an integral part of these statements.

                           HEATER SPECIALISTS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                                  (UNAUDITED)


NOTE A--BASIS OF PRESENTATION

The accompanying unaudited financial statements of Heater Specialists, Inc. ("Heater" or "the Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ended September 30, 1998.


NOTE B--ORGANIZATION AND DESCRIPTION OF BUSINESS

Heater was incorporated in the State of Oklahoma on October 26, 1988. The Company is a fully integrated single source manufacturer of refractory lined vessels and equipment for the oil refining, chemical process, power generation and incineration industries. All of the Company's manufacturing activities are performed primarily under fixed price contracts. The lengths of the contracts vary but are typically less than one year in duration.

                           HEATER SPECIALISTS, INC.

                             FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                    YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                     WITH

                       REPORT OF INDEPENDENT ACCOUNTANT

[LETTERHEAD OF SANDRA R. HENDERSON, P.C. APPEARS HERE]


                       REPORT OF INDEPENDENT ACCOUNTANT

To the Stockholders and
 Board of Directors
Heater Specialists, Inc.
Tulsa, Oklahoma



  We have audited the accompanying balance sheets of Heater Specialists, Inc. as of September 30, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heater Specialists, Inc., as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                         /s/ SANDRA R. HENDERSON

                                         Certified Public Accountants

Tulsa, Oklahoma
December 5, 1997

                           HEATER SPECIALISTS, INC.

                                BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1996



                                    ASSETS
                                    ------

                                                          1997        1996

CURRENT ASSETS:
    Cash and cash equivalents                         $  160,365  $  233,672
    Accounts receivable (Notes 2, 4 and 6):
      Contracts (less allowance for doubtful
        accounts of $20,000 in 1997)                   4,724,381   3,517,001
      Other                                              968,280      54,907
    Costs and estimated earnings in
      excess  of billings on  uncompleted
      contracts (Note 3)                                 629,831     772,416
    Materials inventory (Notes 1 and 4)                  298,761     267,148
    Prepaid taxes (Note 1)                               129,391      52,394
    Other prepaid expenses                                37,145      11,512
                                                      ----------  ----------

        Total current assets                           6,948,154   4,909,050
                                                      ----------  ----------


PROPERTY AND EQUIPMENT, AT COST (NOTES 1 AND 5 ):
    Land                                                  71,674      81,340
    Land stabilization                                    49,776      49,776
    Buildings                                          1,402,455   1,386,673
    Construction equipment                             1,701,699   1,948,784
    Office furniture and equipment                       216,750     196,787
    Automotive equipment                                 176,345     174,145
    Leasehold improvements                                66,432      66,432
                                                      ----------  ----------

                                                       3,685,131   3,903,937

    Less accumulated depreciation and amortization     1,880,291   1,701,384
                                                      ----------  ----------

        Net property and equipment                     1,804,840   2,202,553
                                                      ----------  ----------

OTHER ASSETS                                              23,063       2,119
                                                      ----------  ----------

                                                      $8,776,057  $7,113,722
                                                      ==========  ==========



The accompanying notes are an integral part of these financial statements.

HEATER SPECIALISTS, INC.
BALANCE SHEETS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996
                                      -2-
________________________________________________________________________________

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                          1997        1996
    CURRENT LIABILITIES:
      Note payable to bank (Note 4)                    $1,675,000  $1,550,000
      Current portion of long-term debt                   333,145     141,332
      Accounts payable                                  2,015,125   1,937,779
      Billings in excess of costs and estimated
         earnings on uncompleted contracts (Note 3)       740,211     153,558
      Accrued wages and bonuses                           188,946     171,088
      Accrued self-insurance health claims (Note 8)        83,920      65,852
      Other accrued liabilities                           167,478      95,974
                                                       ----------  ----------

                   Total current liabilities            5,203,825   4,115,583
                                                       ----------  ----------

    LONG-TERM DEBT, LESS CURRENT PORTION (NOTE 5)       1,498,103     953,572
                                                       ----------  ----------


    COMMITMENTS AND CONTINGENCIES (NOTES 9 AND 10)

    STOCKHOLDERS' EQUITY:
      Common stock $1 par value, 25,000 shares
         authorized, 1,134 shares issued,
         634 shares outstanding                             1,134       1,134
      Additional paid-in capital                          724,866     724,866
      Retained earnings                                 2,098,129   2,068,567
                                                       ----------  ----------

                                                        2,824,129   2,794,567

      Less treasury stock, 500 shares at cost             750,000     750,000
                                                       ----------  ----------

                   Total stockholders' equity           2,074,129   2,044,567
                                                       ----------  ----------

                                                       ----------  ----------

                                                       $8,776,057  $7,113,722
                                                       ==========  ==========



The accompanying notes are an integral part of these financial statements.

                            HEATER SPECIALISTS, INC.

                              STATEMENTS OF INCOME
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                1997          1996

Contract revenues earned (Notes 1 and 6)    $18,087,961   $17,851,335

Cost of revenues earned (Note 1)             14,680,064    14,119,215
                                            -----------   -----------

Gross profit                                  3,407,897     3,732,120


Selling, general and administrative
expenses( Note 6)                             1,868,089     1,986,723
                                            -----------   -----------

Operating profit                              1,539,808     1,745,397
                                            -----------   -----------

Other income (expenses) (Note 6):
   Gain on sale of assets                       114,038         4,488
   Interest and other income                    116,393         5,209
   Interest expense                            (250,677)     (204,251)
                                            -----------   -----------

                                              (  20,246)     (194,554)
                                            -----------   -----------

Income before provision for income taxes      1,519,562     1,550,843

Provision for income taxes (Note 1)                   -             -
                                            -----------   -----------

Net income                                  $ 1,519,562   $ 1,550,843
                                            ===========   ===========


The accompanying notes are an integral part of these financial statements.

                            HEATER SPECIALISTS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                          Common Stock
                                          ------------          Additional                                     Total
                                     Number                      Paid in       Retained       Treasury     Stockholders'
                                    of shares      Amount        Capital       Earnings        Stock          Equity
                                   -----------   -----------   -----------   -----------    -----------    -----------

Balance, September 30, 1995              1,134   $     1,134   $   724,866   $ 1,292,724    $  (750,000)   $ 1,268,724

Net income, year ended
   September 30, 1996                     --            --            --       1,550,843           --        1,550,843

S Corporation distributions,
   year ended September 30, 1996          --            --            --        (775,000)          --         (775,000)
                                   -----------   -----------   -----------   -----------    -----------    -----------

Balance, September 30, 1996              1,134         1,134       724,866     2,068,567       (750,000)     2,044,567


Net income, year ended
   September 30, 1997                     --            --            --       1,519,562           --        1,519,562

S Corporation distributions,
   year ended September 30, 1997          --            --            --      (1,490,000)          --       (1,490,000)
                                   -----------   -----------   -----------   -----------    -----------    -----------

Balance, September 30, 1997              1,134   $     1,134   $   724,866   $ 2,098,129    $  (750,000)   $ 2,074,129
                                   ===========   ===========   ===========   ===========    ===========    ===========










   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            HEATER SPECIALISTS, INC.

                            STATEMENTS OF CASH FLOWS
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                            1997        1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                             $1,519,562  $1,550,843
                                                         ----------  ----------
  Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                        261,728     307,813
       Gain on sale of assets                            (  114,038) (    4,488)
       Accrued interest on advances to affiliate         (  115,280)          -
Change in assets and liabilities:
  (Increase) decrease in contracts receivable            (1,207,380) (   94,330)
  (Increase) decrease in other accounts receivable       (   32,121)          -
  (Increase) decrease in costs and estimated
     earnings in excess of billings on uncompleted
     contracts                                              142,585      39,965
  (Increase) decrease in materials inventory             (   31,613)     27,998
  (Increase) decrease in other prepaid expenses          (   25,633) (    6,200)
  (Increase) decrease in prepaid taxes                   (   76,997)     21,470
  (Increase) decrease in other assets                    (   20,944)          -
  Increase (decrease) in accounts payable                    77,346  (  521,280)
  Increase (decrease) in billings in excess  of costs
     and estimated earnings on uncompleted
     contacts                                               586,653      42,706
  Increase (decrease) in accrued wages and
     bonuses                                                 17,858  (    4,699)
  Increase (decrease) in accrued self-insurance claims       18,068  (   72,148)
  Increase (decrease) in other accrued
     liabilities                                             71,504  (   27,448)
                                                         ----------  ----------
     Total adjustments                                   (  448,264) (  290,641)
                                                         ----------  ----------
     Net cash provided by operating
       activities                                         1,071,298   1,260,202
                                                         ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                   (  103,029) (  544,449)
  Proceeds from sale of assets                              353,052      15,236
  Net (advances to) repayments from officers
     and employees                                       (    7,399)     50,163)
  Advances to affiliated companies                       (  813,573) (   87,146)
  Repayments of advances to affiliated
     companies                                               55,000     106,409
                                                         ----------  ----------
     Net cash used by investing activities               (  515,949) (  560,113)
                                                         ----------  ----------


The accompanying notes are an integral part of these financial statements.

HEATER SPECIALISTS, INC.
STATEMENTS OF CASH FLOWS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

                                      -2-

--------------------------------------------------------------------------------

                                                          1997         1996

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances on line of credit and other
     short-term borrowings                            $14,186,971  $15,231,817
  Repayments on line of credit and other
     short-term borrowings                            (14,061,971) (15,081,817)
  Proceeds from issuance of long-term debt              1,000,000            -
  Repayments of long-term debt                        (   263,656) (   177,783)
  S Corporation distributions                         ( 1,490,000) (   775,000)

       Net cash used by financing activities          (   628,656) (   802,783)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  (    73,307) (   102,694)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR              233,672      336,366
                                                      -----------  -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                $   160,365  $   233,672
                                                      ===========  ===========



Supplemental disclosures of cash flow information:

  Cash paid for interest amounted to $245,143 and $204,500 for the years ended September 30, 1997 and 1996, respectively.



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           HEATER SPECIALISTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996


--------------------------------------------------------------------------------

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        ------------------------------------------

        (a) COMPANY'S ACTIVITIES AND OPERATING CYCLE

        Heater Specialists, Inc. (the "Company") was incorporated in the State of Oklahoma on October 26, 1988. The Company is a fully integrated single source manufacturer of refractory lined vessels and equipment for the oil refining, chemical process, power generation and incineration industries. All of the Company's manufacturing activities are performed primarily under fixed price contracts. The lengths of the contracts vary but are typically less than one year in duration.

        (b) REVENUE AND COST RECOGNITION

        Revenues from fixed-price and unit price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date on the contract to estimated total contract costs for each individual contract in progress at the end of an accounting period. Management considers expended costs to be the best available measure of progress on uncompleted contracts.

        Contract costs include all direct material, subcontract, labor and labor-related costs and those indirect costs related to contract performance, such as indirect labor, supplies, small tools, payroll and group insurance, utilities, repairs and depreciation costs. Selling, general and administrative expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

        The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

        (c) MATERIALS INVENTORIES

        Inventories of plate steel and stored construction materials are stated at the lower of cost, using the first-in, first-out (FIFO) method, or estimated net realizable value.

        (d) DEPRECIATION AND AMORTIZATION

        Depreciation of office and shop buildings and amortization of leasehold improvements is provided for on the straight-line method over an estimated useful life of 39 years for assets acquired after September 30, 1994 and 31 1/2 years for assets acquired prior to October 1, 1994.

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        ------------------------------------------

        (d) DEPRECIATION AND AMORTIZATION (CONTINUED)

        Depreciation is provided for by the double-declining-balance method over estimated useful lives of ten years for land stabilization costs, seven years for construction equipment, five to seven years for office furniture and equipment, and five years for automotive equipment.

        Depreciation and amortization expense amounted to $261,728 and $307,813 for the years ended September 30, 1997 and 1996, respectively.

        (e) INCOME TAXES

        Effective November 1, 1988, the Company, with the consent of its stockholders, elected to be an S Corporation under Section 1372 of the Internal Revenue Code. In lieu of federal and state corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes is reflected in these financial statements.

        As an S Corporation, the Company must make a required payment of tax in order to retain a fiscal year for tax years beginning after December 31, 1987. The tax payment represents a deposit of estimated federal income tax on deferral period income and is adjusted annually. The prepaid tax at September 30, 1997 and 1996 amounted to $129,391 and $52,394, respectively.

        Income computed for financial reporting purposes differs from taxable income due to the effects of temporary differences. Temporary differences are due primarily to the fact that contract revenues and costs are recognized on a specialized income tax basis for income tax purposes, while contract revenues and costs are recognized on the percentage-of-completion, accrual basis for financial reporting purposes.

        (f) CASH EQUIVALENTS

        For purposes of the statement of cash flows, short-term investments which have a maturity of ninety days or less are considered cash equivalents.

        (g) USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        ------------------------------------------

        (h) FAIR VALUE

        The carrying amounts of accounts receivable and accounts payable approximate their fair value. Based on estimated borrowing rates currently available to the Company for long-term loans with similar terms and average maturities, the aggregate fair value at September 30, 1997 of the Company's long-term debt approximates the aggregate carrying amount.

NOTE 2  CONTRACTS RECEIVABLE
        --------------------

        Contracts receivable at September 30, 1997 and 1996 consisted of the following:

                                                        1997          1996

        Billed receivables:
          Completed contracts                        $3,144,811    $1,923,074
          Uncompleted contracts                       1,556,059     1,545,707
          Retained                                            -             -
        Unbilled receivables                             43,511        48,220
                                                     ----------    ----------
                                                      4,744,381     3,517,001

        Less allowance for doubtful accounts             20,000             -
                                                     ----------    ----------

                                                     $4,724,381    $3,517,001
                                                     ==========    ==========

Note 3  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS
        -----------------------------------------------------

        At September 30, 1997 and 1996, costs and estimated earnings related to uncompleted contracts were as follows:

                                                        1997          1996

         Costs incurred on uncompleted
           contracts                                 $2,330,141    $2,318,109
         Estimated earnings                             556,758       217,343
                                                     ----------    ----------
                                                      2,886,899     2,535,452
         Less: Billings to date                       2,997,279     1,916,594
                                                     ----------    ----------

                                                    ($  110,380)   $  618,858
                                                     ==========    ==========

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        -----------------------------------------------------

                                                        1997          1996
        Included in the accompanying balance sheets under the following captions:

        Costs and estimated earnings in
         excess of billings on
         uncompleted contracts                      $   629,831    $  772,416

        Billings in excess of costs
         and estimated earnings on
         uncompleted contracts                     (    740,211)  (   153,558)

                                                   ($   110,380)   $  618,858
                                                    ===========    ==========

NOTE 4  NOTES PAYABLE TO BANK
        ---------------------

        The balance in this caption at September 30, 1997 and 1996 consisted of borrowings against a $3,000,000 line of credit which matures in April, 1998. The proceeds of the line of credit are used for working capital purposes. Borrowings against the line of credit bear interest at 1/2% above the lending bank's floating prime rate (prime 8 1/2% at September 30, 1997) and are collateralized by a borrowing base which consists of all contract receivables and inventories. Any amounts outstanding are guaranteed by a security agreement signed by the Company's stockholders. These arrangements do not require a compensating cash balance nor do they restrict the use of such balances when needed for general corporate purposes.

NOTE 5  LONG-TERM DEBT
        --------------

        Long-term debt at September 30, 1997 and 1996 was comprised of the following:

                                                       1997            1996

        Installment note payable to bank, due
        $31,856 monthly, including interest at  1/2%
        above a specified prime rate (prime 8 1/2% at
        September 30, 1997), through September,
        2000, secured by accounts receivable,
        inventories, construction equipment and the
        personal guarantees of the Company's
        stockholders                                $1,000,000      $        -

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        --------------

                                                       1997            1996

        Installment note payable to bank,
        due $7,070 monthly, including interest
        at 80% of a specified prime rate, through
        February 2005, secured by steel fabrication
        shop facility, construction equipment and
        the personal guarantees of the Company's
        stockholders                                $  831,248      $  858,712

        Installment note payable to bank, due
        $7,286 monthly, including interest at
        1% above bank's prime rate, secured by
        construction, office and automotive
        equipment                                            -         158,530

        Installment note payable to bank, due
        $2,471 monthly, including interest at 1%
        above bank's prime rate, secured by shop
        building and the personal guarantees of
        the Company's stockholders                           -          65,873

        Installment note payable to Mohawk
        Steel Company, due $2,400 monthly,
        including interest at 8%, through
        September, 1996, secured by shop
        buildings                                            -           1,276

        Installment note payable to Mohawk
        Steel Company, due in variable monthly
        installments, including interest at 1% above
        a specified prime rate, through December,
        1996, secured by construction equipment              -          10,513
                                                    ----------      ----------

                Total                                1,831,248       1,094,904

                Less portion due within one year       333,145         141,332
                                                    ----------      ----------

                                                    $1,498,103      $  953,572
                                                    ==========      ==========

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        --------------

        The terms of the $1,000,000 installment bank loan contain certain restrictions relating to investments, other borrowings, mortgaging, assigning or otherwise encumbering any assets, making loans or advances to others, and incurring any obligation as surety or guarantor without the prior written consent of the lender. These restrictions, however, do not limit the payment of dividends to the Company's stockholders.

        The installment note obligation secured by the steel fabrication shop facility represents the unpaid balance from a $900,000 note obligation assigned to the bank by the Tulsa County Industrial Authority ("Authority"). The construction of the facility was financed by $900,000 in development bonds issued by the Authority. The bonds have an initial repayment term of ten years, beginning in March, 1995, with an option to extend the repayment term to twenty years.

        Estimated installments due on long-term debt during each of the five fiscal years subsequent to September 30, 1997 are as follows:

                         1998                        $333,145
                         1999                         363,382
                         2000                         396,905
                         2001                          35,326
                         2002                          37,373

NOTE 6  RELATED PARTY TRANSACTIONS
        --------------------------

        In July, 1997 the Company sold its interest in a gasification test unit owned jointly with an affiliate to its President and major stockholder for $343,386 cash. The transaction resulted in a gain of $114,038.

        The Company is engaged in various transactions through the ordinary course of business with three affiliated entities, Mohawk Field Services, Inc. ("MFSI"), Primenergy, Inc. ("Prime"), and Toledo Limited Partnership. The Company's President and major stockholder is also a stockholder of MFSI and Prime. The partnership is owned by three of the Company's stockholders.

        The Company performs contract work for both Prime and MFSI. The following is a summary of revenues for the years ended September 30, 1997 and 1996 and related accounts receivable at September 30, 1997 and 1996 arising from contracts with Prime and MFSI:

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        --------------------------


                         CONTRACT                      CONTRACTS
                         REVENUES                      RECEIVABLE
                   ----------------------         --------------------
                      1997        1996               1997       1996

          Prime    $2,195,539  $2,869,627         $1,482,074  $631,000
          MFSI        201,620     339,416            118,582   121,227

        During fiscal 1997, the Company made cash advances to Prime of $738,000 and paid certain expenses of Prime amounting to $21,229. The Company accrued interest income on the cash advances as well as on outstanding trade accounts receivable based on the Company's effective borrowing rate plus 2%. Interest income accrued for the year ended September 30, 1997 was $115,280. The Company's account receivable from Prime resulting from cash advances, expenses paid and accrued interest income was $874,509 at September 30, 1997 and is included in "other accounts receivable".

        During fiscal 1997 and 1996, the Company provided accounting and administrative support services to Prime and MFSI. Charges for such services amounted to $76,613 and $80,963 for the years ended September 30, 1997 and 1996, respectively, and were reflected as an offset to selling, general and administrative expenses in these financial statements.

        The Company's total accounts receivable from Prime from contract work, cash advances, overhead charges and accrued interest income was $2,356,583 at September 30, 1997. The Company anticipates the collection of all accounts receivable from Prime within the following fiscal year as the result of the merger transaction with Prime and related private equity offering which are planned for January, 1998 (See Note 11).

        MFSI performs certain subcontract work for the Company, principally field installation and erection of equipment when included in the Company's contracts. Charges for subcontract work by MFSI were $807,339 and $530,608 for the years ended September 30, 1997 and 1996, respectively. Accounts payable to MFSI were $144,900 at September 30, 1996.

        Effective June 26, 1995, the Company entered into an operating lease with Toledo Limited Partnership for shop and yard facilities calling for rentals of $5,600 per month through June 30, 2000. The lease has a renewal option for an additional five years and contains escalation clauses which provide for payments of additional rent related to increases in the Consumer Price Index. Rental expense was $67,200 and $75,587 for the years ended September 30, 1997 and 1996, respectively. Accounts payable to Toledo Limited Partnership were $28,000 at September 30, 1997.

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

NOTE 7  PENSION PLAN
        ------------

        On August 1, 1990, the Company adopted the Heater Specialists, Inc. Savings Plan (Plan), a 401-K defined contribution plan. All permanent employees with at least one year of service are eligible to participate in the Plan. Participants make elective deferral contributions based on a percentage of their gross compensation, with the Company matching 50% of the first 8% of employee compensation so contributed. Total pension plan expense to the Company amounted to $94,507 and $82,725 for the years ended September 30, 1997 and 1996, respectively.

NOTE 8  HEALTH INSURANCE PLAN
        ---------------------

        The Company maintains a self-insurance program for that portion of health care costs not covered by insurance. The Company is currently liable for claims up to $40,000 per employee annually, and aggregate claims up to $316,773 annually. The annual aggregate liability is an actuarially determined variable amount based on the current number of employees in the program. Self-insurance costs are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not reported.

NOTE 9  LEASE COMMITMENTS
        -----------------

        As stated in Note 6, the Company leases certain shop and yard facilities from an affiliated entity and leases certain construction equipment. Rentals on identifiable operating leases amounted to $100,659 and $106,673 for the years ended September 30, 1997 and 1996, respectively.

        Future minimum rental commitments for operating leases with non-cancelable terms in excess of one year at September 30, 1997, were as follows:

                    1998                                $67,200
                    1999                                 67,200
                    2000                                 50,400

NOTE 10 OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK
        --------------------------------------------------------

        The Company is required by Statement of Financial Accounting Standards No. 105 to disclose information about financial instruments with off-balance sheet risk and about concentrations of credit risk for all financial instruments, regardless of the degree of such risk.

        (a) OFF-BALANCE SHEET RISK

        The Company had no financial instruments with off-balance sheet risk at September 30, 1997.

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        --------------------------------------------------------

        (b) CONCENTRATIONS OF CREDIT RISK

        Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents deposited with a financial institution and trade accounts receivable. The Company considers such credit risks to be minimal due to the financial resources of its primary financial institution and trade customers. In addition, concentrations of credit risk with respect to trade contracts receivable are limited due to the large number of customers comprising the Company's customer base, and their dispersion across several different industries and geographies. At September 30, 1997, significant concentrations of credit risk consisted of $159,965 of cash and cash equivalents deposited in a financial institution and the following receivables from trade customers:

                                Contracts      Other
                                Receivable  Receivables    Total
                                ----------  -----------  ----------

        Primenergy, Inc.        $1,482,074     $874,509  $2,356,583
        Mohawk Steel Company     1,081,999            -   1,081,999
        M.W. Kellogg Company       636,752            -     636,752
        Fluor Daniel               263,195            -     263,195
                                ----------  -----------  ----------

                                $3,464,020     $874,509  $4,338,529
                                ==========  ===========  ==========

Note 11 SUBSEQUENT EVENT
        ----------------

        On December 2, 1997, the stockholders of Heater Specialists, Inc. ("HSI") and Primenergy, Inc. signed a Stock Exchange Agreement and Plan of Reorganization (the "Agreement"). The Agreement provides for a merger of HSI and Prime with Omega Development, Inc. ("ODI"), a so called "public shell company". The stockholders of HSI and Prime will exchange all of their outstanding common shares for 8,000,000 newly issued shares of ODI. After the exchange, current stockholders of ODI will hold 1,000,000 shares of common stock and 1,000,000 shares of common stock will be held by new investors who will contribute $3,000,000 of common equity through a private equity offering. The exchange will qualify under either Section 351 or Section 368(a)(1)(B), or both, of the Internal Revenue Code of 1986, as amended, as a "tax-free" exchange or reorganization, subject to the terms and conditions as more fully provided in the Agreement. The closing is scheduled to take place on or before January 30, 1998. The new equity of $3,000,000 will be used to pay down bank credit lines and to fund the business plans of HSI and Prime. If the reorganization is consummated, both HSI and Prime will lose their S Corporation election and will file consolidated tax returns as a C Corporation. The funding is a stipulated condition precedent to closing, and management of ODI is confident they can place the equity, however management of HSI and Prime cannot assure that such equity will be provided.

HEATER SPECIALISTS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 1997 AND 1996

--------------------------------------------------------------------------------

        ----------------

        Primenergy, Inc. possesses a license which permits the integrated application of several technologies to convert biomass into energy. Prime's proprietary process design incorporates a low temperature, air-starved gasification of biomatter to produce an energy source for electricity generation, steam production, process heat, or any combination of these useful forms of energy. Prime has been working with government officials within the Republic of the Philippines, and more specifically Metro Manila, for over a year on an opportunity to build a $60 million plant that will convert municipal solid waste to energy. Prime has been working with the Philippine Presidential Task Force on Waste Disposal which management believes will lead to multiple projects in the Philippines for energy cogeneration over the next few years. Although management of Prime is confident that a contract will be executed with the Republic of the Philippines, at the date of this writing a firm contract has not yet been received and no assurance can be given that this objective will be achieved.

                                                                       EXHIBIT C

                       SHAREHOLDER INFORMATION STATEMENT



                          AUDITED FINANCIAL STATEMENTS

                                PRIMENERGY, INC.

                          YEAR ENDED DECEMBER 31, 1997

                           PRIMENERGY, INC.

                           Financial Statements

                           Years ended December 31, 1997 and 1996
                           with Report of Independent Auditors

                               Primenergy, Inc.

                             Financial Statements


                    Years ended December 31, 1997 and 1996



                                   CONTENTS

Report of Independent Auditors.................................................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations and Accumulated Deficit...............................4
Statements of Cash Flows.......................................................5
Notes to Financial Statements..................................................6

[LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                        Report of Independent Auditors

The Board of Directors
Primenergy, Inc.

We have audited the accompanying balance sheets of Primenergy, Inc. as of December 31, 1997 and 1996, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Primenergy, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                            /S/Ernst & Young LLP



February 16, 1998

                               Primenergy, Inc.

                                Balance Sheets





                                               DECEMBER 31
                                             1997        1996
                                          ----------------------
ASSETS
Current assets:
  Cash                                    $    4,743  $   66,449
  Accounts receivable:
    Trade                                     50,549     170,833
    Affiliates                               259,902     701,885
  Costs and estimated earnings in excess
    of billings on uncompleted contracts/
    deferred proposal costs (Note 3)         242,825      50,277
  Inventory                                  171,192     166,638
  Prepaid expenses                             8,039       6,197
                                          ----------------------
Total current assets                         737,250   1,162,279

Property and equipment (at cost):
  Land                                         9,666           -
  Buildings                                  191,217           -
  Machinery and equipment                    698,353     354,967
  Construction in progress                   159,303           -
  Furniture and fixtures                      96,552      27,197
                                          ----------------------
                                             995,788     541,467
  Accumulated depreciation                    95,750      26,615
                                          ----------------------
Net property and equipment                   900,038     514,852

Other assets                                  80,497      10,666
                                          ----------------------
Total assets                              $1,717,785  $1,687,797
                                          ======================

                                                   DECEMBER 31
                                                 1997        1996
                                             -----------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Note payable to affiliate                   $  258,386  $        -
  Accounts payable:
    Trade                                         59,571   1,014,354
    Affiliate (Note 4)                         2,729,644     754,787
  Accrued liabilities                             44,052     179,498
  Billing in excess of costs and estimated
    earnings on uncompleted contracts (Note 3)         -     206,918
                                             -----------------------
Total current liabilities                      3,091,653   2,155,557




Stockholders' deficit:
  Common stock, $.01 par value, 1,000,000
    shares authorized, 500 and 1,000 shares
    issued and outstanding in 1997 and 1996,
    respectively                                       5          10
  Additional paid-in capital                         993         990
  Accumulated deficit                         (1,374,866)   (468,760)
                                             -----------------------
Total stockholders' deficit                   (1,373,868)   (467,760)
                                             -----------------------
Total liabilities and stockholders' deficit  $ 1,717,785  $1,687,797
                                             =======================

See accompanying notes.

                               Primenergy, Inc.

               Statements of Operations and Accumulated Deficit



                                                        YEAR ENDED DECEMBER 31
                                                           1997         1996
                                                       ------------------------
Contract revenues earned (Note 1)                      $ 1,192,022   $7,639,420

Cost of revenues earned                                  1,022,790    7,438,397
                                                       ------------------------
Gross profit                                               169,232      201,023

Selling, general and administrative
  expenses (Note 4)                                        897,451      615,462
                                                       ------------------------
Operating loss                                            (728,219)    (414,439)

Other (income) and expenses:
  Interest expense                                         178,376            -
  Purchase discount                                              -       (2,460)
  Interest income                                             (489)     (10,137)
                                                       ------------------------
Total other (income) and expense                           177,887      (12,597)

Net loss                                                  (906,106)    (401,842)
Accumulated deficit at beginning of year                  (468,760)     (66,918)
                                                       ------------------------
Accumulated deficit at end of year                     $(1,374,866)  $ (468,760)
                                                       ========================


See accompanying notes.

                               Primenergy, Inc.

                           Statements of Cash Flows



                                                   YEAR ENDED DECEMBER 31
                                                      1997        1996
                                                   ----------------------
OPERATING ACTIVITIES
Net loss                                           $ (906,106)  $(401,842)
Adjustments to reconcile net loss to cash
  provided by operating activities:
    Depreciation and amortization                      69,135      26,179
    Change in assets and liabilities:
      Accounts receivable - trade                     120,284    (170,833)
      Accounts receivable - affiliates                441,983    (701,885)
      Costs and estimated earnings in excess
        of billings on uncompleted contracts/
        deferred proposal costs                      (192,548)    (46,845)
      Inventory                                        (4,554)   (166,638)
      Prepaid expenses                                 (1,842)     (3,072)
      Other assets                                    (69,831)     (9,914)
      Accounts payable - trade                       (954,783)    992,398
      Accounts payable - affiliates                   949,857     593,630
      Accrued liabilities                            (135,446)    173,783
      Billings in excess of costs and estimated
        earnings on uncompleted contracts            (206,918)    206,918
                                                   ----------------------
Total adjustments                                      15,337     893,721
                                                   ----------------------
Net cash provided by (used in) operating activities  (890,769)    491,879

NET CASH USED IN INVESTING ACTIVITIES -
  capital expenditures                               (454,321)   (502,230)

FINANCING ACTIVITIES
Payments on note payable                              (85,000)          -
Purchase of common stock                                   (2)          -
Advances from affiliates                            1,368,386      67,527
                                                   ----------------------
Net cash provided by financing activities           1,283,384      67,527
                                                   ----------------------

Net increase (decrease) in cash                       (61,706)     57,176
Cash at beginning of year                              66,449       9,273
                                                   ----------------------
Cash at end of year                                $    4,743   $  66,449
                                                   ======================

See accompanying notes.

                               Primenergy, Inc.

                         Notes to Financial Statements

                          December 31, 1997 and 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

COMPANY'S ACTIVITIES AND OPERATING CYCLE

Primenergy, Inc. (the "Company") was incorporated in the State of Oklahoma on July31, 1995. The Company is a general contractor engaged in the design, manufacture, shipping and field installation of specialized biomass energy conversion equipment. The work is performed primarily under fixed-price contracts, however, some portions of projects may be cost reimbursable contracts. The length of the contracts will vary, but typically will be less than one year in duration. The Company, under license from PRM Energy Systems, Inc. (PRM), utilizes a proprietary process design which incorporates a low temperature, air starved, gasification of biomatter to produce an energy source for electricity generation, steam production, process heat, or any combination of these useful forms of energy. The biomass fuels include such agricultural by-products as rice straw, rice hulls, peanut hulls, wheat straw, wood wastes, and other herbaceous wastes as well as other biomatter wastes, such as municipal solid waste.

The license from PRM gives the Company exclusive use of the proprietary process described above in the United States and the Philippines. The Company also has the right to market the technology worldwide except in those countries where PRM has granted an exclusive licensing arrangement with others. To date, PRM has not granted such an agreement. The Company pays PRM royalties based on the size and the profitability of each installation utilizing the technology.

The principal stockholder of the Company and an affiliated company, Heater Specialists, Inc., which is also primarily owned by the Company's principal stockholder, have agreed to fund the operations of the Company in sufficient amounts for the Company to meet its recorded obligations at December 31, 1997, and its continued operations as a going concern.

REVENUE AND COST RECOGNITION

Revenues from fixed-fee contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date on the contract to estimated total contract costs for each individual contract in progress at the end of an accounting period. Management considers expended costs to be the best available measure of progress on uncompleted contracts.

                               Primenergy, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract costs include all direct material, subcontract, labor and labor-related costs and those indirect costs related to contract performance, such as indirect labor, supplies, small tools, payroll and group insurance, utilities, repairs and depreciation costs. Selling, general and administrative expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INTEREST EXPENSE

There was no cash paid for interest expense for the years ended December 31, 1997 and 1996.

INCOME TAXES

Effective upon incorporation, the Company, with the consent of its stockholders, elected to be an S Corporation under Section 1372 of the Internal Revenue Code. In lieu of federal and state corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes will be reflected in these financial statements.

DEPRECIATION

Depreciation of machinery and equipment and office furniture and fixtures is provided for by the straight-line method over estimated useful lives of from five to seven years. Depreciation on the Company's office building is depreciated using the straight-line method over an estimated useful life of 39 years.

                               Primenergy, Inc.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED PROPOSAL COSTS

The Company defers costs related to outstanding proposals which are anticipated to result in new contracts when such costs are expected to be reimbursed as part of the cost of the project. These costs are expensed if it is determined the proposal is unsuccessful.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, short-term investments which have a maturity of three months or less at the date of purchase are considered cash equivalents.

INVENTORY

Inventory consists of boilers and fans to be used as ancillary equipment in connection with future projects. The inventory is valued at cost which approximates fair market value.

2.  SALES CONTRACTS

The Company, as subcontractor for PRM, designed, manufactured and installed two gasification units for a large rice producer in Arkansas. A single Model KC-18 gasifier unit (18 foot inside diameter) is located at one of the customer's rice mill locations and a three unit Model KC-18 is located at another of the locations. The total sales contracts for these installations were approximately $8.6 million and were approximately 87% complete at December 31, 1996. The projects were subsequently completed in February 1997. Under the license agreement with PRM, the Company was obligated to pay PRM royalties totaling $487,668 (see Note 4).

Currently, the Company does not have any firm commitments for additional sales contracts, however, the Company does have several proposals placed with prospective customers. These customers are located both in the United States and in foreign countries.

                               Primenergy, Inc.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS/DEFERRED PROPOSAL COST

At December 31, 1997 and 1996, costs estimated earnings and deferred proposal costs related to uncompleted contracts were as follows:

                                       1997      1996
                                    --------------------
Costs incurred on uncompleted
  contracts                         $      -  $7,282,716
Estimated earnings                         -     201,023
Deferred proposal costs              242,825           -
                                    --------------------
                                     242,825   7,483,739
Less billings to date                      -   7,640,380
                                    --------------------
                                    $242,825  $ (156,641)
                                    ====================

                                       1997      1996
                                    --------------------
Included in the accompanying
  balance sheet under the
  following captions:
    Costs and estimated earnings
      in excess of billings on
      uncompleted contracts
      and deferred proposal costs   $242,825  $   50,277
    Billings in excess of costs
      and estimated earnings on
      uncompleted contracts                -    (206,918)
                                    --------------------
                                    $242,825  $ (156,641)
                                    ====================

The most significant prospective proposal outstanding is one in which the Company, as a member of the CAMANAVA Waste to Energy Partners syndicate, has a Memorandum of Agreement with governmental authorities in the Philippines to build a $60 million facility called the "CAMANAVA Project."

4.  RELATED PARTY TRANSACTIONS

During the years ended December 31, 1997 and 1996, the Company engaged in certain transactions with an affiliated company, Heater Specialists, Inc. ("Heater"). The sole stockholder of the Company is also the principal stockholder and officer of Heater.

                               Primenergy, Inc.

4.  RELATED PARTY TRANSACTIONS (CONTINUED)

The Company relies on Heater to maintain its accounting records and certain other administrative functions. Heater charged the Company $56,670 and $37,464 for accounting, administrative and office overhead services in the years ended December 31, 1997 and 1996, respectively. Such charges are included in "selling, general and administrative expenses" in these financial statements.

During 1996 and until its completion in February 1997, Heater performed the primary manufacturing function on the Company's Arkansas project (see Note 2). Charges during 1997 and 1996 from Heater to the Company were approximately $840,500 and $3,150,000, respectively, for Heater's manufacturing services on this project, which included materials, subcontractors, labor and overhead, during this period. At December31, 1997 and 1996, the Company owed Heater $1,521,914 and $668,084, respectively, related to these services.

The Company's sole stockholder made noninterest bearing advances to the Company of $65,000 during 1996 to assist the Company in the construction of an office building. The amount was subsequently repaid in 1997. The Company's sole stockholder also sold equipment to the Company at historical cost in the amount of $343,386, for which he received a note payable. The note is due and payable on demand and is secured by the equipment sold. During 1997 $85,000 of the note was paid to the stockholder in partial payment. During 1997, the Company forgave a $100,000 receivable from its sole stockholder.

Heater made cash advances to the Company which totalled $1,025,000 and $0 for the years ended December 31, 1997 and 1996, respectively. Heater charged the Company interest on the advances at a rate two percentage points above Heater's borrowing rate (which was 11% to the Company at December 31, 1997). The total interest accrued for the advances was $178,376 at December 31, 1997. The total of the advances and accrued interest is due and payable to Heater at December31, 1997.

The Company acted as subcontractor for the Arkansas project between PRM and its customer. The Company billed approximately $7.9 million to PRM for services rendered to date, of which $164,532 remains outstanding at December 31, 1997. Included in this amount is $125,000 of consulting fees related to the Arkansas project which was billed in 1997 and is included in contract revenues earned in the statements of operations. PRM also owes the company $92,292 for services performed on a previous project. In an agreement executed in February 1997 between PRM and the Company, PRM agreed to

                               Primenergy, Inc.

4.  RELATED PARTY TRANSACTIONS (CONTINUED)

pay the total outstanding balance out of royalties to be paid on future installations of the process under license from PRM.

In February 1997, the Company acquired for $2.00 and certain changes to the license agreement, 500 of the outstanding shares of stock from two former shareholders who are also the principal stockholders of PRM. The shares acquired were canceled by the Company.

5.  RESEARCH AND DEVELOPMENT

During 1997 and 1996, the Company incurred research and development costs in connection with testing various biomass products' performance in the Company's gasifier test unit. Costs charged to expense were $209,855 and $225,551 for the years ended December 31, 1997 and 1996, respectively.

6.  EMPLOYEE BENEFIT PLAN

Employees of the Company with one year of service are eligible to participate in the Heater Specialists, Inc. Retirement Plan, a 401(k) plan. The Company matches 50% of the employee's contribution up to 8% of each eligible employee's base pay.

7.  PENDING MERGER

On December 2, 1997, the stockholders of Heater and the Company signed a Stock Exchange Agreement and Plan of Reorganization (the "Agreement"). The Agreement provides for a merger of Heater and Primenergy with Omega Development, Inc. ("ODI"), a so called "public shell company." The stockholders of Heater and Primenergy are expected to exchange all of their outstanding common shares for 8,000,000 newly issued shares of ODI. After the exchange, current stockholders of ODI will hold 1,000,000 shares of common stock and 1,000,000 shares of common stock will be held by new investors who will contribute net proceeds of approximately $3,000,000 of common equity through a private equity offering. The exchange will qualify under either Section 351 or Section 368(a)(1)(B), or both, of the Internal Revenue Code of 1986, as amended, as a "tax-free" exchange or reorganization, subject to the terms and conditions as more fully provided in the Agreement. The closing is scheduled to take place in April 1998,

                               Primenergy, Inc.

7.  PENDING MERGER (CONTINUED)

unless closing is delayed by mutual agreement. The new equity of $3,000,000 will be used to pay down bank credit lines and to fund the business plans of Heater and Primenergy. If the reorganization is consummated, both Heater and Primenergy will revoke their S Corporation election and will file consolidated tax returns as a C Corporation. The funding is a stipulated condition precedent to closing, and management of ODI is confident they can place the equity, however, management of Heater and Primenergy cannot assure that such equity will be provided.

                                                                       EXHIBIT D

                       SHAREHOLDER INFORMATION STATEMENT


                     PROFORMA COMBINED FINANCIAL STATEMENTS

                     FOR THE YEAR ENDED DECEMBER 31ST, 1997



                            HEATER SPECIALISTS, INC.

                                PRIMENERGY, INC.

                            OMEGA DEVELOPMENT, INC.

HEATER SPECIALISTS, INC., PRIMENERGY, INC. and
    OMEGA DEVELOPMENT, INC.
INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS


The following pro forma financial information is intended to present the results of the Share Exchange as described elsewhere in this document. The companies presented are Heater Specialists, Inc., Primenergy, Inc. and Omega Development, Inc. All of the financial information is presented as of December 31, 1997 with the exception of the HSI Income Statement which is presented as of September 30, 1997, the end of its latest fiscal year. Additionally, all of the financial information is audited financial data, with the exception of the HSI Balance Sheet which is presented as of December 31, 1997, the end of its first quarter in fiscal 1998.

The exchange transaction reflected in the pro forma statements is conditioned upon the closing of a Private Placement equity offering for a minimum of $3,000,000. As of this date the equity offering is not complete and management of Omega cannot assure that the offering will be completed. However, for purposes of the following pro forma financial information, it is assumed that the equity offering is completed. IF THE EQUITY OFFERING DOES NOT CLOSE, THE CONTEMPLATED SHARE EXCHANGE WOULD NOT OCCUR.

HEATER SPECIALISTS, INC., PRIMENERGY, INC. and
  OMEGA DEVELOPMENT, INC.
PRO FORMA FINANCIAL STATEMENTS

                                                                                                         (UNAUDITED)
                                                                                     PRO FORMA
             ASSETS                     HSI           PRIME            ODI          ADJUSTMENTS          CONSOLIDATED
                                     12/31/97        12/31/97        12/31/97        INC (DEC)            PRO FORMA
Current Assets:                    ------------    ------------    ------------    -------------        -------------
  Cash                             $     40,996    $      4,743    $          0    $  3,024,000   (2)    $  3,069,739
  Accounts Receivable                 5,873,920         310,451               0      (2,729,644)  (3)       3,454,727
  Costs in excess of billings
    on uncompleted contracts            629,887         242,825               0                               872,712
  Inventory                             597,630         171,192               0                               768,822
  Prepaid Expenses                      158,509           8,039             492                               167,040
  Deferred Tax Asset                          0               0               0          60,000   (7)          60,000
                                   ------------    ------------    ------------    ------------          ------------
    Total current assets              7,300,942         737,250             492         354,356             8,393,040
                                   ------------    ------------    ------------    ------------          ------------
Fixed Assets:
  Total property, plant and                                                                                         0
    equipment                         4,239,676         995,788          39,708        (114,038)  (3)       5,161,134
  Less: Accum Depreciation           (1,957,379)        (95,750)        (18,511)                           (2,071,640)
                                   ------------    ------------    ------------    ------------          ------------
    Net Property & Equipment          2,282,297         900,038          21,197        (114,038)            3,089,494
                                   ------------    ------------    ------------    ------------          ------------

Other Assets                             23,063          80,497               0         240,500   (5)         344,060
                                   ------------    ------------    ------------    ------------          ------------

TOTAL ASSETS                       $  9,606,302    $  1,717,785    $     21,689    $    480,818          $ 11,826,594
                                   ============    ============    ============    ============          ============

     LIABILITIES AND EQUITY

Current Liabilities:
  Current Portion-Notes Payable    $  2,302,358    $    258,386    $          0                          $  2,560,744
  Accounts Payable                    2,356,345       2,789,215          49,110      (2,729,644)  (3)       2,865,026
                                                                                        400,000   (6)
  Billings in excess of costs on
    uncompleted projects                215,536               0               0                               215,536
  Other accrued liabilities             447,930          44,052               0                               491,982
                                   ------------    ------------    ------------    ------------          ------------
    Total current liabilities         5,322,169       3,091,653          49,110      (2,329,644)            6,133,288
                                   ------------    ------------    ------------    ------------          ------------

Long Term Liab-Notes Payable          1,778,960               0               0               0             1,778,960
                                   ------------    ------------    ------------    ------------          ------------
Equity:
  Common Stock                            1,134               5          15,000          (6,139)  (2)          10,000
  Additional paid-in capital            724,866             993       4,604,134       3,030,139   (2)       3,713,577
                                                                                     (4,646,555)  (2)
  Retained Earnings (deficit)         2,529,173      (1,374,866)     (4,646,555)      4,887,055  (2,5)        940,769
                                                                                       (114,038)  (3)
                                                                                       (400,000)  (6)
                                                                                         60,000   (7)
  Less: Treasury stock, at cost        (750,000)              0               0                              (750,000)
                                   ------------    ------------    ------------    ------------          ------------
    Total stockholders' equity        2,505,173      (1,373,868)        (27,421)      2,810,462             3,914,346
                                   ------------    ------------    ------------    ------------          ------------

TOTAL LIABILITIES AND EQUITY       $  9,606,302    $  1,717,785    $     21,689    $    480,818          $ 11,826,594
                                   ============    ============    ============    ============          ============


         See accompanying footnotes to pro forma financial statements.

HEATER SPECIALISTS, INC., PRIMENERGY, INC. and
  OMEGA DEVELOPMENT, INC.
PRO FORMA FINANCIAL STATEMENTS


                                                                                                             (UNAUDITED)
                                                                                         PRO FORMA
INCOME STATEMENT                            HSI            PRIME            ODI         ADJUSTMENTS          CONSOLIDATED
                                         09/30/97         12/31/97        12/31/97       INC (DEC)            PRO FORMA
                                       ------------    ------------    ------------    ------------         ------------
Contract revenues earned               $ 18,087,961    $  1,192,022    $          0    $   (840,500)  (4)   $ 18,439,483

Cost of revenues earned                  14,680,064       1,022,790               0        (840,500)  (4)     14,862,354
                                       ------------    ------------    ------------    ------------         ------------
Gross profit                              3,407,897         169,232               0               0            3,577,129
Selling, general and administrative
  expenses                                1,868,089         897,451          32,148          12,025   (5)      2,809,713
                                       ------------    ------------    ------------    ------------         ------------
Operating profit                          1,539,808        (728,219)        (32,148)        (12,025)             767,416
Other income (expenses):
  Gain on sale of assets                    114,038               0               0        (114,038)  (3)              0
  Interest and other income                 116,393             489               0        (115,280)  (3)          1,602
  Interest expense                         (250,677)       (178,376)              0         115,280             (313,773)
                                       ------------    ------------    ------------    ------------         ------------
                                            (20,246)       (177,887)              0        (114,038)            (312,171)
                                       ------------    ------------    ------------    ------------         ------------
Income before provision for
  income taxes                            1,519,562        (906,106)        (32,148)       (126,063)             455,245
                                       ============    ============    ============
Provision for income taxes                                                                  182,100   (6)        182,100
                                                                                       ------------         ------------
Net income                                                                             $   (308,163)        $    273,145
                                                                                       ============         ============

Basic and diluted earnings per share                                                                        $       0.03
                                                                                                            ============
Pro forma common shares outstanding                                                                           10,000,000
                                                                                                            ============





         See accompanying footnotes to pro forma financial statements.

HEATER SPECIALISTS, INC., PRIMENERGY, INC. AND
     OMEGA DEVELOPMENT, INC.
FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation. The accompanying unaudited pro forma financial statements are presented to reflect consummation of the Share Exchange as described elsewhere in this document. The unaudited pro forma balance sheet is presented as if the Share Exchange occurred at December 31, 1997 and the unaudited pro forma income statements, including basic and diluted earnings per share, are presented as if the Share Exchange took place at the beginning of the period presented. Earnings per share are computed under Statement of Financial Accounting Standard No. 128, Earnings Per Share. There were no dilutive securities outstanding during the period presented above.

2. To adjust the capital accounts to reflect the 15 to 1 reverse stock split and the issuance of 8 million shares of stock to the stockholders of HSI and Primenergy under the Share Exchange Agreement and to eliminate Omega's deficit. The exchange transaction reflected in the pro forma statements is conditioned upon the closing of a Private Placement equity offering of a minimum of $3,000,000. For purposes of the pro forma financial information, it is assumed the equity offering is completed for net proceeds of approximately $3,024,000. IF THE EQUITY OFFERING DOES NOT CLOSE THE CONTEMPLATED SHARE EXCHANGE WOULD NOT OCCUR.

3. Elimination of intercompany receivables and payables, interest income and expense and intercompany gain on sale of assets.

4. Elimination of intercompany contract work performed by HSI for Prime for the year ended December 31, 1997.

5. The Company views the combination of HSI, Primenergy and Omega as an acquisition of Primenergy, an operating company, and Omega, a nonoperating public shell company, by the accounting "acquirer" HSI. The acquisition of Primenergy by HSI is considered a reorganization of entities under common control, while the acquisition of Omega by HSI is considered a so called "reverse acquisition" of a nonoperating public shell company. The financial statements resulting from this transaction are combined at their historical book values.

     Early in 1997, Primenergy acquired and canceled 500 of the 1,000 outstanding shares of Primenergy stock for a nominal amount, which resulted in Mr. Mellott owning 100% of Primenergy. The excess purchase price arising out of this transaction ($240,500) was recorded through a pro forma adjustment as an other asset and a reduction of the retained earnings deficit. The reduction to retained earnings deficit represents the deficit applicable to the 50% interest effectively acquired by Mr. Mellott in February 1997. The amount recorded as an other asset is attributable to the value of the license and will be amortized over 20 years. One year of amortization has been provided for pro forma income statement purposes. The excess purchase price has not been reflected in the historical financial statements of Primenergy, but will be in any future filings with the Commission of financial statements of Primenergy or any financial statements that include Primenergy.

6. The provision for income taxes was calculated for pro forma purposes only, at an assumed effective rate of 40%, as both HSI and Primenergy are currently organized as S Corporations under Section 1372 of the Internal Revenue Code. In lieu of federal and state corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the company's taxable income. A final S Corporation distribution of approximately $400,000 for fiscal 1997 remains to be made to the HSI shareholders. The distribution will result in a reduction of HSI retained earnings on the accompanying balance sheet. It is expected that HSI and Primenergy will change to C Corporations after consummation of the merger.

7. To record deferred tax assets for the estimated book/tax differences between the assets and liabilities of the companies upon conversion of the companies to C Corporations.

                                   EXHIBIT E

                       SHAREHOLDER INFORMATION STATEMENT


                     AMENDMENT TO ARTICLES OF INCORPORATION



                              REVERSE STOCK SPLIT

                                 CHANGE OF NAME

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION


RESOLVED, the Restated Articles of Incorporation of Omega Development, Inc. are amended by inserting an Article IX so that after Article VIII, there appears the following text:


                                   ARTICLE IX

          On the effective date of this amendment to the Restated Articles of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for fifteen basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-fifteenth of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split.



RESOLVED, the Restated Articles of Incorporation of Omega Development, Inc. are amended by substituting the following Article II for the existing Article II, so that there appears the following text:


                                   ARTICLE II

          On the effective date of this amendment to the Restated Articles of Incorporation (the "Effective Date"), the name of the Corporation shall be PRIME TECHNOLOGIES, INC.

                                                                       EXHIBIT F

                       SHAREHOLDER INFORMATION STATEMENT


                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER













   Executed and Delivered on April 16, 1998 but dated as of December 2, 1997

                               TABLE OF CONTENTS
                               -----------------
                                                                      Page
                                                                      ----

ARTICLE I

Mergers..............................................................   2
1.1     Mergers......................................................   2
1.2     Effective Time of the Mergers................................   3
1.3     Operating Agreements.........................................   3
1.4     Effects of the Mergers.......................................   3
1.5     Dissenting Shares............................................   4
1.6     The Closing..................................................   4

ARTICLE II

Representations, Warranties, and Agreements of the Companies and the
 Shareholders........................................................   4
2.1     Corporate Organization and...................................   4
2.2     Validity of Transaction......................................   5
2.3     Capitalization...............................................   5
2.4     Directors; Officers..........................................   5
2.5     Financial Position; Absence of Undisclosed Liabilities.......   6
2.6     Properties...................................................   7
2.7     Material Contracts...........................................   8
2.8     Insurance....................................................   9
2.9     Litigation and Claims........................................   9
2.10    Securities Laws Compliance...................................   9
2.11    Tax and Other Liabilities....................................   9
2.12    Finder or Broker.............................................   9
2.13    Conflict of Interest.........................................   9
2.14    Employees and Consultants....................................   9
2.15    Business; Compliance with Laws...............................  10
2.16    Non-Competition Agreement....................................  10
2.17    Investment Intent............................................  10

ARTICLE III

Representations, Warranties, and Agreements of the Acquiror..........  11
3.1     Organization.................................................  11
3.2     Validity of Agreement........................................  11
3.3     Finder or Broker.............................................  12
3.4     HS LLC and Primenergy LLC....................................  12
3.5     Capitalization...............................................  12
3.6     Directors; Officers..........................................  12

3.7     Financial Position; Absence of Undisclosed Liabilities.......  12
3.8     Properties...................................................  14
3.9     Material Contracts...........................................  14
3.10    Insurance....................................................  15
3.11    Legal Proceedings; Orders....................................  16
3.12    Securities Laws Compliance...................................  17
3.13    Tax and Other Liabilities....................................  17
3.14    Finder or Broker.............................................  17
3.15    Conflict of Interest.........................................  17
3.16    Employees and Consultants....................................  17
3.17    Business; Compliance with Laws...............................  18
3.18    Books and Records............................................  18
3.19    Accounts Receivable..........................................  18
3.20    Certain Payments.............................................  18
3.21    Disclosure...................................................  19
3.22    Relationships with Related Persons...........................  19
3.23    Environmental Matters........................................  19
3.24    Employee Benefit Plans.......................................  20

ARTICLE IV

Covenants of Acquiror Prior to Closing Date..........................  20
4.1     Due Diligence Review.........................................  20
4.2     Operation of the Business of Acquiror........................  21
4.3     Negative Covenant............................................  21
4.4     Required Approvals...........................................  21
4.5     Notification.................................................  21
4.6     Payment of Indebtedness by Related Parties...................  22
4.7     No Negotiation...............................................  22
4.8     Best Efforts.................................................  22

ARTICLE V

Covenants of the Companies Prior to Closing Date.....................  22
5.1     Approvals of Governmental Bodies.............................  22
5.2     Best Efforts.................................................  22

ARTICLE VI

Conditions Precedent to the Companies' Obligation to Close...........  22
6.1     Accuracy of Representations..................................  22

6.2     Acquiror's Performance.......................................  23
6.3     Consents.....................................................  23
6.4     Additional Documents.........................................  23
6.5     No Proceedings...............................................  23
6.6     No Claim Regarding Stock Ownership or Sale Proceeds..........  24
6.7     No Prohibition...............................................  24
6.8     Consummation of Private Placement............................  24
6.9     Registration Rights Agreement................................  24
6.10    Adoption of Stock Option Plan................................  24
6.11    Recapitalization of Acquiror.................................  24
6.12    Filing of Tax Returns and SEC Reports........................  24
6.13    Settlement of Pending Lawsuit................................  25

ARTICLE VII

Conditions Precedent to Acquiror's Obligation to Close...............  25
7.1     Accuracy of Representations..................................  25
7.2     Companies' Performance.......................................  25
7.3     Consents.....................................................  25
7.4     Additional Documents.........................................  25
7.5     No Injunction................................................  26

ARTICLE VIII

Termination..........................................................  26
8.1     Termination Events...........................................  26
8.2     Effect of Termination........................................  26

ARTICLE IX

Indemnification and Remedies.........................................  27
9.1     Survival; Right to Indemnity Not Affected by Knowledge.......  27
9.2     Indemnification..............................................  27
9.3     Time Limitation..............................................  28
9.4     Limitations on Amount........................................  28
9.5     Remedies.....................................................  29

ARTICLE X

Miscellaneous........................................................  29
10.1    Communications...............................................  29

10.2    Amendments and Waivers.......................................  30
10.3    Delays or Omissions; Waiver..................................  30
10.4    Entire Agreement.............................................  30
10.5    Headings.....................................................  30
10.6    Counterparts; Governing Law..................................  30
10.7    Further Actions..............................................  30
10.8    Expenses.....................................................  30
10.9    Confidentiality..............................................  31

                            INDEX OF DEFINED TERMS
                            ----------------------
                                                                       Page
                                                                       ----
"Accounts Receivable".................................................. 20

"Acquiror Material Contracts".......................................... 15

"Balance Sheets".......................................................  6

"CERCLA"............................................................... 20

"Closing Date".........................................................  4

"Closing"..............................................................  4

"Code".................................................................  1

"Companies"............................................................  1

"Contemplated Transactions"............................................ 16

"Employee Benefit Plans"............................................... 20

"ERISA"................................................................ 20

"Financial Statements".................................................  6

"GAAP"................................................................. 13

"Hazardous Substance".................................................. 20

"HS LLC"...............................................................  1

"HSI Balance Sheet"....................................................  6

"HSI Shares"...........................................................  2

"HSI Transferors"......................................................  2

"HSI"..................................................................  1

"Indemnitee"........................................................... 27

"Indemnitor"........................................................... 28

"Material Contracts"...................................................  8

"Mergers.".............................................................  1

"Omega Balance Sheet".................................................. 13

"Omega Common Stock"...................................................  1

"Order"................................................................ 16

"Primenergy Balance Sheet".............................................  6

"Primenergy LLC,"......................................................  1

"Primenergy Shareholder"...............................................  2

"Primenergy Shares"....................................................  2

"Primenergy"...........................................................  1

"Proceeding"........................................................... 16

"Related Person"....................................................... 19

"Shareholder"..........................................................  1

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT, executed and delivered on April 16, 1998 but dated as of December 2, 1997, by and among Heater Specialists, Inc., an Oklahoma corporation ("HSI"), Primenergy, Inc., an Oklahoma corporation ("Primenergy"), each with offices at 3171 North Toledo Avenue, Tulsa, Oklahoma 74115 (collectively referred to herein as the "Companies"), and Omega Development, Inc., a Nevada corporation having offices at 9422 S. College Place, Suite 222, Tulsa Oklahoma 74137 ("Acquiror") and Heater Specialists, L.L.C. and Primenergy, L.L.C., both of which are Oklahoma limited liability companies and are wholly owned by Acquiror (which are herein referred to as "HS LLC" and "Primenergy LLC," respectively). Paul Shapansky ("Shapansky") and the Shareholders (as defined below) also join in this Agreement for the limited purposes set forth in Articles II and IX hereof.

     WHEREAS, heretofore, the shareholders of the Company entered into a Stock Exchange Agreement and Plan of Reorganization dated as of December 2, 1997 (the "Prior Agreement") pursuant to which such stockholders agreed to exchange all of their shares of stock in the Companies for shares of the common stock, par value $.001 per share of Acquiror ("Omega Common Stock"), subject to the terms and conditions of the Prior Agreement, and

     WHEREAS, the parties to the Prior Agreement and to this Agreement have decided to restructure the transaction contemplated by the Prior Agreement whereby HSI will merge with and into HS LLC and Primenergy will merge with and into Primenergy LLC and the outstanding shares of the stock of HSI and Primenergy will be converted into shares of Omega Common Stock, as more fully provided in a transaction that qualifies under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), as a "tax-free" reorganization, subject to the terms and conditions and as more fully provided in this Agreement. Such transactions are referred to herein individually as a "Merger" and collectively as the "Mergers."

     WHEREAS, the shareholders of HSI and Primenergy are Don R. Mellott as trustee of the Don R. Mellott Trust UID 22/nd/ day of May, 1995 ("DRM"), Janet
K. Mellott as trustee of the Janet K. Mellott Trust UID 22/nd/ day of May, 1995 ("JKM"), Don Hartman Little as trustee of the Don Hartman Little Revocable Living Trust UTA Dated January 16, 1996 ("DHL"), Wanza Lavoyce Little as trustee of the Wanza Lavoyce Little Revocable Living Trust UTA Dated January 16, 1996 ("WLL"), William Alan Jackson ("Jackson"), Seth Anderson ("Anderson"), Darrell
L. Raymond ("Raymond"), and James H. Dorough ("Dorough"), (DRM, JKM, DHL, WLL, Jackson, Anderson, Raymond, and Dorough hereinafter individually a "Shareholder" and collectively, the "Shareholders")

     NOW THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                    Mergers

     1.1  Mergers

          (a) Immediately prior to the execution of this Agreement and the consummation of the Mergers contemplated herein the total issued and outstanding capital stock of HSI was 634.61538 shares of common stock (the "HSI Shares") of which 164.51923 shares representing 25.92425% of the HSI Shares were owned by DRM, 164.51923 shares representing 25.92425% of the HSI Shares were owned by JKM, 79.32692 shares representing 12.5% of the HSI Shares were owned by DHL, 79.32692 shares representing 12.5% of the HSI Shares were owned by WLL, 79.32692 shares representing 12.5% of the HSI Shares were owned by Jackson, 25.38462 shares representing 4.0% of the HSI Shares were owned by Anderson, 25.38462 shares representing 4.0% of the HSI Shares were owned by Raymond, and 16.82692 shares representing 2.6515% of the HSI Shares were owned by Dorough. Said persons are herein sometimes referred to as the "HSI Shareholders."

          (b) Immediately prior to the execution of this Agreement and the consummation of the Mergers contemplated herein, the total issued and outstanding capital stock of Primenergy was 500 shares of common stock, par value $.01 per share (the "Primenergy Shares"), of which all were owned by DRM who is herein sometimes referred to as the "Primenergy Shareholder."

          (c) At the Effective Time of the Mergers, in accordance with the provisions of Oklahoma Law and the terms of this Agreement, HSI shall be merged with and into HS LLC, with HS LLC surviving such Merger as the surviving company, and with the shares of the HSI Shareholders being converted into the right to receive 7,314,000 shares of Omega Common Stock and Primenergy shall be merged with and into Primenergy LLC, with Primenergy LLC surviving such Merger as the surviving company, and with the shares of the Primenergy Shareholder being converted into the right to receive 1,166,000 shares of Omega Common Stock. Each of HS LLC and Primenergy LLC shall be referred to herein sometimes individually as a "Surviving Company" and collectively as the "Surviving Companies." Notwithstanding anything to the contrary above, any issued and outstanding shares of the stock of a HSI Shareholder or the stock of the Primenergy Shareholder held by a dissenting shareholder shall not be converted as provided herein, but shall instead become the right to receive such consideration as may be determined to be due to such dissenting shareholder pursuant to Oklahoma Law. If, after the Effective Time of the Merger, certificates evidencing shares of common stock of HSI or Primenergy are presented to the applicable Surviving Company for any reason except notation thereon that a shareholder has elected to exercise his dissenters' appraisal rights, they shall be cancelled and converted as provided herein. Until surrendered to the Surviving Company or the Acquiror, each certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive, upon surrender in accordance with the terms hereof, the shares of Omega Common Stock provided for herein. Such 8,480,000 shares of Omega Common Stock to be issued to all of the Shareholders pursuant to this Section 1.1 shall constitute at least 89.4% of the entire issued and outstanding number of shares of the Acquiror as of the Closing (as defined below) before taking into account the shares of Omega Common Stock to be issued in the private placement contemplated by Section 6.8 of this Agreement.

          (d) The consummation of the transactions contemplated by Section 1.1 together with the delivery of the various certificates, agreements, opinions and other documents required or contemplated by this Agreement is herein called the "Closing."

     1.2 Effective Time of the Mergers. The Mergers shall not become effective until, and, subject to the terms and conditions of this Agreement, shall become effective when, the following actions shall have in all respects been completed:

          (a) this Merger Agreement shall have been approved by the HSI Shareholders and the Primenergy Shareholder in accordance with the requirements of Oklahoma Law, and the shareholders of Omega in accordance with the requirements of Nevada Law; and

          (b) appropriate Articles of Merger shall have been filed, in accordance with the requirements of Oklahoma Law, in the office of the Secretary of State of the State of Oklahoma.

The date and time when the Merger shall become effective as aforesaid is herein referred to as the "Effective Time of the Mergers."

     1.3 Operating Agreements. The Operating Agreements, as in effect immediately prior to the Effective Time of the Mergers, of each of HS LLC and Primenergy LLC shall be the respective Operating Agreements of the Surviving Companies from and after the Effective Time of the Mergers until amended in accordance with Oklahoma Law.

     1.4 Effects of the Mergers. Except as herein specifically set forth or as otherwise provided by law, the identity, existence, rights, privileges, immunities, and franchises of HS LLC and Primenergy LLC shall continue in effect and be unimpaired by the Mergers, and from and after the Effective Time of the Mergers the rights, privileges, powers, and franchises of HSI and Primenergy shall be merged with and into HS LLC and Primenergy LLC, respectively, and HS LLC and Primenergy LLC, as the Surviving Companies, shall be vested therewith. The separate existence and corporate organization of HSI and Primenergy except as it may be continued by law, shall cease at the Effective Time of the Mergers and thereupon HSLLC and Primenergy LLC shall be the respective Surviving Companies. At the Effective Time of the Mergers and thereafter:

          (a) the Surviving Companies shall possess all the rights, privileges, immunities, and franchises of HSI and Primenergy, respectively;

          (b) all the property, real, personal, and mixed, all debts due on whatever account, and all other interest of or belonging to or due to each of HSI and Primenergy shall be taken and deemed to be transferred to and vested in the respective Surviving Company without further act or deed; and

          (c) each Surviving Company shall be responsible and liable on all liabilities of each of HSI or Primenergy, as appropriate.


     1.5 Dissenting Shares. Notwithstanding to the contrary in this Article I , above, shares of the common stock of either HSI or Primenergy outstanding immediately prior to the Effective Time of the Mergers and held by a HSI Shareholder or Primenergy Shareholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of common stock in accordance with Oklahoma Law, shall not be converted into a right to receive the Omega Common Stock provided for herein unless such shareholder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time of the Mergers, such Shareholder withdraws or loses his right to appraisal, such shares of common stock of HSI or Primenergy, as the case may be, shall be treated as if they had been converted as of the Effective Time of the Mergers into the right to receive the shares of Omega Common Stock pursuant to this Article I. HSI and Primenergy shall give Acquiror prompt notice of any demands received by it for appraisal of shares of its common stock, and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands.

     1.6 The Closing. The closing of the Mergers (the "Closing") shall take place at the offices of HSI at 3171 N. Toledo, Tulsa, OK on or before 10:00 a.m. local time, May 1, 1998 or such other time as the parties shall agree (the time and date of the Closing being herein referred to as the "Closing Date"). On the Closing Date there shall be delivered to the Acquiror certificates for the HSI Shares and the Primenergy Shares against delivery by the Acquiror of certificates for 8,480,000 shares of the Omega Common Stock.

                                  ARTICLE II

      Representations, Warranties, and Agreements of the Companies and the
      --------------------------------------------------------------------
                                  Shareholders
                                  ------------

     Each of the Companies (as to itself only and not with respect to the other) represents and warrants to, and agrees with, the Acquiror, as follows, and the Shareholders, severally but not jointly, make the representations and agreements set forth in Sections 2.16 and 2.17 below:

     2.1 Corporate Organization and Qualification. Each of the Companies is a corporation duly organized, validly existing, and in good standing under the laws of the state of Oklahoma, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations, financial condition, or prospects of such Company. Each Company, other than as set forth on Schedule 2.1, has no subsidiaries and has no investment, whether by way of ownership of stock or other securities or by loan, advance, or otherwise, in any corporation, partnership, firm, association, or other business entity. Each Company has all required power and authority to own its property and to carry on its business as now conducted.

     2.2 Validity of Transaction. The Companies have all requisite power and authority to execute, deliver, and perform this Agreement and to perform their obligations hereunder. This Agreement has been duly authorized, executed, and delivered by the Companies, is the legal, valid, and binding obligation of each Company and is enforceable as to the Companies in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations and as disclosed in
Schedule 2.2, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required for the execution, delivery, or performance of this Agreement by Shareholders or the Companies. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any Shareholders or either Company is a party, or by which any of their properties or assets are bound, is required for the execution, delivery, or performance by the Companies of this Agreement, and the execution, delivery, and performance of this Agreement, by the Companies will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of either Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or Shareholders or to which any of their operations, business, properties, or assets is subject. The HSI Shares and Primenergy Shares are duly authorized, validly issued, fully paid, and nonassessable, have not been issued or transferred in violation of any preemptive right of stockholders, rights of first refusal, options to acquire or otherwise.

     2.3 Capitalization. The authorized capital stock of HSI consists of 25,000 shares of Common Stock having a $1.00 par value, and the authorized capital stock of Primenergy consists of 1,000,000 shares of Common Stock having $0.01 par value. All issued and outstanding shares of HSI and Primenergy have been validly issued and are fully paid and nonassessable and have not been issued in violation of any federal or state securities laws. Except as disclosed in Schedule 2.3, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character directly or indirectly obligating either Company to issue (i) any additional shares of its capital stock or (ii) any securities convertible into, or exercisable or exchangeable for; or evidencing the right to subscribe for, any shares of its capital stock. Except as disclosed in Schedule 2.3, neither Company has adopted or authorized any plan for the benefit of its officers, employees, or directors which require or permit the issuance, sale, purchase, or grant of any shares of the Company's capital stock, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any shares of such Company's capital stock, or any phantom shares or any stock appreciation rights. Neither Company is under any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any shares of its capital stock.

     2.4 Directors; Officers. A true and correct list of the directors and officers of HSI and Primenergy, all of whom have been duly and properly elected to the positions set forth opposite their respective names, is attached hereto as Schedule 2.4.

     2.5  Financial Position; Absence of Undisclosed Liabilities.

          (a) The Companies have delivered to the Acquiror balance sheets of HSI and Primenergy as of September 30, 1997 and December 31, 1997, respectively, and the related income statements and statements of cash flow and accountants' reports for the fiscal year then ended (hereinafter collectively referred to as the "Financial Statements," and the balance sheets which are a part of the Financial Statements shall hereafter be referred to as the "Primenergy Balance Sheet" and the "HSI Balance Sheet," respectively, with both such balance sheets sometimes being collectively referred to as the "Balance Sheets"). The Financial Statements (including the notes thereto) (i) present fairly the financial condition of the applicable Company as of their respective dates and results of operations and cash flows for their respective periods, (ii) are in accordance with the books and records of the applicable Company (which, in turn, are accurate and complete in all material respects) and (iii) were prepared in accordance with generally accepted accounting principles.

          (b) As of the date hereof, (i) except as set forth in Schedule 2.5(b) and certain fees and expenses of attorneys of the Companies incurred in connection with the transactions herein described, neither Company has any indebtedness or liabilities of any nature (matured or unmatured, fixed or contingent, direct or indirect, as guarantor or in any other capacity) in the aggregate in excess of $25,000 which are not set forth on the Balance Sheet and (ii) all reserves established by the Companies and set forth in the Balance Sheets are adequate for the purposes for which they were established.

          (c) Except as described elsewhere in this Agreement and as set forth on Schedule 2.5(c), since the date of the applicable Balance Sheet:

              (i) neither Company has entered into any contract or transaction which was not in the ordinary course of its business;

              (ii) each Company has operated its business only in the ordinary and usual course consistent with past practice;

              (iii) there has been no material adverse change, either in the single case or in the aggregate, in the business, prospects, operations, or condition (financial or otherwise) of either Company;

              (iv) there has been no damage to, or destruction or loss of, physical property (whether or not covered by insurance) which may have a material adverse effect on the business, prospects, operations, or condition (financial or otherwise) of either Company;

              (v) neither Company has declared or paid any cash dividend or made any distribution on its securities, or redeemed, purchased, or otherwise acquired any of its securities except in a manner and in amounts consistent with prior practice (including, without limitation, the planned distribution to shareholders prior to December 31, 1997 in an amount expected to be required for the Shareholders to pay their anticipated liability for federal and state income tax attributable to income of the Companies attributable to them) plus any distribution subsequent to December 31, 1997 if deemed necessary or appropriate by reason of the Company's final tax return results and the Shareholders' resultant tax liability;

              (vi) neither Company has increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of its business;

              (vii) neither Company has received any notice that there has been a loss of, or cancellation of a material order by, any material customer of the Company;

              (viii) there has been no resignation or termination of employment of any officer or key employee of either Company;

              (ix) there has been no borrowing or agreement to borrow by either Company or change in the contingent obligations of such Company by way of guaranty, endorsement, indemnity, warranty, or otherwise or grant of a mortgage or security interest in any properties of such Company;

              (x) there has not been any payment of any obligation or liability other than current liabilities paid in the ordinary course of business; and

              (xi) there has been no sale, assignment or transfer of any tangible asset of either Company except in the ordinary course of business.

      2.6 Properties.

          (a) Each Company has (and at the time of Closing, will have) good and, where applicable, marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, leases, mortgages, security interests, pledges, charges, and encumbrances, except (i) as shown on the Balance Sheets, (ii) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (iii) such minor imperfections of title and encumbrances and minor liens existing by operation of law, if any, which do not materially interfere with the present use of the properties subject thereto or affected thereby or otherwise materially impair the business operations of the Company, or (iv) as shown on Schedule 2.6(a). All real and other tangible properties and assets owned, leased, or licensed by each Company are in good and usable condition, subject to ordinary wear and tear.

          (b) The real and other properties and assets (including licenses, permits, approvals, and other intangible assets) owned, leased, or licensed by each Company constitute all such properties and assets which are necessary to the business of such Company as presently conducted and as proposed to be conducted.

          (c) Schedule 2.6(c) hereto list all items of real and personal property owned by each Company.

      2.7 Material Contracts. Schedule 2.7-A contains a true and complete list of all of the following contracts, agreements, instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral to which either Company is a party or by which any of its assets are bound:

          (a) Employment, consulting, agency or other service agreements (other than employment arrangements terminable at will without liability on the part of the employer or upon payment of no more than applicable statutory or regulatory severance or termination benefits);

          (b) Collective bargaining agreements;

          (c) Contracts or commitments limiting the freedom of the Company to compete in any line of business or in any geographic area with any person;

          (d) Contracts which involve future payments, performance of services or development of assets of an aggregate amount or value in excess of $10,000 or having a term in excess of twelve (12) months from the date of this Agreement;

          (e) Contracts or commitments to sell, lease or otherwise dispose of any assets other than in the ordinary course of business;

          (f) Contracts or commitments of any kind, including royalty agreements or management agreements with any employee, director, officer or stockholder of a Shareholder or any affiliate of a Shareholder or of any of the foregoing;

          (g) Stock option, warrant or other agreements granting a right to acquire stock;

          (h) Shareholder agreements, buy/sell agreements, voting trust agreements or other agreements affecting the purchase, sale or voting of capital stock; or

          (i) Any other contract which is otherwise material to the business or prospects of the Company (hereinafter referred to collectively as "Material Contracts").

The Companies have furnished the Acquiror true, correct, and complete copies (or where oral, written descriptions) of all Material Contracts, including all amendments, supplements, modifications, and waivers thereto. All Material Contracts are in full force and effect and, except as set forth on Schedule 2.7-B, the Company which is a party thereto has performed in all material respects all of its obligations thereunder. No party to a Material Contract has made a claim to the effect that such Company has failed to perform an obligation thereunder. To the knowledge of each Company, there is no plan, intention, or indication of any contracting party to a Material Contract to which it is a party to cause the termination, cancellation, or modification of such Material Contract or to reduce or otherwise change its activity thereunder so as to affect adversely in any material respect the benefits derived or expected to be derived therefrom by such Company.

      2.8 Insurance. Each Company has insured by reputable insurers its assets that are of an insurable character against risks of liability, casualty, and fire in adequate and customary amounts. Each Company maintains with such insurers insurance against hazards, risks, and liability to persons and property to the extent and in the manner customary for companies in similar businesses, similarly situated.

      2.9 Litigation and Claims. Except as set forth on Schedule 2.9, there is no litigation, arbitration, claim, or other proceeding (formal or informal) or governmental investigation pending or, to the knowledge of either Company, threatened (or any basis therefor known to the Company) with respect to such Company, any of its businesses, properties, or assets, or any of its directors, officers, or employees to the extent such proceeding relates to the business of such Company.

      2.10 Securities Laws Compliance. Subject to the accuracy of the representations and warranties of the Acquiror set forth in Article III hereof, the conversion of the HSI Shares and Primenergy Shares into shares of Omega Common Stock pursuant to this Agreement and the Articles of Merger complies with all applicable federal and state securities laws.

      2.11 Tax and Other Liabilities. All taxes required by law which are due and payable by either Company have been paid, all taxes such Company is obligated to withhold from amounts owing to any employee or third party have been withheld, and all tax returns and reports required by law to have been filed by such Company have been duly filed and reflect the amounts due and paid. There are in effect no waivers of applicable statutes of limitations with respect to any taxes, governmental charges, duties, imports, levies, or fees for any year and neither Company has agreed to any extension of time with respect to any tax assessment or deficiency. The Federal income tax returns of each Company have not been and are not now being audited by the Internal Revenue Service for any of such Company's tax periods. No tax liens have been asserted against any of such Company's assets.

      2.12 Finder or Broker. Neither Company nor any person acting on behalf of either Company has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated herein.

      2.13 Conflict of Interest. Except as set forth on Schedule 2.13 no officer, director, or stockholder of either Company has any interest in any corporation, partnership, or other entity that is engaged in a business which is in competition with that of such Company, is a supplier to such Company, or is a party to any Material Contract.

      2.14 Employees and Consultants.

           (a) To the knowledge of either Company, no employee or agent of, or consultant to, such Company is in violation of any term of any employment, agency, or consulting contract, or any other contract or agreement with any third party relating to the right of any such employee, agent, or consultant to be employed or engaged by such Company because of the nature of the business conducted or to be conducted by such Company or for any other reason.

          (b) Except as disclosed in Schedule 2.14(b) attached hereto, neither Company has, or contributes to, any pension, profit-sharing, incentive, or other employee benefit plan (including without limitation any of the type defined in Section 3(3) of the Employee Retirement Income Security Act of
     1974), nor does such Company have any obligation to, or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits. Neither Company is indebted to any director, officer, employee, or stockholder, whether by loan, advance, or otherwise nor is any director, officer, employee, or stockholder so indebted to such Company except as disclosed in Schedule 2.14(b) attached hereto. Neither Company is a party to or bound by any collective bargaining agreement.

     2.15 Business; Compliance with Laws. Each Company has all necessary franchises, permits, licenses, authorizations and other rights and privileges necessary to permit it to own its property and to conduct its business as currently conducted. All such franchises, permits, licenses, and authorizations are in full force and effect. Neither Company is in violation of any law, statute, or regulation which may have a materially adverse impact on the business or prospects of such Company, nor is such Company in violation of any judgment, injunction, order or decree relevant to its securities, the ownership of its properties, or the carrying on of its business,

     2.16 Non-Competition Agreement. In consideration of the acquisition of each Company and its goodwill hereunder and in order to induce Acquiror to enter into and perform this Agreement, except as provided in Schedule 2.16, each Shareholder agrees that so long as each Shareholder is employed by the Acquiror or is not employed by reason of his voluntary resignation or of being terminated "for cause" pursuant to his employment agreement with Acquiror, it shall not, and shall not permit or suffer any of its affiliates, to compete directly or indirectly with such Company or the Acquiror in the business of such Company within the continental United States for a period of five years from the Closing Date. If this non-competition agreement exceeds the time, geographic or other limitation permitted by applicable law, it shall be deemed reformed to the maximum extent permitted by applicable law.

     2.17 Investment Intent. Each Shareholder represents and agrees that the shares of Omega Common Stock to which he or she is entitled hereunder are being acquired for his or her own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Each Shareholder acknowledges that the offer and sale of the Omega Common Stock have not been registered under the Securities Act or qualified under applicable state securities laws and that the shares of Omega Common Stock will be offered and issued to such Shareholder pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this
Section 2.17 are given with the intention that Acquiror may rely thereon for purposes of claiming such exemptions. Each Shareholder must bear the economic risk of its investment in Acquiror for an indefinite period of time, as the shares of Omega Common Stock cannot be sold unless subsequently registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

                                  ARTICLE III

          Representations, Warranties, and Agreements of the Acquiror
          -----------------------------------------------------------

      The Acquiror, HS LLC and Primenergy LLC jointly and severally represent and warrant to, and agrees with, the Companies, and each of them, as follows:

      3.1 Organization. Acquiror is duly organized under the laws of the state of Nevada and has full power and authority to enter into this Agreement and to consummate the transactions set forth herein, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations, financial condition, or prospects of Acquiror. Acquiror, other than HS LLC and Primenergy LLC and as set forth on Schedule 3.1, has no subsidiaries and has no investment, whether by way of ownership of stock or other securities or by loan, advance, or otherwise, in any corporation, partnership, firm, association, or other business entity. Acquiror has all required power and authority to own its property and to carry on its business as now conducted. Each subsidiary of Acquiror, including, without limitation, HS LLC and Primenergy LLC, is duly organized under the laws of the state of its incorporation or formation and is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business makes such qualification necessary.

      3.2 Validity of Agreement. All necessary proceedings to authorize the execution, delivery, and performance of this Agreement by Acquiror, HS LLC and Primenergy LLC have been duly taken or will be duly taken prior to Closing.
This Agreement has been duly authorized, executed, and delivered by Acquiror, HS LLC and Primenergy LLC, is the legal, valid, and binding obligation of Acquiror, HS LLC and Primenergy LLC, and is enforceable as to the Acquiror, HS LLC and Primenergy LLC in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required for the execution, delivery, or performance of this Agreement by Acquiror, HS LLC or Primenergy LLC. Except as disclosed in Schedule 3.2, no consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Acquiror is a party, or by which any of its properties or assets are bound, is required for the execution, delivery, or performance by Acquiror, HS LLC or Primenergy LLC of this Agreement, and the execution, delivery, and performance of this Agreement, by Acquiror, HS LLC or Primenergy LLC will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of Acquiror or the Articles of Organization or Operating Agreement of HS LLC or Primenergy LLC, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Acquiror, HS LLC or Primenergy LLC or to which any of their respective operations, business, properties, or assets are subject. The outstanding shares of Omega Common Stock are duly authorized, validly issued, fully paid, and nonassessable, have not been issued or transferred in violation of any preemptive right of stockholders, rights of first refusal, options to acquire or otherwise and the Shareholders will have good title to the Omega Common Stock received upon consummation of the transactions contemplated hereby, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, proxies, voting agreements and voting trusts (other than any created by the Shareholders).

      3.3 Finder or Broker. Neither Acquiror, HS LLC or Primenergy LLC nor any person acting on behalf of Acquiror, HS LLC or Primenergy LLC has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated herein.

      3.4 HS LLC and Primenergy LLC. HS LLC and Primenergy LLC have only recently been formed for the purpose of consummating the Mergers and at the date of the execution of this Agreement have no material assets, operations, liabilities or commitments except as established by this Agreement.

      3.5 Capitalization.  The authorized capital stock of Acquiror consists of
(i) 25,000,000 shares of Omega Common Stock having a par value of $.001 per share, of which there are a total of 15,000,000 shares issued and outstanding, no shares reserved for issuance and no shares held by Acquiror as treasury shares, and (ii) 5,000,000 shares of preferred stock having a par value of $1.00 per share, of which there are no shares issued and outstanding, no shares reserved for issuance and no shares held by Acquiror as treasury shares . All issued and outstanding shares of Acquiror have been validly issued and are fully paid and nonassessable and have not been issued in violation of any federal or state securities laws. Except as disclosed in Schedule 3.5, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character directly or indirectly obligating Acquiror to issue (i) any additional shares of its capital stock or
(ii) any securities convertible into, or exercisable or exchangeable for; or evidencing the right to subscribe for, any shares of its capital stock. Except as disclosed in Schedule 3.5, Acquiror has not adopted or authorized any plan for the benefit of its officers, employees, or directors which require or permit the issuance, sale, purchase, or grant of any shares of Acquiror's capital stock, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any shares of Acquiror's capital stock, or any phantom shares or any stock appreciation rights. Acquiror is not under any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any shares of its capital stock.

      3.6 Directors; Officers. A true and correct list of the directors and officers of Acquiror, all of whom have been duly and properly elected to the positions set forth opposite their respective names, is attached hereto as
Schedule 3.6.

      3.7 Financial Position; Absence of Undisclosed Liabilities.

          (a) Acquiror has delivered to the Shareholders and the Companies: consolidated balance sheets of Acquiror as at December 31 in each of the years 1993 through 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the reports thereon of Arthur Andersen, LLP (for years 1993 and 1994) and Ernst & Young, LLP (for 1995 through 1997), independent certified public accountants. The consolidated balance sheet of Acquiror as at December 31, 1997, including the notes thereto, is herein referred to as the "Omega Balance Sheet." Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Acquiror as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles, applied on a consistent basis with prior periods ("GAAP"). The financial statements referred to in this
     Section 3.7(a) reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person are required by GAAP to be included in the consolidated financial statements of Acquiror.

          (b) As of the date hereof, (i) except as set forth in Schedule 3.7(b) and certain fees and expenses of attorneys of Acquiror incurred in connection with the transactions herein described, Acquiror has no indebtedness or liabilities of any nature (matured or unmatured, fixed or contingent, direct or indirect, as guarantor or in any other capacity) in the aggregate in excess of $5,000 which are not set forth on the Omega Balance Sheet and (ii) all reserves established by Acquiror and set forth in the Omega Balance Sheets are adequate for the purposes for which they were established.

          (c) Except as described elsewhere in this Agreement and as set forth on Schedule 3.7(c), since the date of the Omega Balance Sheet:

              (i) Acquiror has not entered into any contract or transaction which was not in the ordinary course of its business;

              (ii) Acquiror has operated its business only in the ordinary and usual course consistent with past practice;

              (iii) there has been no material adverse change, either in the single case or in the aggregate, in the business, prospects, operations, or condition (financial or otherwise) of Acquiror;

              (iv) there has been no damage to, or destruction or loss of, physical property (whether or not covered by insurance) which may have a material adverse effect on the business, prospects, operations, or condition (financial or otherwise), of Acquiror;

              (v) Acquiror has not declared or paid any cash dividend or made any distribution on its securities, or redeemed, purchased, or otherwise acquired any of its securities;

              (vi) Acquiror has not increased the compensation of any of its officers, or the rate of pay of its employees as a group;

              (vii) Acquiror has not received any notice that there has been a loss of, or cancellation of a material order by, any material customer;

              (viii) there has been no resignation or termination of employment of any officer or key employee of Acquiror;

              (ix) there has been no borrowing or agreement to borrow by Acquiror or in the contingent obligations of Acquiror by way of guaranty, endorsement, indemnity, warranty, or otherwise or grant of a mortgage or security interest in any properties of Acquiror;

              (x) there has not been any payment of any obligation or liability other than current liabilities paid in the ordinary course of business; and

              (xi) there has been no sale, assignment or transfer of any tangible asset of Acquiror except in the ordinary course of business.

          (d) The subsidiary of Acquiror has no assets, liabilities, employees, obligations, or commitments and is not engaged in the active conduct of any business or operations of any sort.

     3.8 Properties.

          (a) Acquiror has good and, where applicable, marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, leases, mortgages, security interests, pledges, charges, and encumbrances, except (i) as shown on the Financial Statements, (ii) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (iii) such minor imperfections of title and encumbrances and minor liens existing by operation of law, if any, which do not materially interfere with the present use of the properties subject thereto or affected thereby or otherwise materially impair the business operations of Acquiror, or (iv) as shown on Schedule 3.8(a). All real and other tangible properties and assets owned, leased, or licensed by Acquiror are in good and usable condition, subject to ordinary wear and tear.

          (b) The real and other properties and assets (including licenses, permits, approvals, and other intangible assets) owned, leased, or licensed by Acquiror constitute all such properties and assets which are necessary to the business of Acquiror as presently conducted and as proposed to be conducted.

          (c) Schedule 3.8(c) hereto list all items of real and personal property owned by Acquiror.

     3.9 Material Contracts. Schedule 3.9-A contains a true and complete list of all of the following contracts, agreements, instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral to which Acquiror is a party or by which any of its assets are bound:

          (a) Employment, consulting, agency or other service agreements (other than employment arrangements terminable at will without liability on the part of the employer or upon payment of no more than applicable statutory or regulatory severance or termination benefits);

          (b) Collective bargaining agreements;

          (c) Contracts or commitments limiting the freedom of Acquiror to compete in any line of business or in any geographic area with any person;

          (d) Contracts which involve future payments, performance of services or development of assets of an aggregate amount or value in excess of $5,000 or having a term in excess of twelve (12) months from the date of this Agreement;

          (e) Contracts or commitments to sell, lease or otherwise dispose of any assets other than in the ordinary course of business;

          (f) Contracts or commitments of any kind, including royalty agreements or management agreements with any employee, director, officer or stockholder of Acquiror or any affiliate of Acquiror, or of any of the foregoing;

          (g) Stock option, warrant or other agreements granting a right to acquire stock;

          (h) Shareholder agreements, buy/sell agreements, voting trust agreements or other agreements affecting the purchase, sale or voting of capital stock; or

          (i) Any other contract which is otherwise material to the business or prospects of Acquiror (hereinafter referred to collectively as "Acquiror Material Contracts").

Acquiror has furnished the Companies true, correct, and complete copies (or where oral, written descriptions) of all Material Contracts, including all amendments, supplements, modifications, and waivers thereto. All Acquiror Material Contracts are in full force and effect and, except as set forth on
Schedule 3.9-B, Acquiror thereto has performed in all material respects all of its obligations thereunder. No party to an Acquiror Material Contract has made a claim to the effect that Acquiror has failed to perform an obligation thereunder. To the knowledge of Acquiror, there is no plan, intention, or indication of any contracting party to an Acquiror Material Contract to cause the termination, cancellation, or modification of such Acquiror Material Contract or to reduce or otherwise change its activity thereunder so as to affect adversely in any material respect the benefits derived or expected to be derived therefrom by Acquiror.

     3.10 Insurance. Acquiror has insured by reputable insurers its assets that are of an insurable character against risks of liability, casualty, and fire in adequate and customary amounts. Acquiror maintains with such insurers insurance against hazards, risks, and liability to persons and property to the extent and in the manner customary for companies in similar businesses, similarly situated.

     3.11 Legal Proceedings; Orders.

          (a) Except as set forth in Schedule 3.11, there is no pending action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator ("Proceeding");

              (i) that has been commenced by or against Acquiror or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Acquiror; or

              (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby (the "Contemplated Transactions").

     To the best knowledge of Acquiror, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Acquiror has delivered to the Companies and the Shareholders copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.11. The Proceedings listed in Schedule
     3.11 will not have a material adverse effect on the business, operations, assets, condition, or prospects of Acquiror.

          (b) Except as set forth in Schedule 3.11(b):

              (i) there is no award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator ("Order") to which Acquiror or any of the assets owned or used by Acquiror is subject; and

              (ii) no officer, director, agent, or employee of Acquiror is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Acquiror.

          (c) Except as set forth in Schedule 3.11(c):

              (i) Acquiror is, and at all times since January 1, 1995 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

              (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Acquiror, or any of the assets owned or used by Acquiror, is subject; and

              (iii) Acquiror has not received, at any time since January 1, 1995, any notice or other communication (whether oral or written) from any governmental body or any other person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Acquiror, or any of the assets owned or used by Acquiror, is or has been subject.

     3.12 Securities Laws Compliance. Subject to the accuracy of the representations and warranties of the Companies set forth in Article II hereof, the conversion of the HSI Shares and Primenergy Shares into the right of the Shareholders to receive shares of Omega Common Stock complies with all applicable federal and state securities laws.

     3.13 Tax and Other Liabilities. All taxes required by law which are due and payable by Acquiror have been paid, all taxes Acquiror is obligated to withhold from amounts owing to any employee or third party have been withheld, and, except as disclosed in Schedule 3.13, all tax returns and reports required by law to have been filed by Acquiror have been duly filed and reflect the amounts due and paid. The provision for taxes on the Omega Balance Sheet is sufficient for the payment of all accrued and unpaid federal, state, county, local, and other taxes of every kind of Acquiror, whether or not assessed or disputed as of the date of the Omega Balance Sheet. There are in effect no waivers of applicable statutes of limitations with respect to any taxes, governmental charges, duties, imports, levies, or fees for any year and Acquiror has not agreed to any extension of time with respect to any tax assessment or deficiency. The Federal income tax returns of Acquiror have not been and are not now being audited by the Internal Revenue Service for any of Acquiror's tax periods. No tax liens have been asserted against any of Acquiror's assets and any potential assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefore, except as set forth on Schedule 3.13.

     3.14 Finder or Broker. Neither Acquiror nor any person acting on behalf of Acquiror has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated herein.

     3.15 Conflict of Interest. Except as set forth on Schedule 3.15 no officer, director, or stockholder of Acquiror has any interest in any corporation, partnership, or other entity that is engaged in a business which is in competition with that of Acquiror, is a supplier to Acquiror, or is a party to any Acquiror Material Contract.

     3.16 Employees and Consultants.

          (a) To the knowledge of Acquiror, no employee or agent of, or consultant to, Acquiror is in violation of any term of any employment, agency, or consulting contract, or any other contract or agreement with any third party relating to the right of any such employee, agent, or consultant to be employed or engaged by Acquiror because of the nature of the business conducted or to be conducted by Acquiror or for any other reason.

          (b) Except as disclosed in Schedule 3.16(b) attached hereto, Acquiror has no, and does not contribute to, any pension, profit-sharing, incentive, or other employee benefit plan (including without limitation any of the type defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), nor does Acquiror have any obligation to, or customary arrangement with employees for bonuses incentive compensation vacations, severance pay, insurance, or other benefits. Acquiror is not indebted to any director, officer, employee, or stockholder, whether by loan, advance, or otherwise nor is any director, officer, employee, or stockholder so indebted to Acquiror, except as disclosed in Schedule 3.16(b) attached hereto. Acquiror is not a party to or bound by any collective bargaining agreement.

     3.17 Business; Compliance with Laws. Acquiror has all necessary franchises, permits, licenses, authorizations and other rights and privileges necessary to permit it to own its property and to conduct its business as currently conducted. All such franchises, permits, licenses, and authorizations are in full force and effect. Acquiror is not in violation of any law, statute, or regulation which may have a materially adverse impact on the business or prospects of Acquiror nor is Acquiror in violation of any judgment, injunction, order or decree relevant to its securities, the ownership of its properties, or the carrying on of its business.

     3.18 Books and Records. The books of account, minute books, stock record books, and other records of Acquiror, all of which have been made available to the Companies and Shareholders, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of Acquiror contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Acquiror, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     3.19 Accounts Receivable. All accounts receivable of Acquiror that are reflected on the Omega Balance Sheet or on the accounting records of Acquiror as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Omega Balance Sheet or on the accounting records of Acquiror as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Omega Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.19 contains a complete and accurate list of all Accounts Receivable as of the date of the Omega Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     3.20 Certain Payments. Since January 1, 1995, neither Acquiror nor any director, officer, agent, or employee of Acquiror or any other person associated with or acting for or on behalf of Acquiror, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Acquiror any affiliate of Acquiror, or (iv) in violation of any laws, rules, regulations, or Orders, (b) established or maintained any fund or asset that has not been recorded in the books and records of Acquiror.

     3.21 Disclosure.

          (a) No representation, warranty or statement of Acquiror in this Agreement, including the Schedules hereto, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

          (b) No notice given pursuant to Section 4.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

          (c) There is no fact known to Acquiror that has specific application to Acquiror (other than general economic or industry conditions) and that materially adversely affects or, as far as either Acquiror can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Acquiror that has not been set forth in this Agreement.

     3.22 Relationships with Related Persons. No affiliate or other related person of Acquiror ("Related Person") has, or since the first day of the next to last completed fiscal year of Acquiror, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Acquiror's business. No Related Person is, or since the first day of the next to last completed fiscal year of Acquiror has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has had business dealings or a material financial interest in any transaction with Acquiror. No Related Person is a party to any contract with, or has any claim or right against, Acquiror. For purposes of this
Section 3.22, a "Related Person" of Acquiror means (a) any person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Acquiror; (b) any person that holds a material interest in such specified person; (c) each person that serves as a director, officer, partner, executor, or trustee of Acquiror (or in a similar capacity); (d) any person in which such specified person holds a material interest; (e) any person with respect to which such specified person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). Such definition also includes any member of the immediate family of any of the persons specified herein. Also for purposes of this Agreement, the term "person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

     3.23 Environmental Matters. In addition to and without limiting the generality or breadth of any of the other representations and warranties of Acquiror in this Article III, (i) Acquiror has obtained all licenses, permits, registrations and other authorizations that are required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. (S) 6901 et seq.), the Toxic Substances Control Act (42 U.S.C. (S) 2601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Safe Drinking Water Act (42 U.S.C.
(S) 300(f) et seq.), and duties or requirements arising out of common law (collectively "Environmental Laws"); (ii) Acquiror is in compliance with all Environmental Laws and with all such licenses, permits, registrations and authorizations and has not violated any of the foregoing; (iii) none of Acquiror's operations is or has been subject to any judicial or administrative proceeding alleging the violation of any Environmental Law; (iv) none of Acquiror's operations is on the "CERCLIS" list of hazardous waste sites or the "National Priorities List" of the U.S. Environmental Protection Agency, or any similar state list, or the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous substance (as defined by 42 U.S.C. (S) 9106(14)), petroleum or any other contaminant (hereafter referred to as a "Hazardous Substance"); (v) Acquiror has no contingent or actual liability in connection with any release of any Hazardous Substance into the environment; (vi) Acquiror has not performed or suffered any act and knows of no condition that could give rise to liability to any person (governmental or not) under CERCLA or any other Environmental Laws, nor has Acquiror received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental or regulatory agency; and (vii) no Hazardous Substance is present or has been released, discharged, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties of Acquiror or any surface waters or groundwater thereon or thereunder. Acquiror has a Phase I environmental review report that has been prepared with respect to each real property owned by Acquiror at any time and a copy of each such report has been provided to the Companies.

     3.24 Employee Benefit Plans. Acquiror has no director, officer and employee retirement, welfare or other benefit plans, agreements, practices, programs, or arrangements ("Employee Benefit Plans") of any sort. Specifically, and without limiting the generality of the foregoing, Acquiror has no Employee Benefit Plan (whether or not set forth in a written document) covering any employee, director or consultant of Acquiror or any subsidiary thereof, which is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code or is intended to be qualified under
Section 401(a) of the Code.

                                   ARTICLE IV

                  Covenants of Acquiror Prior to Closing Date
                  -------------------------------------------

     4.1 Due Diligence Review. Between the date of this Agreement and the Closing Date, Acquiror will (a) afford the Companies, the Shareholders and their respective representatives and prospective lenders and investors and their representatives (collectively, "Shareholders' Advisors") full and free access to Acquiror's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Shareholders and Shareholders' Advisors with copies of all such contracts, books and records, and other existing documents and data as Shareholders may reasonably request, and
(c) furnish Shareholders and Shareholders' Advisors with such additional financial, operating, and other data and information as Shareholders or the Companies may reasonably request.

     4.2 Operation of the Business of Acquiror. Between the date of this Agreement and the Closing Date, Acquiror will:

          (a) conduct its business only in the ordinary course of business;

          (b) use its best efforts to preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Acquiror;

          (c) confer with Shareholders or the Companies concerning operational matters of a material nature; and

          (d) otherwise report periodically to Shareholders or the Companies concerning the status of the business, operations, and finances of Acquiror.

     4.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Acquiror will not, without the prior consent of the Companies, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.7(c) is likely to occur.

     4.4 Required Approvals. As promptly as practicable after the date of this Agreement, Acquiror will make all filings required to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Acquiror will (a) cooperate with Shareholders and the Companies with respect to all filings that Shareholders or the Companies elect to make or is required to make in connection with the Contemplated Transactions, and (b) cooperate with Shareholders and the Companies in obtaining all consents identified in Schedule 2.2.

     4.5 Notification. Between the date of this Agreement and the Closing Date, Acquiror will promptly notify Shareholders and the Companies in writing if Acquiror becomes aware of any fact or condition that causes or constitutes a breach of any of Acquiror's representations and warranties as of the date of this Agreement, or if Acquiror becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if this Agreement were dated the date of the occurrence or discovery of any such fact or condition, Acquiror will promptly deliver to Shareholders and the Companies a supplement to the Schedules specifying such change. During the same period, Acquiror will promptly notify Shareholders and the Companies of the occurrence of any breach of any covenant of Acquiror in this Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article VI impossible or unlikely.

     4.6 Payment of Indebtedness by Related Parties. Except as expressly provided in this Agreement, Acquiror will cause all indebtedness owed to it by any Related Person to be paid in full prior to Closing.

     4.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, Acquiror will not, and will cause each of its representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than the Companies and the Shareholders) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of Acquiror or any of the capital stock of Acquiror or any merger, consolidation, business combination, or similar transaction involving Acquiror.

     4.8 Best Efforts. Between the date of this Agreement and the Closing Date, Acquiror will take all corporate action that may be necessary and otherwise use its best efforts to cause the conditions in Article VI to be satisfied.

                                   ARTICLE V

                Covenants of the Companies Prior to Closing Date
                ------------------------------------------------

     5.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, the Companies will make all filings required to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, each Company will cooperate with Acquiror with respect to all filings that Acquiror is required to make in connection with the Contemplated Transactions, and (ii) cooperate with Acquiror in obtaining all consents identified in Schedule 3.2; provided that this Agreement will not require either Company to dispose of or make any change in any portion of its business or to incur any other burden to obtain a governmental authorization.

     5.2 Best Efforts. Except as set forth in the proviso to Section 5.1, between the date of this Agreement and the Closing Date, the Companies will use their best efforts to cause the conditions in Article VII to be satisfied.

                                  ARTICLE VI

          Conditions Precedent to the Companies' Obligation to Close
          ----------------------------------------------------------

     The Companies' obligations to consummate the Mergers and to take the other actions required to be taken by the Companies at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Companies, in whole or in part):

     6.1 Accuracy of Representations. All of Acquiror's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

     6.2  Acquiror's Performance.

          (a) All of the covenants and obligations that Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered pursuant to Section 6.4 must have been delivered, and each of the other covenants and obligations in Article IV must have been performed and complied with in all respects.

     6.3 Consents. Each of the Consents identified in Schedule 3.2, must have been obtained and must be in full force and effect.

     6.4 Additional Documents. Each of the following documents must have been delivered to the Companies:

          (a) an opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, dated the Closing Date, covering such matters as the Companies and their counsel shall reasonably request;

          (b) Each of the directors and officers of Acquiror serving immediately prior to Closing shall submit the following:

              (i) their resignations from all positions with the Acquiror effective as of the Closing;

              (ii) the directors shall submit a written consent to action electing the persons designated on Schedule 6.4(b)(ii) as directors of Acquiror effective upon the Closing and the effectiveness of the resignations of the currently serving directors; and

              (iii) Releases in the form attached hereto as Exhibit 6.4(b).

          (c) such other documents as the Companies may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any of Acquiror's representations and warranties, (iii) evidencing the performance by Acquiror of, or the compliance by Acquiror with, any covenant or obligation required to be performed or complied with by it, (iv) evidencing the satisfaction of any condition referred to in this Article VI, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     6.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Companies, or against any person affiliated with either Company, any

Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     6.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any person any claim asserting that such person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, Acquiror, or (b) is entitled to all or any portion of the HSI Shares or Primenergy Shares being converted into the Omega Common Stock.

     6.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause either Company or any person affiliated with either Company to suffer any material adverse consequence under, (a) any applicable legal requirement or order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any governmental body.

     6.8 Consummation of Private Placement. Acquiror shall have arranged a private placement of shares of Omega Common Stock to a limited number of accredited investors pursuant to which Acquiror will raise a minimum of U.S.$3,000,000 for a maximum of 1,120,000 shares of Omega Common Stock (which shares shall represent not more than 10% of the total shares of Omega Common Stock outstanding after taking into account the shares of Omega Common Stock outstanding (i) prior to Closing, plus (ii) after taking into account the shares to be issued upon Closing pursuant to this Agreement). Such private placement shall be consummated either prior to Closing or contemporaneously with the Closing of the transactions contemplated hereby.

     6.9 Registration Rights Agreement. The Shareholders and Acquiror shall have entered a Registration Rights Agreement in the form attached hereto as
Exhibit 6.9.

     6.10 Adoption of Stock Option Plan. Acquiror shall have adopted and its shareholders shall have approved a stock option plan in substantially the form of Exhibit 6.10 pursuant to which the options granted to certain officers and employees of Primenergy shall be replaced by options to acquire shares of Omega Common Stock.

     6.11 Recapitalization of Acquiror. Acquiror shall have completed all corporate action necessary to consummate a recapitalization which will effect a reverse stock split whereby each holder of outstanding shares of Omega Common Stock will receive one share of newly issued stock for each 15 shares held immediately prior to the consummation of such recapitalization. After such recapitalization, there will be issued and outstanding a total of not more than 1,000,000 shares of Omega Common Stock (before taking into account the shares of Omega Common Stock to be issued to Shareholders pursuant to this Agreement and the 1,120,000 shares to be issued pursuant to the private placement contemplated by Section 6.8 above).

     6.12 Filing of Tax Returns and SEC Reports. Acquiror shall have filed all federal, state and other income tax returns with the appropriate agencies and all periodic, current and other reports and filings with the Securities and Exchange Commission and any applicable securities exchange or self-regulatory agency which it is required to file prior to Closing.

     6.13 Settlement of Pending Lawsuit.  The litigation described in
Schedule 3.11 shall be settled on terms and conditions acceptable to Shareholders.

                                  ARTICLE VII

            Conditions Precedent to Acquiror's Obligation to Close
            ------------------------------------------------------

     Acquiror's obligations to consummate the Mergers and, in connection therewith, to issue shares of Omega Common Stock and to take the other actions required to be taken by Acquiror at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

     7.1 Accuracy of Representations. All of the Companies' and the Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2  Companies' Performance.

          (a) All of the covenants and obligations that the Companies and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Shareholders shall have delivered certificates evidencing their shares of the common stock of the Companies.

     7.3 Consents. Each of the Consents identified in Schedule 2.2 must have been obtained and must be in full force and effect.

     7.4 Additional Documents. The Companies must have caused the following documents to be delivered to Acquiror:

          (a) an opinion of Conner & Winters, a Professional Corporation, dated the Closing Date, covering such matters as Acquiror and its counsel shall reasonably request; and

          (b) such other documents as Acquiror may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 6.4(a), (ii) evidencing the accuracy of any representation or warranty of the Companies, (iii) evidencing the performance by the Companies of, or the compliance by the Companies with, any covenant or obligation required to be performed or complied with by the Companies, (iv) evidencing the satisfaction of any condition referred to in this Article VII, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     7.5 No Injunction. There must not be in effect any legal requirement or Order that (a) prohibits the consummation of the Mergers or the issuance by Acquiror of the shares of Omega Common Stock to the Shareholders as provided for in this Agreement, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                  ARTICLE VIII

                                  Termination
                                  -----------

     8.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either the Companies or Acquiror if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

          (b) (i) by the Companies if any of the conditions in Article VI has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Companies to comply with their obligations under this Agreement) and the Companies have not waived such condition on or before the Closing Date; or
     (ii) by Acquiror, if any of the conditions in Article VII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing Date;

          (c) by mutual consent of the Companies and Acquiror; or

          (d) by either the Companies or Acquiror if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 1998, or such later date as the parties may agree upon.

     8.2  Effect of Termination.  Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.8 and 10.9 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE IX

                         Indemnification and Remedies
                         ----------------------------

     9.1 Survival; Right to Indemnity Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, including the Schedules and any supplements to the Schedules, any certificates delivered pursuant to Sections 6.4(c) or 7.4(b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

     9.2  Indemnification.

          (a) Shareholders agree to protect, defend, indemnify, and hold harmless the Acquiror against and in respect of any and all loss, liability, deficiency, damage, cost, or expense, or actions in respect thereof (including reasonable legal fees and expenses) (collectively Losses), as and when incurred, occasioned by any knowing, willful or intentional breach, falsity, or failure of any of the representations, warranties, or covenants of the Shareholders or the Companies herein contained, or contained in any other document executed and delivered by the Companies or the Shareholders to the Acquiror in connection with this Agreement. The liability and obligations of the Shareholders under this
     Article IX shall be several and not joint and each Shareholder shall be liable and responsible for that portion of the total obligation and liability of all Shareholders hereunder that is equal to the percentage of the shares of Omega Common Stock issued to such Shareholder on the Closing Date pursuant to this Agreement bears to the total number of shares of Omega Common Stock issued to all Shareholders on the Closing Date pursuant to this Agreement.

          (b) Shapansky agrees to protect, defend, indemnify, and hold harmless Shareholders against and in respect of (i) any and all Losses as and when incurred, occasioned by any breach, falsity or failure of any of the representations, warranties, or covenants of Acquiror herein contained, or contained in or any other document executed and delivered by Acquiror to Shareholders or the Companies in connection with this Agreement, and (ii) if not otherwise covered by item (i) hereof, any taxes due and any penalties, interest, costs and charges incurred in connection with the preparation and filing of any tax returns after closing that cover any periods prior to Closing.

          (c) Promptly after receipt by Acquiror or Shareholders of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above, such party (the "Indemnitee") shall notify the party from whom indemnification is claimed (the "Indemnitor"), but the failure of such Indemnitee to notify the Indemnitor with respect to a particular action, proceeding, or investigation shall not relieve the Indemnitor from any obligation or liability (i) which it may have pursuant to this Agreement if the Indemnitor is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to the Indemnitee, and the fees and expenses of such counsel. shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding, or investigation for which the Indemnitor assumes the defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) the Indemnitor shall have failed promptly to assume the defense of such action, proceeding, or investigation and employ counsel reasonably satisfactory to the Indemnitee, or (iii) in the reasonable judgment of the Indemnitee there may be one or more defenses available to the Indemnitee which are not available to the Indemnitor with respect to such action, claim, or proceeding, in which case the Indemnitor shall not have the right to assume the defense of such action, proceeding, or investigation on behalf of the Indemnitee. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration.

     9.3 Time Limitation. If the Closing occurs, no Indemnitor will have any liability (for indemnification or otherwise) with respect to any claim under this Article IX (other than any claim for a breach of representations or warranties of the Companies contained in Section 2.11 or, as it may apply to any environmental laws, statutes or regulations, Section 2.15, and of Acquiror in Sections 3.13, 3.23, or, as it may apply to any environmental laws, statutes or regulations, Section 3.17) unless on or before one year from Closing an Indemnitee notifies all Indemnitors of the claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Indemnitee. The time period within which to assert any claims hereunder with respect to tax matters shall be the date of the expiration of the period of limitations within which the taxing authority must assert a claim or assessment against the Companies, in the case of any breach of Section 2.11, or Acquiror, in the case of any breach of Section 3.13. There shall be no termination of the time in which a claim for indemnification may be asserted hereunder with respect to any breach of any representation or warranty relating to any environmental liability or claim.

     9.4 Limitations on Amount. Indemnitors hereunder will have no liability (for indemnification or otherwise) with respect to the matters described in this
Article IX until the total of all Damages with respect to such matters exceeds $10,000, and then only for the amount by which such amounts for which Indemnitors would otherwise be liable exceed $10,000. However, this Section 9.4 will not apply to any breach of any representations and warranties of which the Indemnifying Party or any Related Person had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Indemnitor or, in the case of the Acquiror, Shapansky, of any covenant or obligation, and Indemnitors will be liable for all damages with respect to such breaches.

     9.5 Remedies. The provisions of this Article IX shall not limit or impair any right or remedy arising from any breach of this Agreement. In addition to any other remedy provided by law or equity, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to the specific performance by the other of its obligations hereunder. All remedies, whether under this Agreement, or by law or as may otherwise be afforded to the Acquiror, Shareholders or the Companies, as the case may be, shall be cumulative.

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     10.1 Communications. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by telex or facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

          If to the Companies and/or Shareholders:

               Heater Specialists, Inc.
               3171 N. Toledo Ave.,
               Tulsa, OK  74115
               Primenergy, Inc.
               3172 N. Toledo Ave.,
               Tulsa, OK  74115

          With a copy to:

               Lynnwood R. Moore, Jr., Esq.
               Conner & Winters
               A Professional Corporation
               3700 First Place Tower
               15 East Fifth Street
               Tulsa, Oklahoma 74103

          If to Acquiror:

               Omega Development, Inc.
               9422 South College Place, Suite 222
               Tulsa, Oklahoma 74137

or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the next business day after delivery thereof to such courier service, those given by telex or facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the third business day after the date of deposit in the United States mail.

     10.2 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) without a writing among the parties.

     10.3 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to Shareholders, the Company, or the Acquiror upon any breach or default by the other under this Agreement shall impair any such right, power, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     10.4 Entire Agreement. This Agreement (together with the exhibits attached hereto) contains the entire understanding of the parties with respect to their respective subject matter and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein and therein. This Agreement specifically replaces and supersedes the Prior Agreement in its entirety.

     10.5 Headings. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

     10.6 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to conflict of laws.

     10.7 Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     10.8 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Acquiror will not incur any expenses in connection with this Agreement in excess of $5,000.00. Any expenses of Acquiror in excess of such amount shall be paid by Shapansky and/or other persons who are shareholders of Acquiror prior to Closing without any right of reimbursement or recovery from Acquiror after the Closing. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     10.9 Confidentiality. Between the date of this Agreement and the Closing Date, the parties hereto will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Companies and Acquiror to maintain in confidence, and not use to the detriment of another party or either Company any written, oral, or other information obtained in confidence from another party or either Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

Acquiror:

OMEGA DEVELOPMENT, INC., a
Nevada corporation


By \S\A. Paul Shapansky
  -------------------------------------
   A. Paul Shapansky, President

The Companies:

HEATER SPECIALISTS, INC., an
Oklahoma corporation


By \S\Don R. Mellott
  -------------------------------------
   Don R. Mellott, President

PRIMENERGY, INC., an Oklahoma corporation


By \S\Don R. Mellott
  -------------------------------------
   Don R. Mellott, Chairman of the Board

Shareholders (joining in this agreement for the purposes of making the representations and agreements specifically mentioned herein and for purposes of
Article IX hereof only):

Don R. Mellott Trust UID 22/nd/ day of May, 1995


By:\S\Don R. Mellott
   ------------------------------------
Name: Don R. Mellott
     ----------------------------------
Title: Trustee
      ---------------------------------

Janet K. Mellott Trust UID 22/nd/ day of May, 1995


By:\S\Janet K. Mellott
   ------------------------------------
Name: Janet K. Mellott
     ----------------------------------
Title: Trustee
      ---------------------------------


Don Hartman Little Revocable Living Trust UTA Dated January 16/th/, 1996


By:\S\Don H. Little
   ------------------------------------
Name: Don H. Little
     ----------------------------------
Title: Trustee
      ---------------------------------


Wanza Lavoyce Little Revocable Living Trust UTA Dated January 16/th/, 1996


By:\S\Wanza L. Little
   ------------------------------------
Name: Wanza L. Little
     ----------------------------------
Title: Trustee
      ---------------------------------


\S\William Alan Jackson
---------------------------------------
William Alan Jackson, an individual


\S\Seth Anderson
---------------------------------------
Seth Anderson, an individual


\S\Darrell L. Raymond
---------------------------------------
Darrell L. Raymond, an individual


\S\James H. Dorough
---------------------------------------
James H. Dorough, an individual

\S\A. Paul Shapansky
---------------------------------------
A. Paul Shapansky, an individual (joining in this agreement for the purposes of Article IX hereof only)

                                                                       EXHIBIT G

                       SHAREHOLDER INFORMATION STATEMENT


                              INCENTIVE STOCK PLAN

                               PRIMENERGY, INC.
                           1997 INCENTIVE STOCK PLAN


1.   Preamble.
     --------

     PRIMENERGY, INC., an Oklahoma corporation ("the Company"), hereby establishes the PRIMENERGY, INC. 1997 INCENTIVE STOCK PLAN (the "Plan") as a means whereby the Company may, through awards of stock options and restricted stock:

            (a) provide Officers, Directors and key employees who have substantial responsibilities for the direction and management of the Company and its Subsidiaries, as well as consultants to the Company, with additional incentive to promote the success of the businesses of the Company and its Subsidiaries;

            (b) enable such employees to acquire equity interests in the Company; and

            (c) enable the Company to attract and retain the services of key employees upon whose judgment and effort the successful conduct of its operations is largely dependent.

     Except as specifically provided herein, the provisions of the Plan do not apply to or affect any option, stock appreciation right, or stock heretofore or hereafter granted under any other stock or stock option plan of the Company or any Subsidiary, and all such options, stock appreciation rights or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2.   Definitions.
     -----------

     2.01 "Administrator" shall mean that person designated by the Board from time to time to administer the Awards made under the Plan, which designation shall be communicated to the Participants in writing.

     2.02 "Award" shall mean a grant of an Option or the award of Restricted Stock under the Plan.

     2.03 "Award Agreement" shall mean an agreement between the Company and a Participant which evidences the grant of an Option and/or the award of Restricted Stock to a Participant and sets forth the terms and conditions of such Option and/or Restricted Stock.

     2.04 "Board" or "Board of Directors" means the board of directors of the Company.

     2.05 "Change in Control" means the occurrence of any one of the following events other than the Reorganization:

            (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(7) of the Exchange Act, except the Participant, his affiliates and associates, the Company, or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), or any employee benefit plan of the Company or of any Subsidiary (each such individual, entity or group shall hereinafter be referred to as a "Person")) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case; or

            (b) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

            (c) Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Company Common Stock and Company voting securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

            (d) (i) Consummation of a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.06 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

     2.07 "Common Stock" means the common stock of the Company, $.01 par value per share.

     2.08 "Company" means Primenergy, Inc., an Oklahoma corporation, and any successor thereto.

     2.09   "Director(s)" means a member or members of the Board.

     2.10 "Disability" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

     2.12   "Fair Market Value" means for the relevant day:

            (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price on the composite tape of that exchange on the day Fair Market Value is to be determined;

            (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ System"), then the last sale price for Common

     Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

            (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Board in its discretion based upon the best available date.

     2.13 "Incentive Stock Option" or "ISO" means an Option that complies with the terms and conditions set forth in Section 422 of the Code and is designated as an ISO at the time of its grant.

     2.14 "Officer" means a corporate officer of the Company or any Subsidiary or affiliate of the Company.

     2.15 "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

     2.16 "Option Date" means the date upon which an Option is granted, or Restricted Stock is awarded, to a Participant under the Plan.

     2.17 "Option Price" means the price per share at which an Option may be exercised.

     2.18 "Participant" means an individual, or to the extent permitted as contemplated at Section 5 hereof, the account of an individual, to whom an Option or Restricted Stock has been granted under the Plan.

     2.19 "Plan" means the Primenergy, Inc. 1997 Incentive Stock Plan herein and as from time to time amended.

     2.20 "Reorganization" means the corporate reorganization and combination planned by and among Primenergy, Inc., Heater Specialists, Inc., and Omega Development, Inc.

     2.21 "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan and subject to the restrictions contained or authorized in Section 7 hereof.

     2.22 "Securities Act" means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

     2.23 "Subsidiary" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

     2.24   "Termination of Employment" means:

            (a) with respect to an employee, when the employee's employment relationship with the Company and all of its Subsidiaries is terminated, regardless of any severance arrangements. A transfer from the Company to a Subsidiary or affiliate of the Company or a Subsidiary, or vice versa is not a termination of employment for purposes of the Plan;

            (b) with respect to a consultant, when the consultant's consulting relationship with the Company is terminated either due to the termination of any consulting agreement, or otherwise, regardless of the fact that no employment relationship exists; or

            (c) with respect to an Officer or Director, when such individual is no longer serving as an Officer or Director of the Company, as a consultant to or employee of the Company and any of its Subsidiaries.

     2.25   Rules of Construction.

            (a) Governing Law. The construction and operation of the Plan are governed by the laws of the State of Oklahoma.

            (b) Undefined Terms. Unless the context requires another meaning, any term not specifically defined in the Plan has the meaning given to it by the Code.

            (c) Headings. All headings in the Plan are for reference only and are not to be utilized in construing the Plan.

            (d) Gender. Unless clearly appropriate, all nouns of either gender refer indifferently to persons of either gender.

            (e) Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

            (f) Severability. If any provision of the Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.   Stock Subject to the Plan.
     -------------------------

One Hundred (100) shares of the Company's Common Stock (or such greater number of shares that equals ten percent (10%) of the issued and outstanding shares of Omega Development, Inc. common stock after giving effect to the STOCK ADJUSTMENT and the Reorganization) have been reserved for issuance under this Plan. Such shares of Common Stock may be newly issued shares or shares from the Company's Treasury. Such number of shares available under this Plan shall be increased automatically without further action by the Board of Directors or shareholders of the Company to that number which, when added to the number of shares subject to Options granted under this Plan and any other stock plan(s) of the Company equals ten percent (10%) of the issued and outstanding shares of Common Stock at such time(s) as the Company issues additional shares of Common Stock (excluding for purposes of determining the number of shares available under this Plan and the time(s) of such automatic increases all shares of Common Stock issued pursuant to this Plan and any other stock plan(s) of the Company and all shares of Common Stock in the Company's Treasury). Options may be: (a) Incentive Stock Options, (b) other forms of statutory stock options, or (c) nonstatutory (non-qualified) options.

4.   Administration.
     --------------

     The Plan shall be administered by the Board. In addition to any other powers set forth in the Plan, the Board has the exclusive authority:

            (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

            (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

            (c) subject to the express provisions of the Plan, to determine the individuals who will receive Awards of Options and/or Restricted Stock, the times when they will receive them, the number of shares to be subject to each Award and the Option Price, payment terms, payment method, and expiration date applicable to each Award;

            (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards of Options and/or Restricted Stock;

            (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards of Options and/or Restricted Stock as it may deem necessary or advisable;

            (f) to determine the form in which tax withholding under Section 14 of the Plan will be made; and

            (g) to amend the Plan or any Option or Restricted Stock granted or awarded hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

5.   Eligible Participants.
     ---------------------

     Subject to the provisions of the Plan, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are Officers, Directors, key employees and consultants of the Company or any Subsidiary who shall be in a position, in the opinion of the Board, to make contributions to the growth, management, protection, and success of the Company and its Subsidiaries. Of those persons described in the preceding sentence, the Board may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Board may give consideration to the functions and responsibilities of the person, to the person's contributions to the Company and its Subsidiaries, the value of the individual's service to the Company and its Subsidiaries and such other factors deemed relevant by the Board. In the event and to the extent authorized by the United States Departments of Treasury and Labor, the Company 401(k) Plan account of an employee of the Company or a Subsidiary may also be a Participant, the Board may grant Options to such account and, to the extent such account is a Participant, the Options in such an account shall be subject to all of the terms and provisions of the Plan as if the Options had been granted to the individual for whom the account is maintained.

6.   Terms and Conditions of Options.
     -------------------------------

     The Board may, in its discretion, grant Options to any Participant under the Plan. Each Option shall be evidenced by a written agreement between the Company and the Participant. Unless the Board at the time of grant specifically designates Options granted under the Plan as Incentive Stock Options, all Options granted under the Plan shall be non-statutory options. Each Option agreement, in such form as is approved by the Board, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan as the Board may deem appropriate:

            (a) Option Period. Each Option granted under the Plan shall be for such period as is established by the Board, except that each ISO shall expire no later than ten years after the Option Date. Where Options are exercisable in installments, the right to purchase any shares shall be cumulative, so that when the right to purchase any shares has matured, such shares may be purchased thereafter until the expiration of the Option. The Board shall have the power to accelerate the exercisability of installments for any Option granted under the Plan.

            (b) Option Price. At the time when the Option is granted, the Board will fix the Option Price; provided, however, that except as provided herein at Section 6(c)(i), the Option Price shall be no less than the Fair Market Value on the Option Date.

            (c) Other Option Provisions. The form of Option authorized by the Plan may contain such other provisions as the Board may from time to time determine, including:

                 (i) "Discounted Options" which may be granted to any Participant. A "Discounted Option" is an Option having an Option Price per share (i) less than the Fair Market Value at the Option Date provided such Option Price shall not be less than 50% of the Fair Market Value at the Option Date, or (ii) in the case of Directors, equal to the Fair Market Value at the Option Date, less the amount of salary or Director's fees elected (at least six months before the commencement of the calendar or fiscal year with respect to which such fees will be earned) by a Director to be received in the form of Options (the "deferred amount") divided by the number of shares subject to the Option. Discounted Options shall not be forfeitable under any provision of the Plan and shall be exercisable until the third anniversary of the Participant's Termination of Employment;

                 (ii) "Reload Options" which may be granted only to Directors and employees of the Company or a Subsidiary. A "Reload Option" is an Option automatically granted to a Participant pursuant to the terms of an Award Agreement upon the delivery (actual, constructive or by attestation) of shares of Common Stock to pay any required withholding tax in respect of the exercise of an Option (the "delivered shares"). Such Reload Option entitles the Participant to purchase (at an option price equal to the Fair Market Value at the time of such delivery) a number of shares of Common Stock equal to the number of delivered shares. Reload Options shall be subject to all of the terms of the Plan and the Award Agreement in respect to which they are granted, including the Option Period for the Option exercised by delivery of the delivered shares, and shall not be exercisable before the earlier of one year after their grant or the day before the expiration of such Option Period. In the discretion of the Board, Reload Options granted on the exercise of ISO's may be ISO's or non-qualified options.

            (d) Incentive Stock Options. ISO's may only be granted to employees of the Company or of a Subsidiary. No more than One Hundred (100) shares of common stock of the Company may be issued upon the exercise of ISO's granted under this Plan and no ISO may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company. The aggregate Fair Market Value (determined as of the Option Date of the ISO) of the Common Stock with respect to which ISO's are first exercisable by a Company or Subsidiary employee during any calendar year under all Option plans of the Company shall not exceed $100,000. An ISO granted to an employee who, at the time the ISO is granted, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or a Subsidiary thereof shall have an exercise price equal to not less than 110 percent (110%) of the Fair Market Value on the Option Date. Notwithstanding any other provision of this Plan, an ISO shall not be transferable or assignable otherwise than by will or the laws of descent and distribution. Any Participant who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the Option Date of the Option under which the shares were acquired or (ii) within one year after the acquisition of such shares shall notify the Company of such disposition and of the amount realized. Failure by a Participant to so notify the Company of such a disposition of shares shall entitle the Company to treat the shares of Common Stock issued to such Participant as void ab initio or to recover from the Participant the greater of the value of the shares disposed of as of the date of disposition or the value of the shares disposed of as of the date the Company learns of such disposition from either (ii) any amounts due to such Participant from the Company or a Subsidiary, or (ii) otherwise. the Company may, at its discretion, place a legend noting the possible consequences of a Participant's failure to provide such disposition notice on shares of Common Stock delivered upon the exercise of an ISO.

            (e) No person shall have any rights of a shareholder with respect to any shares to be delivered upon the exercise of an Option until such time as such Option is validly exercised.

7.   Terms and Conditions of Restricted Stock Awards.
     -----------------------------------------------

     The Board, in its discretion, may grant Restricted Stock to any Participant under the Plan, the purchase price of which shall be established by the Board, which purchase price may be financed by the Company on terms established by the Board. Each grant of Restricted Stock shall be evidenced by an Award Agreement between the Company and the Participant. All shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate:

            (a) Restrictions on Transfer. Shares of Restricted Stock awarded to Participants shall contain such restrictions on transfer as the Board may determine in its sole discretion. Except as permitted under Section 12 of the Plan, shares of Restricted Stock awarded to Participants may not be sold or transferred before such restrictions on transfer lapse, and may only be pledged to the Company or any Subsidiary to satisfy any obligations that the Participant may have to the Company or the Subsidiary with respect to the acquisition of such shares of Restricted Stock. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, the certificates for any shares of Restricted Stock the restrictions on which have lapsed will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Board for such purpose or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the 30-day period after such restrictions shall lapse.

            (b) Certificates Deposited With Company. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Primenergy, Inc. 1997 Incentive Stock Plan and an agreement entered into between the registered owner and Primenergy, Inc. Copies of such Plan and agreement are on file at the principal office of Primenergy, Inc."

            (c) Shareholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a shareholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

            (d) Dividends. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

8.   Manner of Exercise of Options; Deferral of Receipt of Shares.
     ------------------------------------------------------------

            (a) To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) or his assignee (as contemplated at Section 12 hereof) must give written notice to the Administrator, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock held by the Participant, his executor, administrator, or assignee, and having an aggregate Fair Market Value, as determined as of the close of business on the day on which such Option is exercised, equal to the Option Price, (iii) if permitted by the Board, a promissory note in the amount of the Option Price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Board may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (iv) if authorized by the Board in the Award Agreement for the Option being exercised, by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, (v) if authorized by the Board in the Award Agreement for the Option being exercised, by the withholding by the Company, pursuant to a written election delivered by the Participant, his executor, administrator, or assignee, to the Administrator on or prior to the date of exercise, from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a Fair Market Value as of the close of business on the day on which such Option is exercised equal to such Option Price, (vi) by constructive delivery ("attestation") of shares of Common Stock held by the Participant, his executor, administrator, or assignee, and having an aggregate Fair Market Value, as determined as of the close of business on the day of exercise, equal to the Option Price effected through providing the Company with a notarized statement on or before the day of exercise attesting to the number of shares owned by the Participant, his executor, administrator, or assignee, that will serve as the Option Price payment shares, or (vii) as authorized by the Board in the Award Agreement for the Option being exercised, by a combination of such methods. The Option Price may also be paid in shares of Common Stock which were received by the Participant, his executor, administrator, or assignee, upon the exercise of one or more Options or as an award of Restricted Stock under the Plan; provided, however, that in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of said Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted were at the time of their submission plus any additional restrictions that may be imposed by the Board.

            (b) A Participant (but not his executor, administrator or assignee) may elect to defer the receipt of a portion of the shares of Common Stock (the "Deferred Shares") deliverable upon the exercise of a non-qualified Option provided such Participant (i) delivers to the Board a written election (a "Deferral Election") to defer the receipt of shares of Common Stock, in such form and with such terms as the Board determines, no later than six months before the date of exercise of an Option as to which the receipt of a portion of the shares of Common Stock is to be deferred, (ii) pays the Option Price payable upon such exercise by delivery, or by attestation, to the Company of shares of Common Stock as provided at Section 8(a) hereof, and (iii) is employed by the Company or a Subsidiary at the time of exercise of such Option. Only the number of shares otherwise deliverable upon exercise of a non-qualified Option in excess of the number of shares of Common Stock delivered in payment of the Option Price upon any exercise of such Option shall be Deferred Shares. Any such Deferral Election shall be revocable only upon the delivery of a superseding Deferral Election for the shares subject to a Deferral Election. Upon the exercise of an Option subject to a Deferral Election, that number of shares of Common Stock which, but for such Deferral Election, would be deliverable upon such exercise shall be issued to the Company for the benefit of the Participant and credited to a bookkeeping account (a "Unit Account") in the name of the Participant. Each Participant's Unit Account will be credited with all non-cash property either distributed in respect of any Deferred Shares, credited to such account or into which any Deferred Shares credited to such Unit Account are converted. All cash distributed in respect of a Participant's Deferred Shares or into which a Participant's Deferred Shares are converted shall be delivered to such Participant as soon as is reasonably practical after such distribution or conversion. No Participant shall be entitled to vote the Deferred Shares and instead such shares shall be voted by the Secretary of the Company on behalf of such Participant on all matters on which the holders of Common Stock are entitled to vote in the same manner as a majority of the shares of Common Stock are voted.

9.   Vesting.
     -------

     A Participant may not exercise an Option until it has become vested. The portion of an Option Award that is vested depends upon the vesting restrictions, if any, established by the Board for such Option at the time of its grant and the period that has elapsed since the Option Date.

10.  Change in Control.
     -----------------

     Notwithstanding the provisions of Sections 6 and 7 or anything contained in a Participant's agreement to the contrary, upon a Change in Control, all Options and/or Restricted Stock shall be subject to the following:

            (a) The restrictions and limitations applicable to any Options shall lapse, and such Options shall become free of all restrictions and become fully vested to the full extent of the original grant.

            (b) The Company shall have the right to acquire from Participants their vested Options for which the value, as established in the Change in Control, of the Common Stock issuable upon exercise thereof is greater than the Option Price by payment of the amount by which the price per share of Common Stock, as established in the Change in Control, exceeds the Option Price; and

            (c) All Restricted Stock shall become free of all restrictions and be fully vested and transferable.

11.  Adjustments to Reflect Changes in Capital Structure.
     ---------------------------------------------------

     If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or Restricted Stock, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 11, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

12.  Non-Transferability of Options and Restricted Stock; Limited Exception to
     -------------------------------------------------------------------------
     Transfer Restrictions.
     ---------------------

            (a) Unless otherwise expressly provided in this Section 12, by applicable law or by any Award Agreement, as the same may be amended, evidencing the grant or award of Restricted Stock or Options: Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the person to whom such Awards were granted or awarded (a "Recipient"); and amounts payable or shares issuable pursuant to Awards shall be delivered only to or for the account of a Recipient.

            (b) Except as precluded by any applicable law, the Board may permit Awards to be transferred to and exercised by and paid to certain persons or entities related to the Recipient, including, but not limited to members of the Recipient's immediate family

     (parents, grandparents, children, grandchildren, spouse, siblings), charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Recipient's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration other than nominal consideration.

            (c) The exercise and transfer restrictions in this Section 12 shall not apply to:

                 (i) transfers to the Company;

                 (ii) the designation of a beneficiary to receive benefits in the event of the Recipient's death or, if the Recipient has died, transfers to or exercise by the Recipient's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

                 (iii) transfers pursuant to a domestic relations order;

                 (iv) if the Recipient has suffered a disability, permitted transfers or exercises on behalf of the Recipient by his or her legal representative; or

                 (v) the authorization by the Board of "cashless exercise"
            procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Board.

            (d)  In the event of a transfer of an Award pursuant to Subsection
     (b) or (c) of this Section 12, the Recipient will remain liable for any taxes (including withholding and social security taxes) due upon or as a consequence of the exercise of or lapse of any restrictions in respect of an Award and neither the Company nor the Board shall have any obligation to provide notice to a transferee of any event or information that has, will or could in any way affect an Award or its exercise.

13.  Rights as Shareholder.
     ---------------------

     No person shall have any rights of a shareholder as to shares of Common Stock subject to an Award under the Plan until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. Upon exercise of the Award or any portion thereof, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official shareholder records, except as provided herein or in an Agreement.

14.  Withholding Tax.
     ---------------

     Upon the exercise of an Option, or the lapse of restrictions on Restricted Stock, requiring tax withholding, the Participant will be required to pay to the Company for remittance to the appropriate taxing authorities an amount necessary to satisfy the employee's portion of federal, state and local taxes, if any, incurred by reason of the exercise of an Option or the lapse of such restrictions. A Participant may elect to have any tax withholding obligation incurred upon the exercise of or lapse of restrictions in respect of an Award satisfied by payment of cash by the Participant, by the withholding of cash otherwise due the Participant, or, except in the case of ISO's, by the withholding of shares of Common Stock issuable upon such occurrence and having an aggregate Fair Market Value on the day prior to the day of exercise or lapse sufficient to satisfy the applicable tax withholding requirement; provided, however, that if the Participant elects to have shares of Common Stock withheld from the shares deliverable upon such exercise or lapse, a Participant's election must be delivered to the Administrator in writing on or prior to the date of exercise of the Options or lapse of restrictions with respect to Restricted Stock.

15.  Termination of Employment.
     -------------------------

     In the event of a Participant's Termination of Employment, the following rules shall apply:

            (a) Resignation in order to assume employment, approved by the Company's Chief Executive Officer, with a governmental, charitable or educational institution, or business entity affiliated with the Company:

            When a Participant resigns to assume employment, approved by the Company's Chief Executive Officer, with a governmental, charitable or educational institution, or business entity in which the Company has an equity interest, the Board may (i) authorize the continuation of Options granted or Restricted Stock awarded prior to termination as if the Participant were still employed by the Company and (ii) permit the exercise of such Options or lapse of restrictions in respect of Restricted Stock during periods after such Termination of Employment, but not beyond the original expiration date of the Option. Such actions will not be authorized to the extent they would cause outstanding ISOs to be considered to have been modified for purposes of Section 424(h) of the Code. Unless the Board determines otherwise, termination of such approved employment, except to rejoin the Company or accept other employment which would qualify under this paragraph (a), or divestiture by the Company of its equity interest in such business entity, shall be treated as a termination of employment pursuant to paragraph (b), (c) or (d) of this
     Section 15.

            (b) Termination of Employment for any reason other than death, disability or resignation for approved employment pursuant to paragraph (a) above:

            Any Option or Restricted Stock shall expire forthwith; provided, however, that with the approval of the Board evidenced by a writing signed by an executive officer of the Company other than the Participant, unvested Options may be accelerated to vest immediately, any Options exercisable at the time of such termination may be exercised up to a date after such termination that is determined by the Board, but not exceeding five years from the date of such termination and not beyond the date the Option otherwise would have expired in accordance with the Award Agreement evidencing such Option and/or the restrictions on Restricted Stock may be eliminated so that such Restricted Stock is free of such restrictions at the time of Termination of Employment and not forfeited upon such Termination of Employment.

            (c)  Death of a Participant:

            A Participant's estate or beneficiaries shall have a period up to the later of one year after the Participant's death or the expiration date specified in the Award Agreement within which to exercise the Option; provided, however, in the case of ISO's, the Participant's estate or beneficiaries may exercise an Option only until the expiration date specified in the Award Agreement. Any Option may be immediately exercised in full by the Participant's estate or beneficiaries. In the event the Participant's estate is closed with exercisable Options then unexercised, the rights under this paragraph shall pass by will or the laws of descent and distribution. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before such Participant's death.

            (d)  Disability of a Participant:

            In the event of a Participant's Disability during employment, the Participant, or his or her guardian or legal representative shall have a period up to the expiration date specified in the Award Agreement within which to exercise the Option; provided, however, in the case of ISO's, the Participant, or his or her guardian or legal representative shall have a period up to the earlier of the expiration date or one year after the Participant's Termination of Employment within which to exercise the Option. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before the Termination of Employment of such Participant.

16.  Cancellation of Option Grants and Restricted Stock.
     --------------------------------------------------

            (a) After Termination of Employment. If there is a Termination of Employment with respect to a Participant for any reason other than death, and, pursuant to paragraph (a), (b) or (d) of Section 15, one or more Options have not yet expired or the restrictions pertaining to Restricted Stock have not lapsed, the Board, in its sole discretion, which may be delegated to the Chief Executive Officer of the Company or to the Chairman of the Board, may cancel any such Options at any time prior to the exercise thereof or declare forfeited any such Restricted Stock before the related restrictions lapse unless the following conditions are met:

                 (i) The Participant shall not render services for any
            organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company. The judgment of the Chief Executive Officer shall be based on the Participant's positions and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant's assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as such stock or securities are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business.

                 (ii) The Participant shall not, without prior written
            authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either prior to or after such Participant's Termination of Employment.

            (b) Before Termination of Employment. The Board, in its sole discretion, which may be delegated to the Chief Executive Officer of the Company or to the Chairman of the Board, may cancel any Options held by a person or reduce the number thereof at any time prior to the exercise thereof or declare forfeited a part or all of any shares of Restricted Stock awarded to a Participant under the following circumstances:

                 (i) The Participant's conduct either in connection with his or her employment by the Company or otherwise is deemed inimical to the interests of the Company.

                 (ii) The Participant's employment responsibilities with the
            Company are reduced or altered and the Board determines that the Participant would not have been granted the Options or awarded the shares of Restricted Stock, or such number of Options or shares of Restricted Stock, had the Participant's employment responsibilities been at the reduced or altered level at the time of the grant or award of such Options or shares of Restricted Stock.

17.  No Right To Employment.
     ----------------------

     Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18.  Amendment of the Plan.
     ---------------------

     Except as provided in this Section 18, the Board of Directors may amend, modify, suspend or discontinue this Plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law. Except for any adjustments pursuant to Section 11, the Board of Directors may not (a) increase the maximum number of shares that may be issued under the Plan, except with the approval of the shareholders of the Company, (b) decrease the exercise price with respect to any Option previously granted, or (c) delegate the administration of this Plan to any committee.The Board may from time to time amend or revise the terms of the Plan in whole or in part and may without limitation, adopt any amendment deemed necessary.

19.  Notice.
     ------

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Administrator, if so required under the Plan, and otherwise to the Chairman of the Board or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of such Administrator, Chairman or the Chief Executive Officer.

20.  Company Benefit and Compensation Plans.
     --------------------------------------

     Nothing contained in the Plan shall prevent any Participant prior to death, or the Participant's dependents or beneficiaries after the Participant's death, from receiving, in addition to any Options or Restricted Stock provided for under the Plan, any salary, incentive or perfor mance plan Awards, payments under a Company retirement plan or other benefits that may be otherwise payable or distributable to such Participant, or to the Participant's dependents or beneficiaries under any other plan or policy of the Company or otherwise. To the extent permitted by law, grants of Options or awards of Restricted Stock under the Plan may be made in combination with, or as alternatives to, grants, awards or payments under other Company plans.

21.  Representations and Warranties.
     ------------------------------

     No person shall at any time have a right to be selected as a Participant in the Plan, nor having been selected as a Participant for one Award to be selected as a Participant for any other Award, and no person shall have any authority to enter into any agreement assuring such selection or making any warranty or representation with respect thereto. A Participant shall have no rights to or interest in any Option or Restricted Stock except as set forth herein.

22.  Unfunded Plan.
     -------------

     Insofar as it provides for grants of Options and awards of Restricted Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are or may become entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board be deemed to be a trustee of any Common Stock issuable or deliverable under the Plan. Any liability of the Company to a Participant with respect to a grant of Options or award of Restricted Stock under the Plan shall be based solely upon any contractual obligations that may be created by the Plan or an Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

23.  Shareholder Approval.
     --------------------

     The Plan and the validity of any Options granted or Restricted Stock awarded under the Plan shall only be valid if the shareholders of the Company approve the Plan within 12 months after the date the Plan is adopted by the Board.

24.  Conditions Upon Issuance of Shares.
     ----------------------------------

     An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and restrictions on Restricted Stock awarded shall not lapse until such time as the Plan has been approved by the shareholders of the Company and unless the Award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

25.  Effective Date and Termination of Plan.
     --------------------------------------

     25.1 Effective Date. The Plan is effective as of the of the date of its adoption by the Board of Directors, subject to its approval by the shareholders of the Company, pursuant to Section 23.

     25.2 Termination of the Plan. The Board may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options or Restricted Stock awarded before termination.

                                   * * * * *

     The undersigned, being the duly elected Secretary of Primenergy, Inc., does hereby certify that the foregoing Primenergy, Inc. 1997 Incentive Stock Plan was approved by the Board of Directors as of November, 1997 and by the sole shareholder of the Company on November, 1997.


                                                  ------------------------------
                                                                       Secretary